                         LEGG MASON HIGH YIELD PORTFOLIO
                   (a series of Legg Mason Income Trust, Inc.)

                 Supplement to the Prospectus dated May 1, 2006

         The Board of Directors of Legg Mason Income Trust, Inc. ("Board") has
approved an Agreement and Plan of Reorganization ("Plan") with respect to its series, Legg Mason High Yield Portfolio ("High Yield Portfolio"). Under the
Plan, High Yield Portfolio would transfer all of its assets and liabilities to
Legg Mason Partners High Income Fund ("High Income Fund"), a series of Legg
Mason Partners Income Funds. The investment adviser and principal underwriter of
High Income Fund are affiliates of the investment manager and principal underwriter of High Yield Portfolio.

         The Plan is subject to the approval of shareholders of High Yield
Portfolio. If the Plan is approved, shareholders of High Yield Portfolio would become shareholders of High Income Fund. The Plan provides for Primary Class and
Institutional Class shareholders of High Yield Portfolio to receive Class C and
Class Y shares, respectively, of High Income Fund equal in aggregate value to their High Yield Portfolio shares on the date of the transfer. High Yield
Portfolio would cease operations shortly thereafter. Under the Plan, the Board may terminate the proposed reorganization at any time prior to the closing date if, in the opinion of the Board, circumstances develop that make proceeding with the proposed reorganization inadvisable.

         A shareholder meeting date of October 4, 2006, has been set for shareholders of record of High Yield Portfolio as of August 10, 2006 to vote on the Plan. If the Plan is approved, it is anticipated that the proposed reorganization will be effected by March 2007. It is expected that additional details about the proposed reorganization will be sent to shareholders of High
Yield Portfolio along with proxy materials on or about August 22, 2006.

         You may continue to buy and redeem shares of High Yield Portfolio prior to the closing of the proposed reorganization. However, if the Plan is approved, sales of new shares of High Yield Portfolio are expected to be suspended approximately five days prior to the consummation of the proposed reorganization.

         If you have any questions concerning the proposed reorganization, please feel free to contact High Yield Portfolio at 1-800-822-5544.

                     THIS SUPPLEMENT IS DATED JULY 12, 2006

                          LEGG MASON INCOME TRUST, INC.
                   Legg Mason Limited Duration Bond Portfolio
                  Legg Mason Investment Grade Income Portfolio
                         Legg Mason High Yield Portfolio
                            Legg Mason Core Bond Fund

                 Supplement to the Prospectus dated May 1, 2006

The following information supplements the Mail and Fax options under the
Prospectus section "How to Redeem Your Shares" for those Institutional Class shareholders who hold their shares directly with the Funds.

1.       Beginning May 30, 2006, Institutional Class shareholders who hold their shares directly with the Funds should send their redemption orders, and all other correspondence relating to the maintenance of their accounts, to Boston Financial Data Services ("BFDS"), the Funds' transfer agent, at the following address:

                  Legg Mason Investor Services - Institutional
                  c/o BFDS
                  P.O. Box 8037
                  Boston, MA 02206-8037

2.       Beginning May 30, 2006, Institutional Class shareholders who hold their shares directly with the Funds and wish to redeem or exchange their shares via fax, should fax their requests to 781-796-3326.

 This supplement should be retained with your Prospectus for future reference.

                      This supplement is dated May 30, 2006

LMF-025(A)

                          LEGG MASON INCOME TRUST, INC.

                   Legg Mason Limited Duration Bond Portfolio
                  Legg Mason Investment Grade Income Portfolio
                         Legg Mason High Yield Portfolio
                 (Primary Class and Institutional Class Shares)
                                       and
                            Legg Mason Core Bond Fund
                             (Primary Class Shares)

                       STATEMENT OF ADDITIONAL INFORMATION

                                   May 1, 2006

This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the funds' Prospectus dated May 1, 2006, which has been filed with the U.S. Securities and Exchange Commission ("SEC"). The funds'
financial statements, notes thereto and the report of their independent registered public accounting firm are incorporated by reference from the funds'
annual report to shareholders into (and are therefore legally part of) this SAI.
A copy of the Prospectus or the annual report may be obtained without charge from the funds' distributor, Legg Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544 (Primary Class shares) or 1-888-425-6432 (Institutional
Class shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

--------------------------------------------------------------------------------
         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.
--------------------------------------------------------------------------------

                            DESCRIPTION OF THE FUNDS

         Legg Mason Income Trust, Inc. ("Corporation") is a diversified open-end management investment company established as a Maryland corporation on April 28,
1987. Legg Mason Limited Duration Bond Portfolio ("Limited Duration"), Legg
Mason Investment Grade Income Portfolio ("Investment Grade"), Legg Mason High
Yield Portfolio ("High Yield") and Legg Mason Core Bond Fund ("Core Bond") are
separate series of the Corporation (each, a "fund"). Prior to August 31, 2004,
Limited Duration was known as Legg Mason U.S. Government Intermediate Term
Portfolio.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Limited Duration's investment objective is to maximize total return, consistent with prudent investment management by investing to obtain an average modified duration of the fund that will range within 25% of the duration of the
Merrill Lynch 1-3 Year Treasury Index. Investment Grade's investment objective is to seek a high level of current income through investment in a diversified portfolio of debt securities. Core Bond's investment objective is to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain an average modified duration expected to range within 20%
of the duration of the domestic bond market as a whole (normally three to six years, although this may vary) as measured by Western Asset Management Company, the fund's investment adviser. High Yield's investment objective is to seek high current income and, secondarily, capital appreciation. The investment objective of each fund is non-fundamental and may be changed by the Corporation's Board of
Directors ("Board of Directors") without shareholder approval upon 60 days'
prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations, that cannot be changed except by a vote of its shareholders:

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33 1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls.

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act").

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests.

4.       Senior Securities: Each fund may not issue senior securities, except as permitted under the 1940 Act Laws, Interpretations and Exemptions.

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests.

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities.

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment limitation on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing: Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities: Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent the fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments. (High Yield does not intend to make short sales against the box in excess of 5% of its net assets during the coming year).

                                       2

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) the fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) the fund may make margin payments in connection with foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectus or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in the value of portfolio securities, in the asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain required asset coverage and adequate liquidity.

         Each fund may not change its policy to invest at least 80% of its net assets, plus any borrowing for investment purposes, in the type of securities suggested by its name as described in the prospectus ("Named Investments")
unless it provides shareholders with at least 60 days' written notice of such change. Each fund will consider an instrument, including a synthetic instrument, to be a Named Investment if, in the judgment of the Adviser, it has economic characteristics similar to a Named Investment. Such instruments would include, but are not limited to, futures contracts and related options, mortgage-related securities, asset-backed securities, reverse repurchase agreements and dollar rolls.

                         INVESTMENT STRATEGIES AND RISKS

The following applies to all of the funds, unless otherwise indicated:

Yield Factors and Ratings

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") and other nationally recognized statistical rating organizations ("NRSROs") are private services that provide ratings of the credit quality of obligations. Investment grade bonds are generally considered to be those bonds rated at the time of purchase within one of the four highest grades assigned by S&P or Moody's. A fund may use these ratings in determining whether to purchase, sell or hold a security. These ratings represent Moody's and S&P's opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, obligations with the same maturity, interest rate and rating may have different market prices. A description of the ratings assigned to corporate debt obligations by S&P and Moody's is included in Appendix A.

         Credit rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value.
Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates. Subsequent to its purchase by a fund, an issue of obligations may cease to be rated or its rating may be reduced below the minimum rating required for purchase by that fund. The adviser will consider such an event in determining whether a fund should continue to hold the obligation, but is not required to dispose of it.

         In addition to ratings assigned to individual bond issues, the adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial condition of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of interest and principal.

                                       3

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. When a fund loans a security to another party, it runs the risk that the other party will default on its obligation, and that the value of the collateral will decline before the fund can dispose of it.

         These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. In the event of the bankruptcy of the other party to a securities loan, a fund could experience delays in recovering the securities lent. To the extent that, in the meantime, the value of the collateral had decreased or the securities that were lent increased, a fund could experience a loss.

         Each fund will enter into securities loan transactions only with financial institutions that the adviser believes to present minimal risk of default during the term of the loan. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund presently does not intend to loan more than 5% of its portfolio securities at any given time.

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and U.S.
dollar denominated money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S.
Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date. The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less, but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days` duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system. Each fund may also engage in "tri-party" repurchase agreements, where an unaffiliated third party custodian maintains accounts to hold collateral for the fund and its counterparties.

                                       4

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Reverse Repurchase Agreements and Dollar Rolls

         A reverse repurchase agreement is a portfolio management technique in which a fund temporarily transfers possession of a portfolio instrument to another person, such as a financial institution or broker-dealer, in return for cash. At the same time, the fund agrees to repurchase the instrument at an agreed-upon time (normally within seven days) and price, which includes an amount essentially equivalent to an interest payment.

         A fund may engage in reverse repurchase agreements as a means of raising cash to satisfy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio investments. A fund may also engage in reverse repurchase agreements in order to reinvest the proceeds in other securities or repurchase agreements. Such a use of reverse repurchase agreements would constitute a form of leverage.

         The funds may also enter into dollar roll transactions in which a fund sells a fixed income security for delivery in the current month and simultaneously contracts to purchase substantially similar (same type, coupon and maturity) securities at an agreed upon future time. By engaging in the dollar roll transaction the fund forgoes principal and interest paid on the security that is sold, but receives the difference between the current sales price and the forward price for the future purchase. The fund would also be able to invest the proceeds of the securities sold.

         When a fund reinvests the proceeds of a reverse repurchase agreement or dollar roll in other securities, any fluctuations in the market value of either the securities the fund is committed to purchase from the other party or the securities in which the proceeds are invested would affect the market value of the fund's assets. As a result, such transactions could increase fluctuation in the fund's net asset value. If a fund reinvests the proceeds of the agreement or dollar roll at a rate lower than the cost of the agreement or dollar roll, engaging in the agreement or dollar roll will lower the fund's yield.

         Any reverse repurchase agreement or dollar roll that extends for more than seven days may be considered illiquid and, if so, would be subject to a fund's limit on investments in illiquid securities of 15% of net assets.

         To avoid potential leveraging effects of reverse repurchase agreements and dollar rolls, each fund will segregate cash or other appropriate liquid securities with a value at least equal to the fund's obligation under the agreements or dollar rolls.

         Although the funds do not consider dollar rolls to be borrowings within the meaning of their non-fundamental investment limitations, certain regulators may consider dollar rolls as borrowings for some purposes.

Warrants

         Although not a fundamental policy subject to shareholder vote, each fund may not invest more than 5% of the value of its net assets, taken at the lower of cost or market value, in warrants or invest more than 2% of the value of such net assets in warrants not listed on the New York or American Stock
Exchanges. With respect to High Yield, this restriction does not apply to warrants attached to, or sold as a unit with, other securities. For purposes of this restriction, the term "warrants" does not include options on securities, stock or bond indices, foreign currencies or futures contracts.

                                       5

Mortgage-Related Securities

         Mortgage-related securities represent an ownership interest in a pool of residential mortgage loans. These securities are designed to provide monthly payments of interest and, in most instances, principal to the investor. The mortgagor's monthly payments to his/her lending institution are "passed-through"
to investors such as a fund. Most issuers or poolers provide guarantees of payments, regardless of whether or not the mortgagor actually makes the payment.
The guarantees made by issuers or poolers are backed by various forms of credit, insurance and collateral. They may not extend to the full amount of the pool.

         Pools consist of whole mortgage loans or participations in loans. The majority of these loans are made to purchasers of one- to four-family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, a fund may purchase pools of variable-rate mortgages, growing-equity mortgages, graduated-payment mortgages and other types.

         All poolers apply standards for qualification to lending institutions which originate mortgages for the pools. Poolers also establish credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

         The majority of mortgage-related securities currently available are issued by governmental or government-related organizations formed to increase the availability of mortgage credit. The largest government-sponsored issuer of mortgage-related securities is Government National Mortgage Association
("GNMA"). GNMA certificates ("GNMAs") are interests in pools of mortgage loans insured by the Federal Housing Administration or by the Farmer's Home
Administration ("FHA") or guaranteed by the Veterans Administration ("VA").
Fannie Mae and Freddie Mac each issue pass-through securities that they respectively guarantee as to principal and interest. Securities issued by GNMA and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         The average life of mortgage-related securities varies with the maturities and the nature of the underlying mortgage instruments. For example,
GNMAs tend to have a longer average life than Freddie Mac participation certificates ("PCs") because there is a tendency for the conventional and privately insured mortgages underlying Freddie Mac PCs to repay at faster rates than the FHA and VA loans underlying GNMAs. In addition, the term of a security may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages through refinances or otherwise. The occurrence of mortgage prepayments is affected by various factors, including the level of interest rates, general economic conditions, the location and age of the mortgaged property and other social and demographic conditions.

         In determining the dollar-weighted average maturity of a fund's portfolio, the adviser will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that a different prepayment rate is likely. For example, where a GNMA has a high interest rate relative to the market, that GNMA is likely to have a shorter overall maturity than a GNMA with a market rate coupon. Moreover, the adviser may deem it appropriate to change the projected average life for a fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder of the mortgage-related security with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a

                                       6

security representing an interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates.

         Although the market for mortgage-related securities issued by private organizations is becoming increasingly liquid, such securities may not be readily marketable. Each fund will not purchase mortgage-related securities for which there is no established market or any other investments which the adviser deems to be illiquid if, as a result, more than 15% of the value of the fund's net assets would be invested in such illiquid securities and investments.

Step Down Preferred Securities

         Some of the securities purchased by Investment Grade and High Yield may also include step down perpetual preferred securities. These securities are issued by a real estate investment trust ("REIT") making a mortgage loan to a single borrower. The dividend rate paid by these securities is initially relatively high, but "steps down" yearly. The securities are subject to call if the REIT suffers an unfavorable tax event and to tender by the REIT's equity holders in the 10th year; both events could be on terms unfavorable to the holder of the preferred securities. The value of these securities will be affected by changes in the value of the underlying mortgage loan. The REIT is not diversified, and the value of the mortgaged property may not cover its obligations. Step down perpetual preferred securities are considered restricted securities under the 1933 Act.

Asset-Backed Securities

         Asset-backed securities are structurally similar to mortgage-backed securities, but are secured by an interest in a different type of receivable.
Asset-backed securities therefore present certain risks that are not presented by mortgage-related debt securities or other securities in which a fund may invest. Primarily, these securities do not have the benefit of the same security interest in the related collateral.

         Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit agreements.
The value of such securities partly depends on loan repayments by individuals, which may be adversely affected during general downturns in the economy. Like mortgage-related securities, asset-backed securities are subject to the risk of prepayment. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities, however, is greater than in the case of mortgage-backed securities.

         Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

                                       7

U.S. Government Obligations

         U.S. Government securities include (1) U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S.
Treasury bonds (maturities generally greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities that are supported by any of the following: (a) the full faith and credit of the U.S.
Government (such as GNMA certificates); (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Government (such as obligations of the Federal Home Loan Banks); (c) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities (such as securities issued by Fannie Mae); or (d) only the credit of the instrumentality (such as securities issued by Freddie Mac). In the case of obligations not backed by the full faith and credit of the United
States, a fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Neither the U.S. Government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue. Therefore, the market value of such securities will fluctuate in response to changes in interest rates.

Variable and Floating Rate Securities

         Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

         A fund may invest in floating rate debt instruments ("floaters") and engage in credit-spread trades. The interest rate on a floater is a variable rate that is tied to another interest rate, such as a corporate bond index or
Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a fund with a certain degree of protection against rising interest rates, the fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         A fund may also invest in inverse floating rate debt instruments
("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

         A floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in some floaters is associated with greater volatility in their market values.

         With respect to purchasable variable and floating rate instruments, the fund's adviser will consider the earning power, cash flows and liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to a demand feature, will monitor their financial status to meet payment on demand. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the fund to dispose of a variable or floating rate note if the issuer defaulted on its payment obligation or during periods that the fund is not entitled to exercise its demand rights, and the fund could, for these or other reasons, suffer a loss with respect to such instruments. In determining average-weighted portfolio maturity, an instrument will be deemed to have a maturity equal to either the period remaining until the next interest rate adjustment or the time the fund can recover payment of principal as specified in the instrument, depending on the type of instrument involved.

                                       8

Commercial Paper and Other Short-Term Investments

         A fund may purchase commercial paper issued pursuant to the private placement exemption in Section 4(2) of the Securities Act of 1933. Section 4(2)
paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. The fund may or may not regard such securities as illiquid, depending on the circumstances of each case.

         A fund may also invest in obligations (including certificates of deposit, demand and time deposits and bankers' acceptances) of U.S. banks and savings and loan institutions. While domestic bank deposits are insured by an agency of the U.S. Government, a fund will generally assume positions considerably in excess of the insurance limits.

Corporate Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their short-term credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

Callable Debt Securities

         A debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, that fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objectives.

Inflation-Indexed Securities

         The funds may also invest in U.S. Treasury securities whose principal value is adjusted daily in accordance with changes to the Consumer Price Index
(also known as "Treasury Inflation-Indexed Securities"). Interest is calculated on the basis of the adjusted principal value on the payment date. The principal value of Treasury Inflation-Indexed Securities declines in periods of deflation, but holders at maturity receive no less than par. If inflation is lower than expected during the period a fund holds the security, the fund may earn less on it than on a conventional bond. Any increase in principal value is taxable in the year the increase occurs, even though the holders do not receive cash representing the increase at that time. Changes in market interest rates from causes other than inflation will likely affect the market prices of Treasury
Inflation-Indexed Securities in the same manner as conventional bonds.

Preferred Stocks and Convertible Securities

         A preferred stock pays dividends at a specified rate and has preference over common stock in the payment of dividends and the liquidation of an issuer's assets, but is junior to the debt securities of the issuer in those same respects. The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in an issuer's creditworthiness than are the prices of debt securities. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Under ordinary circumstances, preferred stock does not carry voting rights.

                                       9

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

         Many convertible securities are rated below investment grade or, if unrated, are considered to be of comparable quality by the advisers.

         Investment Grade does not intend to exercise conversion rights for any convertible security it owns and does not intend to hold any security which has been subject to conversion.

Lower-Rated Securities

         Non-investment grade securities, i.e., securities rated below Baa by
Moody's and/or BBB by S&P or comparable ratings of other NRSROs or unrated securities of comparable quality, are described as "speculative" by Moody's and
S&P and may be subject to greater market fluctuations and greater risk of loss of income or principal, including a greater possibility of default or bankruptcy of the issuer of such securities, than are more highly rated debt securities.
Such securities are commonly referred to as "junk bonds." A fund's adviser seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions and will monitor the ratings of securities held by the funds and the creditworthiness of their issuers. If the rating of a security in which a fund has invested falls below the minimum rating in which the fund is permitted to invest, the fund will either dispose of that security within a reasonable time or hold the security for so long as the fund's adviser determines appropriate for that fund, having due regard for market conditions, tax implications and other applicable factors.

         A lower-rated debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, the fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objective because, for example, the fund may be able to reinvest the proceeds only in securities with lower yields or may receive a price upon sale that is lower than it would have received in the absence of the redemption. If a fund experiences unexpected net redemptions, it may be forced to sell its higher-rated securities, resulting in a decline in the overall credit quality of the fund's investment fund and increasing the exposure of the fund to the risks of lower-rated securities.

         At certain times in the past, the prices of many lower-rated securities declined, indicating concerns that issuers of such securities might experience financial difficulties. At those times, the yields on lower-rated securities rose dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuers' financial restructuring or default. There can be no assurance that such declines will not recur.

                                       10

         The ratings of Moody's and S&P represent the opinions of those agencies as to the quality of the debt securities that they rate. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. If securities are rated investment grade by one rating organization and below investment grade by others, a fund's investment adviser may rely on the rating that it believes is more accurate and may consider the instrument to be investment grade. Each fund's Adviser will consider a security's quality and credit rating when determining whether such security is an appropriate investment. Subject to its investment objective, policies and applicable law, a fund may purchase a security with the lowest rating.

         The market for lower-rated securities may be thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold, and may make it difficult for a fund to obtain market quotations daily. If market quotations are not available, these securities will be valued by a method that the Board of Directors believe accurately reflects fair market value. Judgment may play a greater role in valuing lower-rated debt securities than is the case with respect to securities for which a broader range of dealer quotations and last-sale information is available. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

         Although the prices of lower-rated bonds are generally less sensitive to interest rate changes than are higher-rated bonds, the prices of lower-rated bonds may be more sensitive to adverse economic changes and developments regarding the individual issuer. Although the market for lower-rated debt securities is not new, and the market has previously weathered economic downturns, there has been in recent years a substantial increase in the use of such securities to fund corporate acquisitions and restructurings. Accordingly, the past performance of the market for such securities may not be an accurate indication of its performance during future economic downturns or periods of rising interest rates. When economic conditions appear to be deteriorating, medium- to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of the prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

         Adverse economic developments can disrupt the market for lower-rated securities and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities. Lower-rated securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. In addition, the secondary market for lower-rated securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, a fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Therefore, prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating a fund's net asset value.

Zero Coupon Bonds

         Zero coupon bonds are debt obligations that make no fixed interest payments but instead are issued at a significant discount from face value. Like other debt securities, the market price can reflect a premium or discount, in addition to the original issue discount, reflecting the market's judgment as to the issuer's creditworthiness, the interest rate or other similar factors. The original issue discount approximates the total amount of the interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Because zero coupon bonds do not make periodic interest payments, the prices of those bonds can be very volatile when market interest rates change.

         The original issue discount on zero coupon bonds must be included in a fund's gross income ratably as it accrues. Accordingly, to continue to qualify for tax treatment as a regulated investment company and to avoid a certain

                                       11

excise tax, a fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. See "Additional Tax
Information." These distributions must be made from a fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. Such sales could occur at a time that would be disadvantageous to a fund and when the fund would not otherwise choose to dispose of the assets.

Pay-In-Kind Securities

         Core Bond and Limited Duration may invest in pay-in-kind securities, which have some characteristics similar to those of zero coupon securities, but interest on such securities generally is paid in the form of the issuer's obligations of the same type rather than cash.

Trust Originated Preferred Securities

         The funds may also invest in trust originated preferred securities, a type of security issued by financial institutions such as banks and insurance companies. Trust originated preferred securities represent interests in a trust formed by a financial institution. The trust sells preferred shares and invests the proceeds in notes issued by the financial institution. These notes may be subordinated and unsecured. Distributions on the trust originated preferred securities match the interest payments on the notes; if no interest is paid on the notes, the trust will not make current payments on its preferred securities.
Trust originated preferred securities currently enjoy favorable tax treatment for the issuers. If the tax characterization of these securities were to change adversely, they could be redeemed by the issuers, which could result in a loss to a fund. In addition, some trust originated preferred securities are restricted securities available only to qualified institutional buyers under
Rule 144A.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days and restricted securities other than those the adviser has determined are liquid pursuant to guidelines established by the
Board of Directors and securities involved in swap, cap, floor, and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid securities than those for which a more active market exists.

         As described under "Private Placements," Limited Duration and
Investment Grade are also subject to a 5% limit on investments in restricted securities. Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A under the 1933 Act. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The adviser, acting pursuant to guidelines established by the Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for

                                       12

an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Such a fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, and in an amount not exceeding 5% of the value of the total assets of the fund at the time the borrowing is made, are not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, futures and forward contracts, short-options positions, and repurchase agreements.

Municipal Obligations

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. "General obligation" bonds are secured by the issuer's pledge of its faith, credit and taxing power. "Revenue" bonds are payable only from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source such as the corporate user of the facility being financed.
Private activity bonds ("PABs") are usually revenue bonds and are not payable from the unrestricted revenues of the issuer. The credit quality of PABs is usually directly related to the credit standing of the corporate user of the facilities. In addition, certain types of PABs are issued by or on behalf of public authorities to finance various privately operated facilities, including certain pollution control facilities, convention or trade show facilities, and airport, mass transit, port or parking facilities. A third type of municipal obligation popular in some areas is the municipal lease obligation, which is issued by a state or local government to acquire land, equipment or facilities and typically is not fully backed by the municipality's credit. If funds are not appropriated for the following year's lease payments, a lease may terminate, with the possibility of default on the lease obligation and significant loss to a fund.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating

                                       13

expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which other registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of the acquired investment company; (ii) securities issued by any one investment company having a value in excess of 5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         To the extent an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

Private Placements

         Each fund may acquire restricted securities in private placement transactions, directly from the issuer or from security holders, frequently at higher yields than comparable publicly traded securities. Privately-placed securities can be sold by each fund only (1) pursuant to SEC Rule 144A or another exemption; (2) in privately negotiated transactions to a limited number of purchasers; or (3) in public offerings made pursuant to an effective registration statement under the 1933 Act. Private or public sales of such securities by a fund may involve significant delays and expense. Private sales require negotiations with one or more purchasers and generally produce less favorable prices than the sale of comparable unrestricted securities. Public sales generally involve the time and expense of preparing and processing a registration statement under the 1933 Act and may involve the payment of underwriting commissions; accordingly, the proceeds may be less than the proceeds from the sale of securities of the same class which are freely marketable.

                                       14

Restrictions: Restricted securities will not be purchased by either Limited
Duration or Investment Grade if, as a result, more than the 5% of the fund's assets would consist of restricted securities.

The following information about futures and options applies to each fund as indicated:

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, and swaps, and Limited Duration and High Yield may also invest in forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments"), to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage Limited Duration's and High Yield's foreign currency exposure (including exposure to the euro) as well as other risks of these funds' investments that can affect their net asset values. The funds' adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time.

         As an operating policy, each fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since Limited Duration and High Yield are authorized to invest in foreign securities, each fund may purchase and sell foreign currency
(including the euro) derivatives.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that the fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If a fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         With respect to Core Bond, Limited Duration and High Yield, in addition to the instruments, strategies and risks described below, the adviser expects to discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These new opportunities may become available as the adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. The adviser may utilize these opportunities to the extent that they are consistent with the fund's investment objective and permitted by its investment limitations and applicable regulatory authorities.

                                       15

The fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The fund's Prospectus or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

     (1) Successful use of most Financial Instruments depends upon the adviser's ability to predict  movements of the overall  securities,  currency and interest rate markets,  which requires  different  skills than predicting  changes in the prices of individual  securities.  There can be no assurance that any particular strategy will succeed, and use of Financial  Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

     (2)  There  might  be an  imperfect  correlation,  or even no  correlation, between price  movements of a Financial  Instrument  and price  movements of the investments being hedged.  For example,  if the value of a Financial  Instrument used in a short hedge  increased by less than the decline in value of the hedged investment, the hedge would not be fully successful.  Such a lack of correlation might  occur due to  factors  unrelated  to the value of the  investments  being hedged, such as speculative or other pressures on the markets in which Financial
Instruments are traded. The effectiveness of hedges using Financial  Instruments on indices will depend on the degree of correlation  between price  movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     (3) If successful,  the above-discussed  strategies can reduce risk of loss by wholly or partially  offsetting  the  negative  effect of  unfavorable  price movements.  However,  such  strategies can also reduce  opportunity  for gain by offsetting the positive effect of favorable price movements.  For example,  if a fund entered into a short hedge  because the adviser  projected a decline in the price of a security  in the  fund's  portfolio,  and the price of that  security increased  instead,  the gain from that  increase  might be wholly or  partially offset by a decline in the price of the Financial  Instrument.  Moreover, if the price of the  Financial  Instrument  declined  by more than the  increase in the price of the security,  the fund could suffer a loss.  In either such case,  the fund would have been in a better position had it not attempted to hedge at all.

     (4) As  described  below,  a fund might be required to maintain  segregated assets as "cover," or make margin  payments when it takes positions in Financial
Instruments involving obligations to third parties (i.e.,  Financial Instruments other than purchased options).  If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such

                                       16

assets or accounts or make such payments until the position  expired or matured.
These requirements might impair a fund's ability to sell a portfolio security or make an investment  at a time when it would  otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

     (5) A fund's  ability to close out a  position  in a  Financial  Instrument prior to expiration or maturity  depends on the existence of a liquid  secondary market or, in the absence of such a market,  the ability and  willingness of the other party to the transaction (the  "counterparty") to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or a fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

                                       17

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives the fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

                                       18

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund, as the call writer, will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If the adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If the adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

                                       19

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. A fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, a fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by the adviser may still not result in a successful transaction. The adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

                                       20

         INDEX FUTURES - Limited Duration, High Yield and Core Bond only. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, the fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, the fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, the fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where the fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise, price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS -- High
Yield only. The fund may use options and futures contracts on foreign currencies
(including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which the fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that the fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes. The adviser may choose not to hedge any or all of the fund's exposure to foreign currencies.

         The fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements

                                       21

in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, the fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, the fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS -- High Yield only. The fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

         Such transactions may serve as long hedges; for example, the fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, the fund may sell a forward currency contract to lock in the U.S.
dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         The fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if the fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The fund could, in fact, lose money on both legs of the hedge, i.e., between the euro and proxy currency, and between the proxy currency and the dollar.

                                       22

         The fund also may use forward currency contracts to attempt to enhance income or yield. The fund could use forward currency contracts to increase its exposure to foreign currencies that the adviser believes might rise in value relative to the U.S. dollar or shift its exposure to foreign currency fluctuations from one country to another. For example, if the fund owned securities denominated in a foreign currency and the adviser believed that currency would decline relative to another currency, it might enter into a forward currency contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency.

         The cost to the fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on the adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change the fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the adviser anticipates. There is no assurance that the adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within

                                       23

the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS -- Limited Duration, High Yield and
Core Bond may enter into swaps, caps, floors, and collars, and Investment Grade may enter into swaps, to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The adviser and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid and Restricted Investments."

         Investment Grade does not intend to engage in swaps with a value equaling over 10% of its total assets. In addition, no more than 5% of the funds' assets can be exposed at any time through swaps with any one counterparty and each counterparty will have a minimum S&P rating of AA.

Yankee Bonds

     Each fund may invest in Yankee dollar  obligations,  which are U.S.  dollar denominated  securities  issued  by  foreign  corporations  and  traded  on U.S.
markets. Although U.S. dollar denominated, Yankee dollar obligations may possess

                                       24

some of the same  risks as those  associated  with  the  investment  in  foreign securities (see below).

The following investment policy applies only to Limited Duration, High Yield and
Core Bond:

Loan Participations and Assignments

         A fund may purchase an interest in loans originated by banks and other financial institutions. Policies of each of these funds limit the percentage of the fund's assets that can be invested in the securities of any one issuer or in issuers primarily involved in one industry. Legal interpretations by the SEC staff may require a fund, in some instances, to treat both the lending bank and the borrower as "issuers" of a loan participation to the fund. In combination, a fund's policies and the SEC staff's interpretations may limit the amount the fund can invest in loan participations.

         Although some of the loans in which a fund invests may be secured, there is no assurance that the collateral can be liquidated in particular cases, or that its liquidation value will be equal to the value of the debt. Borrowers that are in bankruptcy may pay only a small portion of the amount owed, if they are able to pay at all. Where a fund purchases a loan through an assignment, there is a possibility that the fund will, in the event the borrower is unable to pay the loan, become the owner of the collateral. This involves certain risks to the fund as a property owner.

         Loans are often administered by a lead bank, which acts as agent for the lenders in dealing with the borrower. In asserting rights against the borrower, a fund may be dependent on the willingness of the lead bank to assert these rights, or upon a vote of all the lenders to authorize the action. Assets held by the lead bank for the benefit of a fund may be subject to claims of the lead bank's creditors.

The following investment policies apply only to Limited Duration and High Yield:

Foreign Securities

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in foreign securities may be subject to less efficient settlement practices, including extended clearance and settlement periods. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

         The costs associated with investment in foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign securities transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended security purchases due to settlement problems could cause it to miss attractive investment opportunities.
Inability to dispose of a portfolio security due to settlement problems could result in losses to the fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

                                       25

Currency Fluctuations

         A fund may invest in the securities of foreign issuers that are denominated in foreign currencies and may temporarily hold uninvested cash in bank deposits in foreign currencies. The rate of exchange between the U.S.
dollar and other currencies is determined by several factors, including the supply and demand for particular currencies, central bank efforts to support particular currencies, the relative movement of interest rates, the pace of business activity in the other countries and the U.S. and other economic and financial conditions affecting the world economy.

         A decline in the value of any particular currency against the U.S.
dollar will cause a decline in the U.S. dollar value of a fund's holdings of securities and cash denominated in such currency and, therefore, will cause an overall decline in a fund's net asset value and any net investment income and capital gains derived from such securities to be distributed in U.S. dollars to shareholders of the fund. Moreover, if the value of the foreign currencies in which a fund receives its income falls relative to the U.S. dollar between receipt of the income and its conversion to U.S. dollars, that fund may be required to liquidate securities in order to make distributions if it has insufficient cash in U.S. dollars to meet distribution requirements.

Foreign Currency Warrants

         Foreign currency warrants entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S.
dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S.
dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that is inherent in the international fixed-income/debt marketplace. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction.

         Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised.

         The expiration date of the warrants may be accelerated if the warrants are delisted from an exchange or if their trading is suspended permanently, which would result in the loss of any remaining "time value" of the warrants
(i.e., the difference between the current market value and the exercise value of the warrants) and, in the case where the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation ("OCC"). Unlike foreign currency options issued by OCC, the terms of foreign currency warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political and economic factors.

                                       26

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund`s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund`s total assets and that does not represent more than 10%
of the issuer`s outstanding voting securities; and (3) at the close of each quarter of the fund`s taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or the securities (other than the securities of other RICs) or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (taxable as ordinary income, except that, for individual shareholders, the part of those dividends that is "qualified dividend income" (as described in the Prospectus) is taxable as net capital gain, at a maximum federal income tax rate of 15%) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemptions of Shares

         Dividends and other distributions a fund declares in October, November or December of any year that are payable to its shareholders of record on a date in one of those months will be deemed to have been paid by the fund and received by the shareholders on December 31 of that year if the fund pays the distributions during the following January. Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received

                                       27

deduction allowed to corporations. The eligible portion for purposes of the 15%
rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends the fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the 15% minimum rate or the dividends-received deduction, and it is not expected that a significant part of any fund's dividends will quality therefore.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor will pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption before that date of his or her fund shares held for more than one year will qualify for that maximum rate.

Financial Instruments

         The use of financial instruments, such as writing (selling) and purchasing options and futures contracts and, in the case of High Yield, entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith.
Gains from High Yield's disposition of foreign currencies (except certain gains that may be excluded by future regulations) -- and gains from options, futures and, in the case of High Yield, forward currency contracts a fund derives with respect to its business of investing in securities (or, in the case of High
Yield, foreign currencies) -- will be treated as qualifying income under the
Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle election," must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the

                                       28

sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of financial instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may apply to postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above. The regulations under section 1092 also provide certain "wash sale"
rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale"
rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any fund's transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Zero Coupon Bonds and Pay-In-Kind Securities

         Each fund may acquire zero coupon bonds or other debt securities issued with original issue discount ("OID") and/or Treasury Inflation-Indexed
Securities (on which principal is adjusted based on changes in the Consumer
Price Index). As a holder of those securities, a fund must include in its gross income the OID that accrues on those securities, and the amount of any principal increases on those Treasury securities, during the taxable year, even if it receives no corresponding payment on them during the year. Similarly, Limited
Duration and Core Bond each must include in its gross income securities it receives as "interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any accrued OID and other non-cash income, to satisfy the Distribution
Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

Foreign Taxes

         Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and

                                       29

the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The following applies only to High Yield:

Passive Foreign Investment Companies

         The fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least
75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock (collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to individuals' "qualified dividend income."

         If the fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" (`QEF"), then, in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         The fund may elect to "mark to market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over the fund's adjusted basis therein as of the end of that year. Pursuant to the election, the fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs).
The fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

Foreign Currencies

         Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time the fund accrues interest, dividends or other receivables or expenses or other liabilities denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of the fund's investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

                                       30

Future First(R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and the
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

         The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds, excluding those shares held in individual retirement accounts ("IRAs") or Coverdell Education Savings Accounts ("Coverdell
ESAs"). You should contact your financial adviser to determine if it offers a similar service.

         Primary Class Shareholders

         Primary Class shareholders having an account with a net asset value of
$5,000 or more may elect to make withdrawals of a minimum of $50 on a monthly basis. There are two ways to receive payment of proceeds of redemptions made through the Systematic Withdrawal Plan: (1) Check mailed by the funds' transfer agent - fund shares will be redeemed on the 25th of each month or the next business day and a check for the proceeds will be mailed within three business days; or (2) ACH to checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. You may change the monthly amount to be paid to you without charge by notifying the fund. You may terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the fund. Each fund, its transfer agent, and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

         Institutional Class Shareholders

         Shareholders of the fund's Institutional Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg
Mason Institutional Funds Systematic Withdrawal Plan. Receipt of payment of proceeds of redemptions made through the Systematic Withdrawal Plan will be wired through ACH to your checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days.
Requests must be made in writing to Legg Mason Institutional Funds to participate in, change or discontinue the Systematic Withdrawal Plan. You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

                                       31

         In General

         The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

         Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange")
(normally 4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the
Exchange was open.

         Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

         Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemptions

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services, as applicable to that fund, described in the
Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for a redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where the adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered

                                       32

the sale of securities by a fund to the party receiving the securities (except for tax purposes). Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some dealers and intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer or intermediary to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectus, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services. All other securities are valued at fair value as determined under procedures approved by the Board of
Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

            The Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. The Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by the Board of Directors upon the recommendations of the advisers. The Board of Directors will be provided with reports regarding any determinations made by the Chief Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       33

         Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'
fiscal year. Each of the Corporation's reports and its Form N-Q filings are available at the website of the SEC at www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         Non-Public Dissemination of Portfolio Holdings Information. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation has ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

                                       34

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker-dealer whom the adviser believed was misusing the disclosed information.

         The Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds' website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

    1-   A small number of portfolio holdings (including information that a fund no longer holds a particular security). However, information about a security may not be released if it could reasonably be seen to interfere with the current or future purchase or sale activities of the fund or is contrary to applicable law. In this respect, information about intended or ongoing transactions may not be released. However, such disclosure may not be made pursuant to ongoing arrangements with third parties to make such information available.

    2-   General information about the portfolio holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their

                                       35

attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to a conversion of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as a plan using separate IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2%
non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child`s education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

         For further information regarding any of the above-qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the

                                       36

recipient transfers the distribution directly to an "eligible retirement plan"
(including an IRA or other qualified retirement plan) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, the Board of Directors is responsible for management of the Corporation and provides broad supervision over its affairs.
The Corporation's officers manage the day-to-day operations of the Corporation under the general direction of the Board of Directors.

         The standing committees of the Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee meets at least twice a year with the Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating Committee meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on the Board of Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the Corporation is committed to the discretion of the Corporation's current directors who are not interested persons of the Corporation
("Independent Directors"). The Independent Directors Committee considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee met four times, the
Nominating Committee did not meet and the Independent Directors Committee met six times.

         The tables below provide information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

INDEPENDENT DIRECTORS:

Term of Office and Name, Length of Number of Funds (Year of Birth) and
Time in Fund Complex Principal Occupation(s) Position with Corporation
Served (1) Overseen Other Directorships Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Hearn, Ruby P. Since 2004 Director/Trustee None Senior Vice President
Emerita of The
(1940) of all Legg Mason Robert Wood Johnson Foundation
Director funds consisting (non-profit) since 2001. Formerly: of 20 portfolios. Senior Vice President of The Robert Wood Johnson Foundation
(1996-2001).
Lehman, Arnold L. Since 1987 Director/Trustee None Director of The
Brooklyn Museum of
(1944) of all Legg Mason Art since 1997; Trustee of American
Lead Independent Director funds consisting Federation of Arts since
1998. of 20 portfolios. Formerly: Director of The Baltimore Museum of
Art (1979-1997). 37
Masters, Robin J.W. Since 2002 Director/Trustee Chairman of the
Board of Retired. Director of Bermuda
(1955) of all Legg Mason Directors of Cap-a-Laige SMARTRISK
(non-profit) since 2001.
Director funds consisting Ltd. (management company for Formerly: Chief
Investment Officer of of 20 portfolios. charitable trust); Director ACE
Limited (insurance) (1986-2000). of Cheyne Capital International
Limited (investment advisory firm); Director of Cheyne Property
Holdings Limited (real estate).
McGovern, Jill E. Since 1989 Director/Trustee None Chief Executive
Officer of The Marrow
(1944) of all Legg Mason Foundation (non-profit) since 1993.
Director funds consisting Formerly: Executive Director of the of 20 portfolios. Baltimore International Festival (1991 - 1993); Senior
Assistant to the President of The Johns Hopkins University (1986-1990).
Mehlman, Arthur S. Since 2002 Director/Trustee Director of Municipal
Retired. Formerly: Partner, KPMG LLP
(1942) of all Legg Mason Mortgage & Equity, LLC. (international accounting firm)
Director funds consisting (1972-2002). of 20 portfolios;
Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.
O'Brien, G. Peter Since 2002 Director/Trustee Director of Technology
Retired. Trustee Emeritus of Colgate
(1945) of all Legg Mason Investment Capital Corp. University; Board
Member, Hill House,
Director funds consisting Inc. (residential home care). of 20 portfolios; Formerly: Managing Director, Equity Director/Trustee
Capital Markets Group of Merrill of the Royce Lynch & Co.
(1971-1999). Family of Funds consisting of 23 portfolios.
Rowan, S. Ford Since 2002 Director/Trustee None Consultant, Rowan &
Blewitt Inc.
(1943) of all Legg Mason (management consulting); Chairman,
Director funds consisting National Center for Critical Incident of 20 portfolios. Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999. 38
Tarola, Robert M. Since 2004 Director/Trustee None Senior Vice
President and Chief
(1950) of all Legg Mason Financial Officer of W. R. Grace &
Director funds consisting Co. (specialty chemicals) since 1999. of 20 portfolios. Formerly: Chief Financial Officer of MedStar Health, Inc.
(healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).
INTERESTED DIRECTORS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Curley Jr., John F. Since 1987 Chairman and None Chairman of the Board
of all Legg
(1939) Director/Trustee Mason Funds. Formerly: Vice d
Chairman and Director of all Legg Mason Chairman an Director of Legg
Mason, funds consisting Inc. and Legg Mason Wood Walker, of 20 portfolios. Incorporated (1982-1998); Director of Legg Mason Fund
Adviser, Inc. (1982-1998) and Western Asset Management Company
(1986-1998) (each a registered investment adviser).
Fetting, Mark R. President President and None Senior Executive Vice
President of
(1954) since 2001 Director/Trustee Legg Mason, Inc., Director and/or
President and Director and of all Legg Mason officer of various Legg
Mason, Inc. Director funds consisting affiliates since 2000. Formerly:
since 2002 of 20 portfolios; Division President and Senior Officer
Director/Trustee of Prudential Financial Group, Inc. of the Royce and
related companies, including fund Family of Funds boards and consulting services to consisting of 23 subsidiary companies (1991- 2000);
portfolios. Partner, Greenwich Associates; Vice President, T. Rowe
Price Group, Inc. 39
EXECUTIVE OFFICERS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Karpinski, Marie K. Since 1987 Vice President None Vice President and
Chief Financial
(1949) and Chief Officer of all Legg Mason Funds. Vice
Vice President and Chief Financial Officer President and Treasurer of
Legg Mason
Financial Officer of all Legg Mason Fund Adviser, Inc. and Western
Asset funds consisting Funds, Inc.; Treasurer and Principal of 20 portfolios. Financial and Accounting Officer of Western Asset Income
Fund, Western Asset Premier Bond Fund, Western Asset/Claymore U.S.
Treasury Inflation Protected Securities Fund, and Western
Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2.
Merz, Gregory T. Since 2003 Vice President None Vice President and
Deputy General
(1958) and Chief Legal Counsel of Legg Mason, Inc. since
Vice President and Chief Officer of all 2003. Formerly: Associate
General
Legal Officer Legg Mason funds Counsel, Fidelity Investments .
consisting of 20 (1993-2002) portfolios.
Olmert, Amy M. Since 2004 Vice President None Senior Vice President of
Legg Mason,
(1963) and Chief Inc. since 2004. Chief Compliance
Vice President and Chief Compliance Officer of Western Asset Funds,
Inc.,
Compliance Officer Officer of all Western Asset Income Fund, Western
Legg Mason funds Asset Premier Bond Fund, Western consisting of 20
Asset/Claymore U.S. Treasury portfolios. Inflation Protected Securities
Fund, and Western Asset/Claymore U.S. Treasury Inflation Protected
Securities Fund 2 since 2004. Formerly: Managing Director, Deutsche
Asset Management (1997-2004).
Wachterman, Richard M. Since 2004 Secretary of all None Associate
General Counsel of Legg
(1947) Legg Mason funds Mason, Inc. since 2004. Formerly:
Secretary consisting of 20 Managing Director, Victory Capital .
portfolios. Management, Inc (investment management) (1993-2003).
Morris, Erin K. Since 2006 Treasurer of Legg None Assistant Vice
President of Legg
(1966) Mason Mason & Co., LLC and Manager, Funds
Treasurer Fixed-Income Accounting, LMIS since 2005. Funds consisting
Assistant Treasurer of Western Asset of 7 portfolios. Income Fund,
Western Asset Funds, Inc., Western Asset/Claymore U.S. Treasury
Inflation Protected 40
 Securities Fund and Western Asset/Claymore U.S. Treasury
Inflation Protected Securities Fund 2. Formerly: Assistant Vice
President of Legg Mason Wood Walker, Incorporated (2002-2005) and
Manager, Funds Accounting, Legg Mason Wood Walker, Incorporated
(2000-2005).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Corporation on the basis of their employment with the funds' adviser or its affiliated entities (including the funds'
principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason Funds served by the director as of December 31,
2005:

                                                                                               Aggregate Dollar Range of
                                                                                               Shares in the Legg Mason
     Name of Director                    Dollar Range of Equity Securities in:                  Funds Owned by Director
     ----------------                    -------------------------------------                 ------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P.               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

Lehman, Arnold L.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Masters, Robin J.W.          Limited Duration Portfolio                        None
                             Investment Grade Income Portfolio                 None               $50,001 - $100,000
                             High Yield Portfolio                         $10,001-$50,000
                             Core Bond Fund                                    None

McGovern, Jill E.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Mehlman, Arthur S.           Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

                                       41

O'Brien, G. Peter            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Rowan, S. Ford               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Tarola, Robert M.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

INTERESTED DIRECTORS:

Curley, John F., Jr.         Limited Duration Portfolio                 $50,001 - $100,000           Over $100,000
                                                                               None
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund

Fetting, Mark R.             Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                        $10,001 - $50,000
                             Core Bond Fund                                    None

                                       42

         The following table provides certain information relating to the compensation of the Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

  Name of Person           Aggregate Compensation     Total Compensation from Legg   Total Compensation from Fund
   and Position               from Corporation*               Mason Funds**                    Complex***
   ------------               -----------------       -------------------------       --------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P. -                    $14,535****                   $75,000                         $75,000
Director

Lehman, Arnold L. -                    $16,575                    $85,000                         $85,000
Director

Masters, Robin J.W. -                  $14,280                    $73,750                         $73,750
Director

McGovern, Jill E. -                  $15,045****                  $77,500                         $77,750
Director

Mehlman, Arthur S. -                   $15,555                    $80,000                        $161,600
Director

O'Brien, G. Peter -                  $15,045****                  $77,500                        $159,100
Director

Rowan, S. Ford -                       $14,535                    $75,000                         $75,000
Director

Tarola, Robert M. -                   $14,535                     $75,000                         $75,000
Director

INTERESTED DIRECTORS:

Curley, John F., Jr. -
Chairman of the Board and             None                          None                           None
Director

Fetting, Mark R. -                    None                          None                           None
Director

*    Represents  compensation  paid to the directors by Legg Mason Income Trust,
     Inc. for the fiscal year ended December 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Legg  Mason  Funds.  During that period there were 12 open-end investment companies in the Legg Mason Funds, consisting  of 23 portfolios.

***  Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Fund  Complex.  The Fund  Complex includes the Legg Mason Funds and the 23 portfolios of The Royce Funds.

                                       43

**** The total  amount  of  deferred  compensation  accrued  by the  Corporation
     (including  earnings or depreciation in value of amounts  deferred) through the 2005 fiscal year for  participating  Directors  is as follows:  Ruby P.
     Hearn, $19,129; Jill E. McGovern, $38,873; and G. Peter O'Brien, $36,461.

         Officers and directors who are interested persons of the Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation.
Effective January 1, 2006, for serving as a director/trustee of all of the Legg
Mason mutual funds, each Independent Director receives an annual retainer of
$75,000 and a fee of $7,500 for each regularly scheduled meeting he or she attends. Individual Directors may elect to defer all or a portion of their fees through deferred compensation plans. The Lead Independent Director receives additional compensation of $18,000 annually. The Chair of the Audit Committee receives additional compensation of $10,000 annually. The Co-Chairs of the
Nominating Committee receive additional compensation of $5,000 in any year where the Committee is active. The Independent Directors review the level of director compensation periodically in order to determine if adjustments are appropriate.
This review is conducted in consultation with the fund's counsel and independent consultants, as appropriate. Changes in compensation will depend on, among other things, the number, type and size of funds in the complex, market changes in mutual fund director compensation, changes in the operational and regulatory environment, and changes in the oversight role played by the Independent
Directors.

         On March 31, 2006, the directors and officers of the Corporation beneficially owned in the aggregate less than 1% of any class of a fund's outstanding shares.

         On March 31, 2006, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of a fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o
Legg Mason Funds at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

---------------------------------------------- ------------------------------ -----------------

              NAME AND ADDRESS                          FUND/CLASS            % OF CLASS HELD
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Limited Duration*                   30.61%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Limited Duration*                   20.20%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------
Maril & Co fbo 77
C/o M&I Trust Co N.A.                          Limited Duration*                   18.40%
11270 West Park Place Ste. 400                 - Institutional Class
attn:  Mutual Funds
Milwaukee, WI 53224-3638
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Limited Duration*                   17.68%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Limited Duration*                   8.05%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Investment Grade                    27.98%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------

                                       44

---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               Investment Grade                    22.45%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Investment Grade                    18.49%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Investment Grade                    13.70%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Preservation Portfolio                         Investment Grade                    6.37%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Investment Grade                    6.31%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               High Yield                          37.88%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 High Yield                          21.47%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.                 High Yield
333 West 34th Street                           - Institutional Class               16.24%
New York, NY 10001-2402
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Balanced Portfolio                             - Institutional Class               15.61%
PO Box 1476
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Income Portfolio                               - Institutional Class               5.33%
PO Box 1476
Baltimore, MD
---------------------------------------------- ------------------------------ -----------------

                    THE FUNDS' INVESTMENT ADVISER AND MANAGER

         Legg Mason Fund Adviser, Inc. ("LMFA"), a Maryland corporation, 100
Light Street, Baltimore, Maryland 21202, is a wholly owned subsidiary of Legg
Mason, Inc. ("Legg Mason"), a financial services holding company, which is also the parent of LMIS. LMFA serves as the manager for each fund under separate management agreements (each a "Management Agreement"). Each Management Agreement provides that, subject to overall direction by the Board of Directors, LMFA will manage the investment and other affairs of each fund. Under each Management
Agreement, LMFA is responsible for managing the fund's portfolio of securities and for making purchases and sales of securities consistent with the 1940 Act,

                                       45

the Internal Revenue Code and investment objectives and policies described in the Prospectus and this SAI.

         LMFA is obligated to (a) furnish each fund with office space and executive and other personnel necessary for the operations of the fund; (b)
supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to the fund's shareholders;
(d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to the fund's officers and directors. In addition, the manager and its affiliates pay all compensation of directors and officers of the fund who are officers, directors or employees of
LMFA and/or its affiliates. Each fund pays all of its expenses which are not expressly assumed by LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, statements of additional information, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund`s distributor, compensation of the Independent Directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         LMFA has delegated the portfolio management functions for each fund to
Western Asset Management Company ("Adviser"). The Adviser, located at 385 East
Colorado Boulevard, Pasadena, CA 91101, is an affiliate of LMFA and serves as investment adviser to each fund under separate Investment Advisory Agreements
(each an "Advisory Agreement") between the Adviser and LMFA.

         LMFA receives for its services a management fee, calculated daily and payable monthly, at annual rates of each fund's average daily net assets according to the following:

-------------------------------------- -------------------------
Limited Duration                                0.45%
-------------------------------------- -------------------------
Investment Grade                                0.60%
-------------------------------------- -------------------------
High Yield                                      0.65%
-------------------------------------- -------------------------
Core Bond                                       0.45%
-------------------------------------- -------------------------

         Management fees are allocated among each class based on their pro rata share of fund assets.

         LMFA has contractually agreed to waive fees so that Limited Duration
Primary Class and Institutional Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% and 0.50%, respectively, of average daily net assets attributable to Primary Class and Institutional Class shares of the fund. These waivers will remain in effect until April 30, 2007. Limited Duration has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class and Institutional Class operating expenses to exceed 1.00% and
0.50%, respectively, of each classes average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

                                       46

         LMFA has contractually agreed to waive fees so that Core Bond Primary
Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% of average daily net assets attributable to Primary Class shares of the fund. This waiver will remain in effect until April 30, 2007. Core Bond has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class operating expenses to exceed 1.00% of its average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

         LMFA has voluntarily agreed to waive its fees to the extent that
Investment Grade total operating expenses attributable to Primary Class and
Institutional Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) exceed during any month an annual rate of 1.00% and
0.50%, respectively, of the fund's average daily net assets attributable to
Primary Class and Institutional Class shares of the fund. These agreements will expire on April 30, 2007, unless extended by LMFA. These waivers are voluntary and may be terminated at any time, but they are expected to continue until April
30, 2007.

         For the following fiscal years ended December 31, the funds incurred management fees of (prior to fees waived):

--------------------- ------------------- ------------------- ------------------
                             2005                2004               2003
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Limited Duration          $1,207,529         $1,584,557*         $2,051,668*
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Investment Grade          $2,442,613          $2,457,771         $2,342,238
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
High Yield                $1,253,700          $1,409,545         $1,343,651
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Core Bond                  $319,110            $171,062              N/A
--------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The fees  shown are those of the fund prior to the  change in  management  fee.
     These fees would have been  lower had the  current  management  fee been in effect during these periods.

         For the following fiscal years ended December 31, the following management fees were waived by LMFA:

-------------------- ------------------- ------------------- ------------------
                            2005                2004               2003
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Limited Duration          $409,910           $655,613*           $799,930*
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Investment Grade         $1,196,976          $1,102,270         $1,012,794
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Core Bond                 $242,856            $126,646              N/A
-------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The waivers shown are those of the fund prior to the change in management  fee.
     These waivers would have been lower had the current  management fee been in effect during these periods.

         Under each Management Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated or until the right is withdrawn in writing by LMFA.

         Under each Advisory Agreement, the Adviser is responsible, subject to the general supervision of LMFA and the Board of Directors, for the actual management of a fund's assets, including the responsibility for making decisions and placing orders to buy, sell or hold a particular security. For the Adviser's services to each fund, LMFA (not the fund) pays the Adviser a fee, computed daily and payable monthly, equal to the following:

                                       47

----------------------------- ---------------------------------------------
             Fund                          Advisory Fee
----------------------------- ---------------------------------------------
Limited Duration               0.20%, not to exceed the fee paid to LMFA
                                        (after any fee waivers)
----------------------------- ---------------------------------------------
Investment Grade                    40% of the fee received by LMFA
----------------------------- ---------------------------------------------
High Yield                          77% of the fee received by LMFA
----------------------------- ---------------------------------------------
Core Bond                           40% of the fee received by LMFA
----------------------------- ---------------------------------------------

         Effective October 1, 1994, the Adviser agreed to waive payments by LMFA with respect to Limited Duration in excess of 0.20% annually of Limited
Duration's average daily net assets. This does not affect the fee paid by the fund.

         For the fiscal years ended December 31, LMFA paid the following fees to the Adviser:

------------------------- -------------------- -------------------- -----------------------

          Fund                   2005                 2004                   2003
------------------------- -------------------- -------------------- -----------------------
Limited Duration               $536,680             $576,203               $746,061
------------------------- -------------------- -------------------- -----------------------
Investment Grade               $498,255             $542,200               $531,778
------------------------- -------------------- -------------------- -----------------------
High Yield                     $964,385            $1,084,255             $1,034,611
------------------------- -------------------- -------------------- -----------------------
Core Bond                       $30,502              $17,750                 N/A
------------------------- -------------------- -------------------- -----------------------

         Under each Advisory Agreement and Management Agreement, the Adviser and
LMFA, respectively, will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Advisory
Agreement or Management Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under the respective Agreement.

         Each Advisory Agreement and Management Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the Board of Directors, by vote of a majority of each fund's outstanding voting securities, by LMFA or by the Adviser, on not less than 60 days' notice to the respective fund and/or the other party(ies). Each Advisory Agreement terminates immediately upon any termination of the associated Management
Agreement or upon the mutual written consent of the Adviser, LMFA and each fund.

         The funds, LMFA, the Adviser and LMIS each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits them from taking unfair advantage of a fund or of investment opportunities that belong to a fund.

Portfolio Managers

Limited  Duration  Bond.  S. Kenneth  Leech,  Stephen A. Walsh,  James J. Flick,
Andrea A. Mack and Kevin K.  Kennedy  serve as  portfolio  managers  to  Limited
Duration Bond. The tables below provide information regarding other accounts for which  Messrs.  Leech,  Walsh,  Flick and Ms.  Mack have  day-to-day  management responsibility. Mr. Kennedy does not manage any other accounts.

                                       48

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                       49

James J. Flick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                  2               $303,350,215              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                4             $2,411,799,647              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                         78            $27,762,151,053               7                $2,212,892,045
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Andrea A. Mack
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                  3             $2,313,112,207              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                0                   $0                    None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        17             $5,553,162,693              None                    $0
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Investment  Grade Income.  S. Kenneth  Leech,  Stephen A. Walsh,  Jeffrey D. Van
Schaick and James V. Nelson  serve as  portfolio  managers to  Investment  Grade
Income. The tables below provide information  regarding other accounts for which they have day-to-day management responsibility.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                      50

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Jeffrey D. Van Schaick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

James V. Nelson
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       51

High Yield. S. Kenneth Leech, Stephen A. Walsh, Michael C. Buchanan,  Timothy J.
Settel and Ian R. Edmonds serve as portfolio  managers to High Yield. The tables below provide  information  regarding  other  accounts for which Messrs.  Leech,
Walsh,  Buchanan  and Edmonds have  day-to-day  management  responsibility.  Mr.
Settel does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Michael C. Buchanan
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3                 $743,675,226           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment               2               $2,133,931,956           None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        10              $1,405,273,133           None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

Ian R. Edmonds
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                None                $0                    None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        1             $46,053,223                None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       52

Core  Bond.  S.  Kenneth  Leech,  Stephen A.  Walsh,  Edward A.  Moody,  Carl L.
Eichstaedt  and Mark  Lindbloom  serve as portfolio  managers to Core Bond.  The tables below  provide  information  regarding  other  accounts for which Messrs.
Leech,  Walsh, Moody and Eichstaedt have day-to-day  management  responsibility.
Mr. Lindbloom does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Edward A. Moody
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3             $633,716,838               None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                       109             $20,218,156,228            11                $3,027,749,985
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       53

Carl L. Eichstaedt
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 6            $1,433,550,976              None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        87             $20,560,792,871            3                  $931,390,787
------------------------------- --------------- --------------------- ----------------------- ------------------------

         The numbers above reflect the overall number of portfolios managed by
Western Asset. Mr. Leech and Mr. Walsh are involved in the management of all the
Firm's portfolios, but they are not solely responsible for particular portfolios. Western's investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. The individuals that have been identified are responsible for overseeing implementation of the Firm's overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Potential Conflicts of Interest

         Potential conflicts of interest may arise in connection with the management of multiple accounts (including accounts managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a Portfolio's trades, investment opportunities and broker selection. Portfolio managers may be privy to the size, timing and possible market impact of a Portfolio's trades.

         It is possible that an investment opportunity may be suitable for both a Portfolio and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a Portfolio because the account pays a performance-based fee or the portfolio manager, the Advisers or an affiliate has an interest in the account. The Advisers have adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. All eligible accounts that can participate in a trade share the same price on a pro-rata allocation basis in an attempt to mitigate any conflict of interest. Trades are allocated among similarly managed accounts to maintain consistency of portfolio strategy, taking into account cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.

         With respect to securities transactions for the Portfolios, the
Advisers determine which broker or dealer to use to execute each order, consistent with their duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the Advisers may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a
Portfolio in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a Portfolio

                                       54

or the other account(s) involved. Additionally, the management of multiple
Portfolios and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Portfolio and/or other account.

         It is theoretically possible that portfolio managers could use information to the advantage of other accounts they manage and to the possible detriment of a Portfolio. For example, a portfolio manager could short sell a security for an account immediately prior to a Portfolio's sale of that security. To address this conflict, the Advisers have adopted procedures for reviewing and comparing selected trades of alternative investment accounts
(which may make directional trades such as short sales) with long only accounts
(which include the Portfolios) for timing and pattern related issues. Trading decisions for alternative investment and long only accounts may not be identical even though the same Portfolio Manager may manage both types of accounts.
Whether the Adviser allocates a particular investment opportunity to only alternative investment accounts or to alternative investment and long only accounts will depend on the investment strategy being implemented. If, under the circumstances, an investment opportunity is appropriate for both its alternative investment and long only accounts, then it will be allocated to both on a pro-rata basis.

         A portfolio manager may also face other potential conflicts of interest in managing a Portfolio, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a
Portfolio and the other accounts listed above.

Compensation of Portfolio Managers

         With respect to the compensation of the portfolio managers, Western's compensation system assigns each employee a total compensation "target" and a respective cap, which are derived from annual market surveys that benchmark each role with their job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results.

         Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

         In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of Western, and are determined by the professional's job function and performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered is a portfolio manager's investment performance versus appropriate peer groups and benchmarks. Because portfolio managers are generally responsible for multiple accounts (including the fund) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to Western, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to Western's business.

         Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason, Inc. stock options and long-term incentives that vest over a set period of time past the award date.

                                       55

As of December 31, 2005:

                                                                             Dollar range of fund
        Portfolio Manager                     Fund Managed               securities beneficially owned
---------------------------------- ------------------------------------ --------------------------------
---------------------------------- ------------------------------------ --------------------------------
        S. Kenneth Leech                  Limited Duration Bond                      None
        Stephen A. Walsh                  Limited Duration Bond                      None
         James J. Flick                   Limited Duration Bond                      None
         Andrea A. Mack                   Limited Duration Bond                      None
        Kevin K. Kennedy                  Limited Duration Bond                      None
        S. Kenneth Leech                 Investment Grade Income                     None
        Stephen A. Walsh                 Investment Grade Income                     None
     Jeffrey D. Van Schaick              Investment Grade Income                     None
         James V. Nelson                 Investment Grade Income                     None
        S. Kenneth Leech                       High Yield                            None
        Stephen A. Walsh                       High Yield                            None
       Michael C. Buchanan                     High Yield                            None
        Timothy J. Settel                      High Yield                            None
         Ian R. Edmonds                        High Yield                            None
        S. Kenneth Leech                        Core Bond                            None
        Stephen A. Walsh                        Core Bond                            None
         Edward A. Moody                        Core Bond                            None
       Carl L. Eichstaedt                       Core Bond                            None
         Mark Lindbloom                         Core Bond                            None

         The Legg Mason funds have developed proxy voting procedures whereby, subject to Board of Directors oversight, the advisers and/or sub-advisers that actually manage the assets of the fund are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation. For the following fiscal years ended December 31, each fund's portfolio turnover rates were as follows:

-------------------------------- ----------------------- ----------------------
             Fund                         2005                   2004
-------------------------------- ----------------------- ----------------------
       Limited Duration                   82%                    238%
-------------------------------- ----------------------- ----------------------
       Investment Grade                   51%                     75%
-------------------------------- ----------------------- ----------------------
          High Yield                      134%                   109%
-------------------------------- ----------------------- ----------------------
           Core Bond                      436%                   234%*
-------------------------------- ----------------------- ----------------------

                                       56

*        Not annualized.

         Each fund anticipates that its annual portfolio turnover rate may exceed 300%. The funds may sell fixed-income securities and buy similar securities to obtain yield and take advantage of market anomalies, a practice which increases the turnover rate. A high portfolio turnover rate will result in higher transaction costs paid by a fund. It may also increase the amount of net short-term capital gains, if any, realized by a fund. Variation in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder purchase or redemption orders or market conditions.

         The portfolio turnover for Limited Duration is dominated by three of the Adviser's portfolio strategies. Mortgage to Treasury Basis trades account for approximately 70% of the portfolio turnover, while agency to Treasury Basis trades account for approximately 10%. Term structure or curve views roughly account for the remaining 20%.

         Under each Advisory Agreement, the Adviser is responsible for the execution of portfolio transactions. Corporate and government debt securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, the Adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment, as described below, of higher brokerage commissions for agency transactions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, the Adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities
(including the services described below) and any risk assumed by the executing broker. Furthermore, the lack of a centralized mechanism for reporting bids, offers and transaction prices in fixed- income securities can at times make it difficult for the Adviser to discover the best available price.

         Consistent with the policy of most favorable price and execution, the
Adviser may give consideration to research, statistical and other services furnished by broker-dealers to the Adviser for its use, may place orders with broker-dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these broker-dealers a higher brokerage commission than may be charged by other broker-dealers or a higher transaction fee on so-called "riskless principal" trades in certain Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities;
advice as to the availability of securities or of purchasers or sellers of securities; and the provision of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to the Adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the
Adviser from broker-dealers executing orders for clients other than the funds may be used for the fund's benefit. The Adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         Each fund may use brokerage firms affiliated with the funds' investment adviser ("affiliated broker") as its broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution. Commissions paid to affiliated brokers will not exceed "usual and customary brokerage commissions." Rule 17e-1 under the 1940
Act defines "usual and customary" commissions to include amounts which are
"reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In the OTC market, a fund generally deals with responsible primary market-makers unless a more favorable execution can otherwise be obtained.

                                       57

         For the fiscal years ended December 31, the following funds paid commissions to broker-dealers who acted as agents in executing options and futures trades:

----------------------- ---------------- ---------------- -------------------
                             2005             2004               2003
----------------------- ---------------- ---------------- -------------------
Limited Duration*           $13,385         $100,290           $65,345
----------------------- ---------------- ---------------- -------------------
Investment Grade**          $34,695          $12,825            $6,755
----------------------- ---------------- ---------------- -------------------
Core Bond***                $33,600          $20,938             N/A
----------------------- ---------------- ---------------- -------------------

*    The decrease in commissions paid by Limited Duration during the past fiscal year  relative  to the prior  years was due to a decrease in the volume and frequency  of trades in the past year and by the effect of  somewhat  lower commission rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the funds' portfolio turnover rate.

**   The increase in commissions paid by Investment Grade during the past fiscal year  relative  to the prior years was due to an increase in the volume and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the funds' size.

***  The increase in  commissions  paid by Core Bond during the past fiscal year relative  to the  prior  year  was due to an  increase  in the  volume  and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

         For the fiscal years ended December 31,  2005, 2004 and 2003, no affiliated  brokers received  brokerage  commissions from the funds.

         Except as permitted by SEC rules or orders, no fund may buy securities from, or sell securities to, LMIS or its affiliated persons as principal, including so-called "riskless principal" trades. The Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act, whereby a fund may purchase securities that are offered in underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that a fund together with all other registered investment companies having the same investment adviser and all private accounts controlled by the same investment adviser may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each fund's Advisory Agreement expressly provides such consent.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by the Adviser. However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       58

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Distribution Agreements with each fund. Except as noted in the Prospectus, the
Corporation's shares are distributed in a continuous offering. Each Distribution
Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Distribution Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution and Shareholder Services Plan
("Plan") for Primary Class shares which, among other things, permits the fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares and for the provision of ongoing services to Primary Class shareholders. Payments are made only from assets attributable to Primary Class shares. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to Primary Class shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS' actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS' expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors, including a majority of the
Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Distribution Agreement ("12b-1 Directors"). In
approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund and its Primary
Class shareholders. The directors considered, among other things, the extent to which the potential benefits of each Plan to the fund`s Primary Class shareholders could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the Plan; and the extent to which the retention of assets and additional sales of the fund`s Primary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to LMFA.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase that fund`s level of expenses in the amount of such payments.
Further, the directors recognized that LMFA and the Adviser would earn greater management fees if a fund`s assets were increased, because such fees are calculated as a percentage of a fund`s assets and thus would increase if net assets increase. The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if the Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund`s Primary Class shares and to maintain and enhance the level of services they provide to a fund`s Primary
Class shareholders. These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its

                                       59

portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to each fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting Primary Class shares of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires shareholder approval; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement, shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the Plan and the purposes for which the expenditures were made.

         As compensation for its services and expenses, LMIS receives annual distribution fees equal to 0.25% and annual service fees equal to 0.25% of each fund's average daily net assets attributable to Primary Class shares in accordance with each Plan. The distribution and service fees are calculated daily and paid monthly.

         Pursuant to its Plan, Core Bond is authorized to pay LMIS distribution and service fees up to an annual rate of 0.75% of its average daily net assets.
Currently, the Board of Directors has limited payments under the Plan to 0.50%
of average daily net assets.

         For the fiscal year ended December 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of:

---------------------------------- --------------------------
Limited Duration                          $1,271,166
---------------------------------- --------------------------
Investment Grade                          $1,955,989
---------------------------------- --------------------------
High Yield                                 $910,080
---------------------------------- --------------------------
Core Bond                                  $354,567
---------------------------------- --------------------------

         For the period January 1, 2005 to November 30, 2005, Legg Mason Wood
Walker, Incorporated ("LMWW"), the funds' previous distributor, incurred the following expenses with respect to Primary Class shares of each fund:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales               $490,000          $739,000         $377,000         $237,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
                                    $264,000          $478,000         $265,000         $446,000
Advertising
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $62,000          $114,000          $64,000         $104,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and       $2,038,000        $2,718,000       $1,724,000       $1,315,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                     $2,854,000        $4,048,000       $2,431,000       $2,102,000
------------------------------- ------------------ ---------------- ---------------- ----------------

                                       60

         On December 1, 2005, LMIS became the distributor for the funds and the majority of actual sales of fund shares and servicing of shareholder accounts was performed by unaffiliated dealers. For the period December 1, 2005 to
December 31, 2005, LMIS incurred the following expenses in connection with
Primary Class share distribution and shareholder services:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales                $41,000           $65,000          $29,000          $24,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
Advertising                          $19,000           $37,000          $19,000          $28,000
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $5,000            $10,000          $5,000           $7,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and        $185,000          $247,000         $157,000         $120,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                      $250,000          $359,000         $210,000         $179,000
------------------------------- ------------------ ---------------- ---------------- ----------------

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's, LMIS' or their affiliates' efforts to distribute Primary
Class shares. They include an allocation among the funds and other financial products available through LMWW and LMIS financial advisers.

                            CAPITAL STOCK INFORMATION

         The Articles of Incorporation of the Corporation authorize issuance of
2,000,000,000 shares of common stock, par value $0.001 per share, and allow the
Board of Directors to create additional series (or portfolios), each of which may issue separate classes of shares. Limited Duration, Investment Grade and
High Yield currently offer two classes of shares -- Primary Class shares and
Institutional Class. Each class represents interests in the same pool of assets.

         Each share in a fund is entitled to one vote for the election of directors and any other matter submitted to a vote of fund shareholders. A separate vote is taken by a class of shares of a fund if a matter affects just that class. Fractional shares have fractional voting rights. Voting rights are not cumulative. All shares in the funds are full paid and nonassessable and have no preemptive or conversion rights.

         Shareholder meetings will not be held except where the 1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract and certain amendments to the plan of distribution pursuant to Rule 12b-1), at the request of a majority of the shares entitled to vote as set forth in the Bylaws of the Corporation, or as the
Board of Directors from time to time deems appropriate.

         THE FUNDS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street, P.O. Box 1713, Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS, P.O. Box 953, Boston, Massachusetts
02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc.
("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of

                                       61

their account will be charged a fee based upon the number of years researched.
Each fund reserves the right, upon 60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to
Institutional Class shareholders of the funds.

                         THE CORPORATION'S LEGAL COUNSEL

         Kirkpatrick & Lockhart  Nicholson  Graham LLP, 1601 K Street,  N.W.,
Washington,  D.C.  20006-1600,  serves as counsel to the Corporation.

         THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to the Corporation.

                              FINANCIAL STATEMENTS

         The Annual Report to Shareholders for the fiscal year ended December
31, 2005 contains the funds' financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, the funds' independent registered public accounting firm, all of which are hereby incorporated by reference herein.

                                       62

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") Ratings:

Long-Term Debt Ratings

         Aaa - Bonds which are rated Aaa are judged to be of the best quality.
They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

         Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

         A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

         Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured.
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics.

         Ba - Bonds which are rated Ba are judged to have speculative elements;
their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

         B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

         Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

                                      A-1

         C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

         Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category

Short-Term Debt Ratings

         Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

         Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

         Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

         Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

         AAA - An obligation rated AAA has the highest rating assigned by S&P.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB - An obligation rated BBB exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

         CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         CC - An obligation rated CC is currently highly vulnerable to nonpayment.

         C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         D - An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Plus (+) or minus (-)-The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

         p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

         * - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

         r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         N.R. Not rated.

Commercial Paper

         A-1. - A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

         A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-3

                                                                      APPENDIX B

                                LEGG MASON FUNDS
                              PROXY VOTING POLICIES
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting Policies and Procedures - The investment advisers and sub-advisers to the Legg Mason funds are responsible for managing the assets of the fund or funds they manage, including voting proxies. In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies and procedures that a fund will utilize with respect to proxy voting shall be the proxy voting policies and procedures of the adviser or sub-adviser that actually manages the assets of the fund. Each adviser or sub-adviser is responsible for maintaining all proxy voting records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                               Proxy Voting Policy

         LMFA delegates to each sub-adviser the responsibility for voting proxies for its funds, as applicable, to each sub-adviser through its contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds' Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy-voting responsibility for any of the funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser to vote proxies until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of LMFA (or its affiliates if such conflict is known to persons responsible for voting at LMFA) and any fund, the
Board of Directors of LMFA shall consider how to address the conflict and/or how to vote the proxies. LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                        Western Asset Management Company
                               Proxy Voting Policy

--------------------------- ---------------------------------------------------------------

Procedure:                   Proxy Voting
--------------------------- ---------------------------------------------------------------
Departments Impacted:        Investment Management, Compliance, Investment Support,
                             Client Services
--------------------------- ---------------------------------------------------------------
References:                  Western Asset Compliance Manual -Section R Proxy Voting
                             Investment Advisers Act Rule
                             206(4)-6 and Rule 204-2 ERISA
                             DOL Bulletin 94-2 C.F.R.
                             2509.94-2
--------------------------- ---------------------------------------------------------------
Effective:                   August 1, 2003
--------------------------- ---------------------------------------------------------------

                                   Background

         Western Asset Management Company ("Western Asset") has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers
Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

         In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc.
or any of its affiliates (other than Western Asset Management Company Limited)
regarding the voting of any securities owned by its clients.

                                     Policy

         Western Asset's proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of our clients. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Western
Asset's contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Western Asset deems appropriate).

                                   Procedures

Responsibility and Oversight

         The Western Asset Compliance Department ("Compliance Department") is
responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of
Investment Support ("Corporate Actions"). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

         Prior to August 1, 2003, all existing client investment management agreements ("IMAs") will be reviewed to determine whether Western Asset has authority to vote client proxies. At account start-up, or upon amendment of an
IMA, the applicable client IMA are similarly reviewed. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume

                                      B-3

responsibility for proxy voting. The Client Account Transition Team maintains a matrix of proxy voting authority.

Proxy Gathering

         Registered owners of record, client custodians, client banks and trustees ("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to Corporate Actions. Prior to August 1, 2003, Proxy
Recipients of existing clients will be reminded of the appropriate routing to
Corporate Actions for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy
Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy
Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western
Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

         Once proxy materials are received by Corporate Actions, they are forwarded to the Compliance Department for coordination and the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          Impacted accounts are checked to confirm Western Asset voting authority.

      c.          Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on
                  determining material conflicts of interest.)

      d.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Western Asset obtains the client's proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

      e.          Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio
                  managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures.
                  For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy
                  differently for different clients. The analyst's or portfolio manager's basis for their decision is documented and
                  maintained by the Compliance Department.

      f.          Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted
                  proxy as indicated in the proxy materials.

Timing

         Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

                                      B-4

P
Recordkeeping

         Western Asset maintains records of proxies voted pursuant to Section
204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

      a.          A copy of Western Asset's policies and procedures.

      b.          Copies of proxy statements received regarding client
                  securities.

      c.          A copy of any document created by Western Asset that was
                  material to making a decision how to vote proxies.

      d.          Each written client request for proxy voting records and
                  Western Asset's written response to both verbal and written client requests.

      e.          A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

                  Records are maintained in an easily accessible place for five years, the first two in Western Asset's offices.

Disclosure

         Western Asset's proxy policies are described in the firm's Part II of
Form ADV. Prior to August 1, 2003, Western Asset will deliver Part II of its revised Form ADV to all existing clients, along with a letter identifying the new disclosure. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

         All proxies are reviewed by the Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1.   Whether  Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.   Whether  Western  or an officer or  director  of Western or the  applicable portfolio  manager or analyst  responsible for  recommending the proxy vote
     (together,  "Voting  Persons") is a close  relative of or has a personal or business  relationship  with an  executive,  director  or  person  who is a candidate  for  director  of the  company  or is a  participant  in a proxy contest; and

3.   Whether there is any other business or personal relationship where a Voting
     Person  has a  personal  interest  in  the  outcome  of the  matter  before shareholders.

                                      B-5

                                Voting Guidelines

         Western Asset's substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

         Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I.       Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:
1.   Matters relating to the Board of Directors

     Western Asset votes proxies for the election of the company's nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

      a.                   Votes are withheld for the entire board of directors
                           if the board does not have a majority of independent
                           directors or the board does not have nominating,
                           audit and compensation committees composed solely of
                           independent directors.

      b.                   Votes are withheld for any nominee for director who
                           is considered an independent director by the company
                           and who has received compensation from the company
                           other than for service as a director.

      c.                   Votes are  withheld  for any nominee for director who
                           attends less than 75% of board and committee meetings
                           without  valid reasons for absences.

      d.                   Votes are cast on a case-by-case basis in contested
                           elections of directors.

2.   Matters relating to Executive Compensation

     Western Asset generally favors compensation programs that relate executive compensation to a company's long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

      a.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for stock option plans that will result in a
                           minimal annual dilution.

      b.                   Western Asset votes against stock option plans or
                           proposals that permit replacing or repricing of
                           underwater options.

                                      B-6

      c.                   Western Asset votes against stock option plans that
                           permit issuance of options with an exercise price
                           below the stock's current market price.

      d.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for employee stock purchase plans that limit
                           the discount for shares purchased under the plan to
                           no more than 15% of their market value, have an
                           offering period of 27 months or less and result in
                           dilution of 10% or less.

3.   Matters relating to Capitalization

     The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization except where
     Western Asset is otherwise withholding votes for the entire board of directors.

      a.                   Western Asset votes for proposals relating to the
                           authorization of additional common stock.

      b.                   Western Asset votes for proposals to effect stock
                           splits (excluding reverse stock splits).

      c.                   Western Asset votes for proposals authorizing share
                           repurchase programs.

4.   Matters  relating  to  Acquisitions,  Mergers,  Reorganizations  and  Other
     Transactions

     Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.   Matters relating to Anti-Takeover Measures

     Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to ratify or approve shareholder rights
                           plans.

      b.                   Western Asset votes on a case-by-case basis on
                           proposals to adopt fair price provisions.

6.   Other Business Matters

     Western Asset votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to amend a company's charter or bylaws.

      b.                   Western Asset votes against authorization to transact
                           other unidentified, substantive business at the
                           meeting.

II.  Shareholder Proposals
     SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Western Asset votes in

                                      B-7

     accordance with the recommendation of the company's board of directors on all shareholder proposals, except as follows:

1.   Western Asset votes for shareholder proposals to require
     shareholder approval of shareholder rights plans.

2.   Western Asset votes for shareholder proposals that are
     consistent with Western Asset's proxy voting guidelines for board-approved proposals.

3.   Western Asset votes on a case-by-case basis on other
     shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

III. Voting Shares of Investment Companies
     Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.   Western Asset votes on a case-by-case basis on proposals
     relating to changes in the investment objectives of an
     investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

2.   Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to
     adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV.  Voting Shares of Foreign Issuers
     In the event Western Asset is required to vote on securities held in foreign issuers -- i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.   Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.   Western Asset votes for shareholder proposals seeking to
     increase the independence of board nominating, audit and
     compensation committees.

3.   Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S.
     stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.   Western Asset votes on a case-by-case basis on proposals
     relating to (1) the issuance of common stock in excess of 20%
     of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common
     stock in excess of 100% of a company's outstanding common
     stock where shareholders have preemptive rights.

                                      B-8

     As filed with the Securities and Exchange Commission on April 27, 2006

                           1933 Act File No. 33-12092
                           1940 Act File No. 811-5029

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933             [X]
                                    Pre-Effective Amendment No:              [ ]
                                    Post-Effective Amendment No: 44          [X]

                                       and

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     [X]
                                Amendment No: 43

                          LEGG MASON INCOME TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)

                                100 Light Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, including Area Code: (410) 539-0000

                                   Copies to:

RICHARD M. WACHTERMAN, ESQ.                     ARTHUR C. DELIBERT, ESQ.
Legg Mason & Co., LLC                           Kirkpatrick & Lockhart Nicholson
100 Light Street                                Graham LLP
Baltimore, Maryland 21202                       1601 K Street, N.W.
(Name and address of agent for service)         Washington, D.C. 20006-1600

It is proposed that this filing will become effective:

[ ] immediately upon filing pursuant to Rule 485(b)
[X] on April 30, 2006, pursuant to Rule 485(b)
[ ] 60 days after filing pursuant to Rule 485(a)(i)
[ ] on , pursuant to Rule 485(a)(i)
[ ] 75 days after filing pursuant to Rule 485(a)(ii)
[ ] on , pursuant to Rule 485(a)(ii)

If appropriate, check the following box:
[ ] This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                          Legg Mason Income Trust, Inc.

                       Contents of Registration Statement

This registration statement consists of the following papers and documents.

Cover Sheet

Legg Mason Limited Duration Bond Portfolio (formerly: U.S. Government
Intermediate-Term Portfolio)
Legg Mason Investment Grade Income Portfolio
Legg Mason High Yield Portfolio
Legg Mason Core Bond Fund
Part A - Primary Class and Institutional Class Prospectus

Part B - Statement of Additional Information
Primary Class and Institutional Class Shares
Legg Mason Limited Duration Bond Portfolio (formerly: U.S. Government
Intermediate-Term Portfolio)
Legg Mason Investment Grade Income Portfolio
Legg Mason High Yield Portfolio
Legg Mason Core Bond Fund

Part C - Other Information

Signature Page

Exhibits

Legg Mason Income Trust, Inc.

LEGG MASON LIMITED DURATION BOND PORTFOLIO
LEGG MASON INVESTMENT GRADE INCOME PORTFOLIO
LEGG MASON HIGH YIELD PORTFOLIO
LEGG MASON CORE BOND FUND

                                   PROSPECTUS
                                   MAY 1, 2006

                                  PRIMARY CLASS
                               INSTITUTIONAL CLASS

                                      logo

The shares offered by this Prospectus are subject to various fees and expenses, which may include distribution and service (12b-1) fees. See "Fees and Expenses of the Funds" on page 16 and "Distribution Plan" on page 20.

As with all mutual funds, the U.S. Securities and Exchange Commission ("SEC")
has not passed upon the accuracy or adequacy of this Prospectus, nor has it approved or disapproved these securities. It is a criminal offense to state otherwise.

T A B L E  O F  C O N T E N T S
--------------------------------------------------------------------------------

About the funds:

           1      Investment objectives and policies

           6      Principal risks

          10      Performance

          16      Fees and expenses of the funds

          16      Primary Class fees and expenses

          18      Institutional Class fee and expenses

          20      Distribution plan

          21      Management

About your investment:

          24      Shareholder eligibility

          26      How to invest

          30      How to redeem your shares

          33      Account policies

          36      Services for investors

          38      Distributions and taxes

          40      Portfolio holdings disclosure policy

          41      Financial highlights

[icon] INVESTMENT OBJECTIVES AND POLICIES

Legg Mason Income Trust, Inc. ("Income Trust") offers four series: Legg Mason
Limited Duration Bond Portfolio ("Limited Duration"), Legg Mason Investment
Grade Income Portfolio ("Investment Grade"), Legg Mason High Yield Portfolio
("High Yield") and Legg Mason Core Bond Fund ("Core Bond"). Each series offers
Primary Class shares. Limited Duration, Investment Grade and High Yield also offer Institutional Class shares. Each share class represents an investment in the same portfolio of securities, but is subject to different expenses, different distribution structures and different eligibility requirements for investing. (See "Fees and Expenses of the Funds" beginning on page 16 and
"Shareholder Eligibility" beginning on page 24).

Western Asset Management Company ("Western Asset" or "Adviser") is the funds'
investment adviser. Western Asset's approach in managing these four funds revolves around an investment outlook developed by its Investment Strategy
Group, a team of senior professionals that meets at least twice a week to review developments in the economy and the markets. Based on their consensus view of the economic outlook for the following six months, this group arrives at a recommended portfolio structure, including targets for duration, yield curve exposure, and sector allocation. Western Asset's Portfolio Management Group implements the strategy in a manner consistent with the investment policies of each fund, using information on the relative credit strength, liquidity, issue structure, event risk, covenant protection and market valuation of available securities. Each fund is managed in accordance with the investment objective and policies described below.

Limited Duration Bond Portfolio

Investment objective: Maximize total return, consistent with prudent investment management by investing to obtain the specified average duration.

Principal investment strategies: The fund invests in a portfolio of U.S.
dollar-denominated debt and fixed-income securities. Under normal market conditions, the fund will invest at least 80% of its net assets plus any borrowing for investment purposes in debt and fixed-income securities. The fund currently anticipates that all securities it purchases will be investment grade,
i.e., rated at the time of investment BBB/Baa or higher by at least one nationally recognized statistical rating organization ("NRSRO") or, if not rated by any NRSRO, determined by the Adviser to be of comparable quality.

The fund may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; corporate obligations, including bonds and other debt securities, preferred stock, convertible securities, zero coupon securities and pay-in-kind securities; inflation-indexed securities; mortgage-
and other asset-backed securities; U.S. dollar-denominated obligations of
non-U.S. issuers, including obligations of foreign governments, international agencies or supranational organizations; U.S. dollar-denominated fixed-income securities of non-governmental domestic or foreign issuers; municipal obligations; variable and floating rate debt securities; commercial paper and other short-term investments; certificates of deposit, time deposits and bankers' acceptances; loan participations and assignments; structured notes; and
repurchase agreements. The fund may invest up to 25% of its total assets in the securities of foreign issuers.

The fund may also invest up to 20% of its net assets in non-debt securities, including common stock and warrants received as the result of an exchange or tender of fixed-income securities.

The fund may invest in derivatives such as futures, options and swaps for both hedging and non-hedging purposes, including for purposes of enhancing returns;
buy or sell securities on a forward commitment basis; and engage in reverse repurchase agreements.

The fund may buy and sell investments relatively often, which involves higher brokerage commissions and other expenses, and may increase taxes payable by shareholders.

                                       1

"Duration" refers to the range within which the average modified duration of the fund is expected to fluctuate. Modified duration measures the expected sensitivity of a security's market price to changes in interest rates, taking into account the effects of the security's structural complexities. The average modified duration of the fund will range within 25% of the duration of the
Merrill Lynch 1-3 Year Treasury Index. Over the past three years, the duration of this index has ranged between 1.49 and 1.79 years. There is, of course, no assurance that it will remain within those limits in the future. The Adviser may vary the duration of the fund in response to its expectation regarding interest rates. If the Adviser expects interest rates to rise, which would negatively impact the value of the fund's fixed-income investments, the Adviser may decrease the duration of the fund. Conversely, if the Adviser expects interest rates to fall, the Adviser may increase the duration of the fund.

For temporary defensive purposes or pending investment, the fund may invest without limit in cash, U.S. dollar-denominated money market instruments and repurchase agreements. If the fund invests substantially in such instruments, it will not be pursuing its principal investment strategies and may not achieve its investment objective.

Investment Grade Income Portfolio

Investment objective: High level of current income through investment in a diversified portfolio of debt securities.

Principal investment strategies:

The fund invests primarily in fixed-income securities rated investment grade,
i.e., rated at the time of investment BBB/Baa or higher by at least one NRSRO or, if not rated by any NRSRO, determined by the Adviser to be of comparable quality. Although the fund can invest in securities of any maturity, it normally expects to maintain a dollar-weighted average maturity of between five and twenty years.

The fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in the following types of investment grade fixed-income securities:

o        debt securities that are rated at the time of purchase within the four highest grades assigned by a NRSRO, or unrated securities judged by the
         Adviser to be of comparable quality;

o        securities of, or guaranteed by, the U.S. Government, its agencies or instrumentalities;

o        commercial paper and other money market instruments that are rated A-1 or A-2 by Standard & Poor's, a division of The McGraw-Hill Companies,
         Inc. ("S&P") or Prime-1 or Prime-2 by Moody's Investors Service, Inc.
         ("Moody's") at the date of investment or, if unrated by Moody's or S&P, judged by the Adviser to be of comparable quality; bank certificates of deposit; and bankers' acceptances; and

o        preferred stocks (including step down preferred securities) rated no lower than Baa by Moody's or, if unrated by Moody's, judged by the
         Adviser to be of comparable quality.

The remainder of the fund's assets, not in excess of 20% of its net assets, may be invested in:

o        debt securities of issuers that are rated at the time of purchase below
         Moody's and S&P's four highest grades, commonly known as "junk bonds,"
         but rated B or better by Moody's or S&P, or if unrated by Moody's or
         S&P, judged by the Adviser to be of comparable quality; and

o        securities that may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other equity interests.

                                       2

The fund may invest in U.S. dollar-denominated obligations of foreign governments, international agencies or supranational organizations, and fixed-income securities of non-governmental domestic or foreign issuers consistent with the credit quality guidelines described above. Securities purchased by the fund may be privately placed.

The fund may also engage in reverse repurchase agreements and dollar rolls with respect to the securities in which it primarily invests. In a reverse repurchase agreement, the fund sells a portfolio instrument to another person, such as a financial institution or broker-dealer, in return for cash and agrees to repurchase the instrument at a specified future date. In a dollar roll transaction, the fund sells a fixed income security for delivery in the current month and simultaneously contracts to purchase a substantially similar (same type coupon and maturity) security at an agreed upon future time. When engaging in such transactions, the fund will "cover" the future obligations by segregating an amount of cash or liquid portfolio securities at least equal in value to such obligations. Any such transaction that extends for more than seven days may be considered illiquid and, if so, would be subject to the fund's limit on investments in illiquid securities of 15% of net assets. In addition, the fund may engage in a variety of transactions using "derivatives," such as futures, options, warrants and swaps.

For temporary defensive purposes or pending investment, the fund may invest without limit in cash, U.S. dollar denominated money market instruments and repurchase agreements. If the fund invests substantially in such instruments, it will not be pursuing its principal investment strategies and may not achieve its investment objective.

High Yield Portfolio

Investment objectives: High current income and, secondarily, capital appreciation.

Principal investment strategies:

The fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in high yield, fixed-income securities, commonly known as "junk bonds." Such securities include, but are not limited to: foreign and domestic debt securities of corporations and other issuers, preferred stocks, convertible securities, zero coupon securities, deferred interest securities, mortgage-backed securities, asset-backed securities, commercial paper and obligations issued or guaranteed by foreign governments or any of their respective political subdivisions, agencies or instrumentalities, including repurchase agreements secured by such instruments.
The fund can invest in securities of any maturity and may change its average maturity based on the Adviser's outlook for the market.

The fund's remaining assets may be held in cash or money market instruments, or invested in common stocks and other equity securities when these types of investments are consistent with the objectives of the fund or are acquired as part of a unit consisting of a combination of fixed-income securities and equity investments. The remaining assets may also be invested in fixed-income securities rated BBB or above by S&P or Baa or above by Moody's, securities comparably rated by another NRSRO, or unrated securities determined by the
Adviser to be of comparable quality.

The fund may invest up to 25% of its total assets in private placement securities. This limitation does not apply to securities purchased pursuant to
Rule 144A under the Securities Act of 1933, as amended. The fund may not invest more than 15% of its net assets in illiquid securities.

The fund may invest up to 25% of its total assets in securities denominated in foreign currencies, including securities of issuers based in emerging markets.

For temporary defensive purposes or pending investment, the fund may invest without limit in cash, U.S. dollar denominated money market instruments and

                                       3

repurchase agreements. If the fund invests substantially in such instruments, it will not be pursuing its principal investment strategies and may not achieve its investment objective.

Core Bond Fund

Investment objective: Maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration described below.

Principal investment strategies:

The fund invests in a portfolio of U.S. dollar-denominated fixed-income securities of various maturities and, under normal market conditions, will invest at least 80% of its net assets plus any borrowings for investment purposes in debt and fixed-income securities. The fund currently anticipates that all securities it purchases will be investment grade, i.e., rated at the time of investment BBB/Baa or higher by at least one NRSRO or, if not rated by any NRSRO, determined by the Adviser to be of comparable quality.

"Duration" refers to the range within which the average modified duration of the fund is expected to fluctuate. Modified duration measures the expected sensitivity of a security's market price to changes in interest rates, taking into account the effects of the security's structural complexities. The average modified duration of the fund is expected to range within 20% of the duration of the domestic bond market as a whole (normally three to six years, although this may vary) as measured by the Adviser. The Adviser may vary the duration of the fund in response to its expectation regarding interest rates. If the Adviser expects interest rates to rise, which would negatively impact the value of the fund's fixed-income investments, the Adviser may decrease the duration of the fund. Conversely, if the Adviser expects interest rates to fall, the Adviser may increase the duration of the fund.

The fund may invest in securities of or guaranteed by, the U.S. Government, its agencies or instrumentalities; corporate obligations including preferred stock, convertible securities, zero coupon securities and pay-in-kind securities;
inflation-indexed securities; mortgage- and other asset-backed securities; U.S.
dollar-denominated obligations of non-U.S. issuers, including obligations of foreign governments, international agencies or supranational organizations; U.S.
dollar-denominated fixed-income securities of non-governmental domestic or foreign issuers; municipal obligations; variable and floating rate debt securities; commercial paper and other short-term investments; certificates of deposit, time deposits and bankers' acceptances; loan participations and assignments; structured notes; and repurchase agreements.

The fund may also invest up to 25% of its total assets in the U.S.
dollar-denominated securities of foreign issuers; hold common stock or warrants received as the result of an exchange or tender of fixed-income securities;
invest in derivatives such as futures, options and swaps for both hedging and non-hedging purposes, including for purposes of enhancing returns; buy or sell securities on a forward commitment basis; and engage in reverse repurchase agreements.

The fund may buy and sell investments relatively often, which involves higher brokerage commissions and other expenses and may increase taxes payable by shareholders.

For temporary defensive purposes or pending investment, the fund may invest without limit in cash, U.S. dollar-denominated money market instruments and repurchase agreements. If the fund invests substantially in such instruments, it will not be pursuing its principal investment strategies and may not achieve its investment objective.

                                    * * * * *

Each fund's investment objective is non-fundamental and may be changed by Income
Trust's Board of Directors ("Board of Directors") without shareholder approval.
A fund may not change its policy to invest at least 80% of its net assets plus any borrowings for investment purposes in the type of securities suggested by

                                       4

its name (as described above for each fund), without providing shareholders at least 60 days' prior written notice.

                                       5

[icon] PRINCIPAL RISKS

In General:

There is no assurance that a fund will meet its investment objective; investors could lose money by investing in a fund. As with all mutual funds, an investment in any of these funds is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency. Unless otherwise stated, the following risks apply to each of the funds:

Debt Securities:

Debt securities are subject to interest rate risk, which is the possibility that the rates of interest income generated by a fund's fixed-income investments may decline due to a decrease in market interest rates and the market prices of a fund's fixed-income investments may decline due to an increase in market interest rates. Generally, the longer the maturity of a fixed-income security, the greater the effect on its value when rates increase.

Certain securities pay interest at variable or floating rates. Variable rate securities reset at specified intervals, while floating rate securities reset whenever there is a change in a specified index rate. In most cases, these reset provisions generally reduce the effect of market interest rates on the value of the security, but mean that declines in market interest rates are reflected more quickly in a fund's holdings than they would be if a fund held fixed rate securities. However, some securities do not track the underlying index directly, but reset based on formulas that can produce an effect similar to leveraging;
others may provide for interest payments that vary inversely with market rates.
The market prices of these securities may fluctuate significantly when interest rates change.

Debt securities are also subject to credit risk, i.e., the risk that an issuer of securities will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which a fund invests. However, ratings are only the opinions of the NRSROs issuing them and are not absolute guarantees as to quality.

Not all securities are rated. In the event that NRSROs assign different ratings to the same security, the Adviser will determine which rating it believes best reflects the security's quality and risk at that time.

Moody's considers debt securities rated Baa to have speculative characteristics.
Debt securities rated below Baa/BBB are deemed by NRSROs to be speculative and may involve major risk or exposure to adverse conditions.

High Yield may invest in securities rated as low as C by Moody's or D by S&P.
These ratings indicate that the securities are highly speculative and may be in default or in danger of default as to principal and interest. Therefore, High
Yield is subject to credit risk to a greater extent than the other funds.

The continued holding of securities downgraded below investment grade or, if unrated, determined by the Adviser to be of comparable quality, will be evaluated by the Adviser on a case-by-case basis.

Not all obligations of the U.S. Government, its agencies and instrumentalities are backed by the full faith and credit of the United States; some are backed only by the credit of the issuing agency or instrumentality. For instance, obligations such as Government National Mortgage Association participation certificates are backed by the full faith and credit of the U.S. Treasury.
However, obligations of the Federal National Mortgage Association and the
Federal Home Loan Mortgage Corporation are not backed by the full faith and credit of the U.S. Treasury but are backed only by the credit of the government sponsored entities. Accordingly, there may be some risk of default by the issuer in such cases.

                                       6

Call Risk:

Many fixed-income securities, especially those issued at high interest rates and with longer maturities, provide that the issuer may repay them early. Issuers often exercise this right when prevailing interest rates are lower than the interest rate of the security. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed-income securities experience when rates decline. Furthermore, the funds most likely would have to reinvest the proceeds of the payoff at current yields, which would be lower than those paid by the security that was paid off.

Special Risks Of High Yield Securities:

Securities rated below Baa/BBB are subject to greater fluctuations in value and risk of loss of income and principal due to default by the issuer, than are higher-rated securities. These securities may be less liquid than higher-rated securities, which means a fund may have difficulty selling them at times, and may have to apply a greater degree of judgment in establishing a daily price.
These securities constitute the primary focus of High Yield. Investment Grade can invest in these securities to a limited extent.

Special Risks Of Mortgage-Backed Securities:

Mortgage-backed securities represent an interest in a pool of mortgages. When market interest rates decline, more mortgages are refinanced, and mortgage-backed securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. The effect on a fund's return is similar to that discussed above for call risk. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage-backed securities is usually more pronounced than it is for other types of fixed-income securities, potentially increasing the volatility of a fund that holds them.

Asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from credit card agreements. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited. Asset-backed securities are subject to many of the same risks as mortgage-backed securities.

At times, some of the mortgage-backed and asset-backed securities in which a fund may invest will have higher than market interest rates and therefore will be purchased at a premium above their par value. Prepayments may cause losses on securities purchased at a premium. Unscheduled prepayments, which are made at par, will cause a fund to experience a loss equal to any unamortized premium.

Leveraging:

When a fund is borrowing money or otherwise leveraging its portfolio, the value of an investment in a fund will be more volatile and all other risks will tend to be compounded. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the fund's holdings. A fund may take on borrowing risk or leveraging risks by using reverse repurchase agreements, dollar rolls or borrowings, through the use of when-issued, delayed-delivery or forward commitment transactions or by using other derivatives. The use of leverage may also cause the fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or meet segregation requirements.

Derivatives:

A fund may engage in a variety of transactions using "derivatives," such as futures, options, warrants and swaps. Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such

                                       7

as one or more underlying investments, indexes or currencies. Derivatives may be traded on organized exchanges, or in individually negotiated transactions with other parties (these are known as "over the counter" derivatives). A fund may use derivatives both for hedging and non-hedging purposes, including for purposes of enhancing returns. Although the Adviser has the flexibility to make use of derivatives, it may choose not to for a variety of reasons, even under very volatile market conditions.

Derivatives involve special risks and costs and may result in losses to a fund.
The successful use of derivatives requires sophisticated management, and, to the extent that derivatives are used, a fund will depend on the Adviser's ability to analyze and manage derivatives transactions. The prices of derivatives may move in unexpected ways, especially in abnormal market conditions. Some derivatives are "leveraged" and therefore may magnify or otherwise increase investment losses to a fund. A fund's use of derivatives may also increase the amount of taxes payable by shareholders.

Other risks arise from the potential inability to terminate or sell derivatives positions. A liquid secondary market may not always exist for a fund's derivatives positions. In fact, many over-the-counter instruments will not be liquid. Over-the-counter instruments also involve the risk that the other party will not meet its obligations to a fund.

Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in
U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. As another example, if a fund agrees to exchange fixed rate payments for variable rate payments, the swap agreement would tend to decrease the fund's exposure to market interest rates on the value of the security.

Foreign Securities:

Investments in foreign securities (including those denominated in U.S. dollars)
involve certain risks not typically associated with investments in securities of domestic issuers. The values of foreign securities are subject to economic and political developments in the countries and regions where the companies operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies, and to changes in exchange rates. Values may also be affected by foreign tax laws and restrictions on receiving the investment proceeds from a foreign country.

In general, less information is publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies.
Some securities issued by foreign governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of the foreign government. Even where a security is backed by the full faith and credit of a foreign government, it may be difficult for a fund to pursue its rights against a foreign government in that country's courts. Some foreign governments have defaulted on principal and interest payments. In addition, a fund's investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments.
Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Many of these risks are greater when investing in emerging markets.

Investment in securities denominated in foreign currencies may involve currency conversion costs, and may be affected favorably or unfavorably by changes in the rates of exchange between those currencies and the U.S. dollar. Currency exchange rates can be volatile and affected by, among other factors, the general economics of a country, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation. A security may be denominated in a currency that is different from the currency of the country where the issuer is domiciled.

                                       8

Hedging:

The decision as to whether and to what extent a fund will engage in hedging transactions to hedge against such risks as credit risk, market risk and currency exchange rate risk will depend on a number of factors, including prevailing market conditions, the composition of a fund and the availability of suitable transactions. Accordingly, there can be no assurance that a fund will engage in hedging transactions at any given time or from time to time or that any such strategies, if used, will be successful. Hedging transactions involve costs and may result in losses.

Liquidity:

Liquidity risk exists when particular investments are difficult to sell. A fund may not be able to sell these illiquid investments at the best prices.
Investments in derivatives, foreign investments, restricted securities, securities having small market capitalization, and securities having substantial market and/or credit risk tend to involve greater liquidity risk. Each fund may invest up to 15% of its assets in illiquid securities.

Portfolio Turnover:

The investment strategies employed by the funds often involve high turnover rates. Therefore, under certain market conditions a fund's turnover rate may be higher than that of other mutual funds. Portfolio turnover generally involves some expense to the fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. These transactions may result in realization of taxable capital gains. High portfolio turnover rates, generally defined as annual rates above
100%, are likely to result in higher brokerage commissions or other transaction costs and could give rise to a greater amount of taxable capital gains.

                                       9

[icon]  PERFORMANCE

The information below provides an indication of the risks of investing in each fund by showing changes in its performance from year to year and by showing how each fund's average annual total returns for various periods compare with those of a broad measure of market performance. Annual returns assume reinvestment of all distributions, if any. Historical performance of a fund, whether before or after taxes, does not necessarily indicate what will happen in the future. A fund's yield is its net income over a recent 30-day period, expressed as an annualized rate of return. For a fund's current yield, call Legg Mason Funds
Investor Services, toll-free 1-800-822-5544.

                   Limited Duration - Primary Class Shares (a)

 Year-by-year total return as of December 31 of each year (before taxes)(%): (a)

------------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- -----------

1996          1997        1998        1999       2000        2001        2002        2003       2004        2005
------------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- -----------
4.47          6.97        6.56        (0.48)     9.95        5.83        7.79        1.11       1.89        1.83
------------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- -----------

----------------------------------------------------------------------------------------------------------------------
                     During the past ten calendar years: (a)

---------------------------------------- -------------------------------------- --------------------------------------

                                                     Quarter Ended                          Total Return
---------------------------------------- -------------------------------------- --------------------------------------
Best quarter:                                     September 30, 2001                            4.12%
---------------------------------------- -------------------------------------- --------------------------------------
Worst quarter:                                       June 30, 2004                             (1.78)%
---------------------------------------- -------------------------------------- --------------------------------------

                        Average Annual Total Returns (a)

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes are shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Merrill Lynch 1-3 Year Treasury Index, a total rate of return index based on daily closing prices and consisting of Treasury bills with a maturity of 1 to 3 years. In addition, the table shows returns for the Lehman
Intermediate U.S. Government Bond Index, a total return index consisting of investment grade corporate debt issues as well as U.S. government securities.
The debt issues all maintain maturities within a range of 1 to 10 years.

For the periods ended December 31, 2005:

--------------------------------------------------- -------------------- --------------------- -----------------------

Limited Duration                                          1 Year               5 Years                10 Years
--------------------------------------------------- -------------------- --------------------- -----------------------
Primary Class Shares -
Return Before Taxes                                        1.83%                3.66%                  4.54%
Return After Taxes on Distributions (b)                    0.64%                2.25%                  2.67%
Return After Taxes on Distributions                        1.18%                2.28%                  2.71%
and                       Sale of Fund Shares (b)
--------------------------------------------------- -------------------- --------------------- -----------------------
Institutional Class Shares -                               2.29%                4.18%                  5.09%
Return Before Taxes
--------------------------------------------------- -------------------- --------------------- -----------------------
Merrill Lynch 1-3 Year Treasury Index (reflects
no deduction for fees, expenses or taxes)                  1.67%                3.67%                  4.79%
--------------------------------------------------- -------------------- --------------------- -----------------------
Lehman Intermediate U.S. Government Bond Index             1.68%                4.82%                  5.50%
(reflects no deduction for fees, expenses or
taxes) (c)
--------------------------------------------------- -------------------- --------------------- -----------------------

                                       10

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's returns after taxes on distributions because the loss generates a tax benefit that is factored into the result.

(a)      Prior to August 31, 2004, the fund was known as Legg Mason U.S.
         Government Intermediate-Term Portfolio and followed a policy of investing at least 80% of its assets in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or repurchase agreements secured by such investments, with a
         dollar-weighted average portfolio maturity between three and ten years.
         The fund's performance prior to such change might have been better or worse had the fund been managed in accordance with its current objective, policies and strategies.

(b)      After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for Institutional Class shares will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts
         ("IRAs").

(c)      The fund changed its comparative index from the Lehman Intermediate
         U.S. Government Index to the Merrill Lynch 1-3 Year Treasury Index
         because the Merrill Lynch 1-3 Year Treasury Index is more
         representative of the types of securities in which the fund invests in accordance with its new investment objective, policies and strategies.

                                       11

                     Investment Grade - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%):

------------- ----------- ----------- ---------- ----------- ----------- ---------- ---------- ----------- ----------

1996          1997        1998        1999       2000        2001        2002       2003       2004        2005
------------- ----------- ----------- ---------- ----------- ----------- ---------- ---------- ----------- ----------
4.31          10.31       6.99        (0.91)     9.15        7.52        8.82       10.16      6.29        1.69
------------- ----------- ----------- ---------- ----------- ----------- ---------- ---------- ----------- ----------

                       During the past ten calendar years:

---------------------------------------- -------------------------------------- --------------------------------------

                                                     Quarter Ended                          Total Return
---------------------------------------- -------------------------------------- --------------------------------------
Best quarter:                                        June 30, 2003                              6.12%
---------------------------------------- -------------------------------------- --------------------------------------
Worst quarter:                                       June 30, 2004                             (3.30)%
---------------------------------------- -------------------------------------- --------------------------------------

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes are shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Lehman Credit Bond Index, which includes all publicly issued, fixed rate, non-convertible, investment grade, and domestic corporate debt. It also includes Yankee bonds, which are dollar-denominated, SEC-registered public, non-convertible debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies, and international agencies.

For the periods ended December 31, 2005:

--------------------------------------------------- ---------------- ------------------ --------------

Investment Grade                                        1 Year            5 Years         10 Years
--------------------------------------------------- ---------------- ------------------ --------------
Primary Class Shares -                                   1.69%             6.86%            6.37%
Return Before Taxes
Return After Taxes on Distributions (a)
Return After Taxes on Distributions and Sale of         (0.11)%            4.77%            3.98%
Fund Shares (a)                                          1.24%             4.67%            3.98%
--------------------------------------------------- ---------------- ------------------ --------------
Institutional Class Shares -
Return Before Taxes                                      2.27%             7.43%            6.95%
--------------------------------------------------- ---------------- ------------------ --------------
Lehman Credit Bond Index (reflects no deduction          1.96%             7.12%            6.46%
for fees expenses or taxes)
--------------------------------------------------- ---------------- ------------------ --------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's returns after taxes on distributions because the loss generates a tax benefit that is factored into the result.

(a)  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for
     Institutional Class shares will differ from those shown above for Primary
     Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k)
     plans or IRAs.

                                       12

                        High Yield - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%):

------------- ------------ ----------- ----------- ------------ ------------ ----------- ---------- --------- --------

1996          1997         1998        1999        2000         2001         2002        2003       2004      2005
------------- ------------ ----------- ----------- ------------ ------------ ----------- ---------- --------- --------
------------- ------------ ----------- ----------- ------------ ------------ ----------- ---------- --------- --------
14.91         15.86        (1.79)      8.82        (16.43)      (0.13)       (5.28)      23.03      10.51     2.39
------------- ------------ ----------- ----------- ------------ ------------ ----------- ---------- --------- --------

                       During the past ten calendar years:

---------------------------------------- -------------------------------------- --------------------------------------

                                                     Quarter Ended                          Total Return
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Best quarter:                                       March 31, 1999                             11.34%
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Worst quarter:                                     December 31, 2000                          (10.40)%
---------------------------------------- -------------------------------------- --------------------------------------

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes are shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Lehman High Yield Index 2% Issuer Constrained, a market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated and nonconvertible debt registered with the SEC. The index limits the maximum exposure to any one issuer to 2%. In addition, the table shows returns for the Lehman High Yield Index, a market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated and nonconvertible debt registered with the SEC.

For the periods ended December 31, 2005:

---------------------------------------------------- -------------------- --------------------- ----------------------

High Yield                                                 1 Year               5 Years               10 Years
                                                                                                  (or Life of Class)
---------------------------------------------------- -------------------- --------------------- ----------------------
Primary Class Shares -                                      2.39%                5.66%                  4.59%
Return Before Taxes
Return After Taxes on Distributions (a)
Return After Taxes on Distributions and Sale of            (0.22)%               2.56%                  1.11%
Fund Shares (a)                                             1.52%                2.90%                  1.82%
---------------------------------------------------- -------------------- --------------------- ----------------------
Institutional Class Shares -
Return Before Taxes                                         2.94%                6.06%                1.77% (b)
---------------------------------------------------- -------------------- --------------------- ----------------------
Lehman High Yield Index 2% Issuer Constrained
(reflects no deduction for fees, expenses or
taxes) (c)                                                  2.76%                9.12%                  6.70%
---------------------------------------------------- -------------------- --------------------- ----------------------
Lehman High Yield Index (reflects no deduction for          2.74%                8.85%                  6.54%
fees, expenses or taxes) (c)
---------------------------------------------------- -------------------- --------------------- ----------------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's returns after taxes on distributions because the loss generates a tax benefit that is factored into the result.

(a)      After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for Institutional Class shares will differ from those shown above for Primary Class shares. The after-tax returns shown are not

                                       13

         relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or IRAs.

(b)      May 5, 1998  (commencement  of  operations)  to December 31, 2005.
         However,  for the period January 29, 1999 through March 7,
         1999, there were no assets in the Institutional Class of the fund.

(c)      The fund changed its comparative index from the Lehman High Yield Index to the Lehman High Yield Index 2% Issuer Constrained because the
         Adviser has determined that the Lehman High Yield Index 2% Issuer
         Constrained is more representative of the overall high yield market and therefore, more accurately reflects the types of securities in which the fund invests.

                                       14

                        Core Bond - Primary Class Shares

         Year-by-year total return as of December 31 (before taxes) (%):

                                 --------------
                                     2005
                                 --------------
                                 --------------
                                     0.94
                                 --------------

                         During the past calendar year:

---------------------------------------- -------------------------------------- --------------------------------------

                                                     Quarter Ended                          Total Return
---------------------------------------- -------------------------------------- --------------------------------------
Best quarter:                                        June 30, 2005                              2.53%
---------------------------------------- -------------------------------------- --------------------------------------
Worst quarter:                                      March 31, 2005                             (0.81)%
---------------------------------------- -------------------------------------- --------------------------------------

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before and after taxes. Returns after taxes are shown to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Lehman Aggregate Bond
Index, a market value-weighted index that tracks the daily price, coupon, pay-downs, and total return performance of fixed rate, publicly placed, dollar-denominated, and non-convertible investment grade debt issues with at least $100 million par amount outstanding and with at least on year to final maturity.

         For the periods ended December 31, 2005:

---------------------------------------------------- -------------------- ----------------------

Core Bond                                                  1 Year             Life of Class
---------------------------------------------------- -------------------- ----------------------
---------------------------------------------------- -------------------- ----------------------
Primary Class Shares -                                      0.94%               1.54% (b)
Return Before Taxes
Return After Taxes on Distributions (a)
Return After Taxes on Distributions and Sale of            (0.23)%              0.44% (b)
Fund Shares (a)                                             0.62%               0.68% (b)
---------------------------------------------------- -------------------- ----------------------
---------------------------------------------------- -------------------- ----------------------
Lehman Aggregate Bond Index (reflects no deduction          2.43%               4.88% (c)
for fees, expenses or taxes)
---------------------------------------------------- -------------------- ----------------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's returns after taxes on distributions because the loss generates a tax benefit that is factored into the result.

(a)  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or IRAs.

(b)  February 27, 2004 (commencement of operations) to December 31, 2005.

(c)  February 29, 2004 to December 31, 2005.

                                       15

[icon]  FEES AND EXPENSES OF THE FUNDS

The tables below describe the fees and expenses you may incur directly or indirectly as an investor in each respective class of a fund. Each fund pays operating expenses directly out of the assets of the appropriate class, thereby lowering that class's dividends and/or share price. Other expenses include transfer agency, custody, professional and registration fees.

                                  PRIMARY CLASS

                                Shareholder Fees
                    (fees paid directly from your investment)

---------------------------- ------------------ ---------------- ------------------ ---------------

Primary Class Shares of:          Limited         Investment
                                 Duration            Grade          High Yield        Core Bond
---------------------------- ------------------ ---------------- ------------------ ---------------
Sales Charge (Load)
Imposed on Purchases               None              None              None              None
---------------------------- ------------------ ---------------- ------------------ ---------------
Sales Charge (Load)
Imposed on Reinvested              None              None              None              None
Dividends
---------------------------- ------------------ ---------------- ------------------ ---------------
Redemption Fee                     None              None              None              None
---------------------------- ------------------ ---------------- ------------------ ---------------

                         Annual Fund Operating Expenses
                  (expenses that are deducted from fund assets)

---------------------------- ------------------ ----------------- ------------------ ------------------

Primary Class Shares of:     Limited Duration   Investment Grade     High Yield          Core Bond
---------------------------- ------------------ ----------------- ------------------ ------------------
Management Fees                   0.45%(a)           0.60%(b)           0.65%            0.45%(a)
---------------------------- ------------------ ----------------- ------------------ ------------------
Distribution and/or
Service (12b-1) Fees               0.50%             0.50%              0.50%            0.50%(c)
---------------------------- ------------------ ----------------- ------------------ ------------------
Other Expenses                     0.20%             0.20%              0.25%              0.43%
---------------------------- ------------------ ----------------- ------------------ ------------------
Total Annual Fund
Operating Expenses                 1.15%             1.30%              1.40%              1.38%
---------------------------- ------------------ ----------------- ------------------ ------------------
Contractual Fee Waiver             0.15%              N/A                N/A               0.38%
---------------------------- ------------------ ----------------- ------------------ ------------------
Net Expenses                       1.00%              N/A                N/A               1.00%
---------------------------- ------------------ ----------------- ------------------ ------------------

(a)      The manager has contractually agreed to waive fees or reimburse expenses so that Primary Class operating expenses of Limited Duration and Core Bond (exclusive of interest, taxes, brokerage commissions, and extraordinary expenses) do not exceed an annual rate of 1.00% of average daily net assets attributable to Primary Class shares. These waivers will remain in effect until April 30, 2007. Pursuant to an agreement approved by the Board of Directors, each fund has agreed to repay the manager for waived fees and reimbursed expenses provided that payment does not cause the Primary Class operating expenses to exceed
         1.00% of its average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

                                       16

(b)      The manager currently intends to voluntarily waive fees or reimburse expenses so that Primary Class operating expenses of Investment Grade
         (exclusive of interest, taxes, brokerage commissions, and extraordinary expenses) do not exceed an annual rate of 1.00% of average daily net assets attributable to Primary Class shares. This voluntary waiver is currently expected to continue until April 30, 2007, but may be terminated at any time. Including the effect of waivers, the fund's total annual fund operating expenses for the fiscal year ended December
         31, 2005 was 1.00%.

     (c) The 12b-1 fee shown in the table reflects the amount to which the Board of Directors has currently limited payments under the fund's
         Distribution Plan. Pursuant to the Distribution Plan, the Board of
         Directors may authorize payment of up to 0.75% for Core Bond of average daily net assets without shareholder approval.

Example:
This example helps you compare the cost of investing in Primary Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Primary Class shares of a fund, assuming (1) a 5%
return each year, (2) Primary Class's operating expenses remain the same as shown in the table above (including the effect of any contractually agreed to fee waivers, for the specified period), and (3) you redeem all of your shares at the end of the time periods shown.

----------------------------------- ------------------- --------------------- -------------------- -------------------

Primary Class Shares of:                  1 Year              3 Years               5 Years             10 Years
----------------------------------- ------------------- --------------------- -------------------- -------------------
Limited Duration                           $102                 $351                 $618                $1,384
----------------------------------- ------------------- --------------------- -------------------- -------------------
Investment Grade                           $132                 $412                 $713                $1,568
----------------------------------- ------------------- --------------------- -------------------- -------------------
High Yield                                 $143                 $443                 $766                $1,680
----------------------------------- ------------------- --------------------- -------------------- -------------------
Core Bond                                  $102                 $400                 $719                $1,624
----------------------------------- ------------------- --------------------- -------------------- -------------------

                                       17

                               INSTITUTIONAL CLASS

----------------------------------------------------------------------------------------------------------------------
                                                  Shareholder Fees
                                      (fees paid directly from your investment)
--------------------------------------- ----------------------- ------------------------- ----------------------------

Institutional Class Shares of:             Limited Duration         Investment Grade              High Yield
--------------------------------------- ----------------------- ------------------------- ----------------------------
Sales Charge (Load) Imposed on
Purchases                                        None                     None                       None
--------------------------------------- ----------------------- ------------------------- ----------------------------
Sales Charge (Load) Imposed on
Reinvested Dividends                             None                     None                       None
--------------------------------------- ----------------------- ------------------------- ----------------------------
Redemption Fee                                   None                     None                       None
--------------------------------------- ----------------------- ------------------------- ----------------------------

----------------------------------------------------------------------------------------------------------------------
                                           Annual Fund Operating Expenses
                                    (expenses that are deducted from fund assets)
--------------------------------------- ----------------------- ------------------------- ----------------------------

Institutional Class Shares of:             Limited Duration         Investment Grade              High Yield
--------------------------------------- ----------------------- ------------------------- ----------------------------
Management Fees                               0.45% (a)                0.60% (b)                     0.65%
--------------------------------------- ----------------------- ------------------------- ----------------------------
Distribution and/or Service (12b-1)
Fees                                             None                     None                       None
--------------------------------------- ----------------------- ------------------------- ----------------------------
Other Expenses                                  0.17%                    0.14%                       0.19%
--------------------------------------- ----------------------- ------------------------- ----------------------------
Total Annual Fund Operating Expenses            0.62%                    0.74%                       0.84%
--------------------------------------- ----------------------- ------------------------- ----------------------------
Contractual Fee Waiver                          0.16%                     N/A                         N/A
--------------------------------------- ----------------------- ------------------------- ----------------------------
Net Expenses                                    0.46%                     N/A                         N/A
--------------------------------------- ----------------------- ------------------------- ----------------------------

(a)      The manager has contractually agreed to waive fees or reimburse expenses so that Institutional Class operating expenses of Limited
         Duration (exclusive of interest, taxes, brokerage and extraordinary expenses) do not exceed an annual rate of 0.50% of average daily net assets attributable to Institutional Class shares. This waiver will remain in effect until April 30, 2007. Pursuant to an agreement approved by the Board of Directors, the fund has agreed to repay the manager for waived fees and reimbursed expenses provided that payment does not cause the Institutional Class operating expenses to exceed
         0.50% of its average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

     (b) The manager currently intends to voluntarily waive fees or reimburse expenses so that Institutional Class operating expenses of Investment
         Grade (exclusive of interest, taxes, brokerage commissions, and extraordinary expenses) do not exceed an annual rate of 0.50% of average daily net assets attributable to Institutional Class shares.
         This voluntary waiver is currently expected to continue until April 30,
         2007, but may be terminated at any time. Including the effect of waivers, the fund's total annual fund operating expenses for the fiscal year ended December 31, 2005 was 0.50%.

                                       18

Example:
This example helps you compare the cost of investing in Institutional Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Institutional Class shares of a fund, assuming (1) a 5% return each year, (2) Institutional Class's operating expenses remain the same as shown in the table above (including the effect of any contractually agreed to fee waivers, for the specified period), and (3) you redeem all of your shares at the end of the time periods shown.

--------------------------------------- ------------------ ------------------ -------------------- -------------------

Institutional Class Shares of:               1 Year             3 Years             5 Years             10 Years
--------------------------------------- ------------------ ------------------ -------------------- -------------------
Limited Duration                               $47               $182                $330                 $759
--------------------------------------- ------------------ ------------------ -------------------- -------------------
Investment Grade                               $76               $237                $411                 $918
--------------------------------------- ------------------ ------------------ -------------------- -------------------
High Yield                                     $86               $268                $466                $1,037
--------------------------------------- ------------------ ------------------ -------------------- -------------------

                                       19

[icon] DISTRIBUTION PLAN

Distributor of a Fund's Shares:

Legg Mason Investor Services, LLC ("LMIS"), 100 Light Street, Baltimore,
Maryland 21202, distributes each fund's shares.

Each fund has adopted a plan under Rule 12b-1 that allows it to pay fees for the sale of its Primary Class shares and for services provided to Primary Class shareholders. These fees are calculated daily and paid monthly. Because these fees are paid out of each fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Under each plan, Limited Duration, Investment Grade and High Yield each is authorized to pay LMIS an annual distribution fee equal to 0.25% (0.50% for Core
Bond) of the fund's average daily net assets attributable to Primary Class shares and an annual service fee equal to 0.25% of the fund's average daily net assets attributable to Primary Class shares. Total payments under Core Bond's
Plan are currently limited to 0.50% of average daily net assets.

Other Compensation to Dealers:

LMIS may enter into agreements with other brokers to sell Primary Class shares of each fund. LMIS pays these brokers up to 100% of the distribution and service fee that it receives from a fund for those sales and for services to the investors who hold the shares. LMIS may also enter into agreements with and make payments to brokers or other entities that support the distribution of fund shares or are engaged in the servicing or maintenance of shareholder accounts including, but not limited to, providing sub-accounting and recordkeeping services.

The Adviser and its affiliates may pay non-affiliated entities out of their own assets to support the distribution of Primary Class and Institutional Class shares and shareholder servicing. These payments may create an incentive for a dealer (or other entity) or its representatives to recommend or offer shares of the funds to its customers.

Shares may be available through authorized financial intermediaries. Each fund may pay such financial intermediaries for their services out of that class's assets pursuant to the class's distribution plan or otherwise, as appropriate.
These services include sub-accounting and other shareholder services. A fund may pay different financial intermediaries different rates for the sub-accounting and other services they provide when the fund determines that this is in the best interest of the fund and its shareholders. LMIS and its affiliates
(including the Adviser) may also from time to time, at their own expense, make payments to financial intermediaries that make shares of the funds available to their clients or to other parties in connection with the sale of shares. If investors effect transactions through a broker or agent, investors may be charged a fee by that broker or agent.

Salespersons and others entitled to receive compensation for selling or servicing fund shares may receive more with respect to one class than another.

                                       20

[icon] MANAGEMENT

Manager and Adviser:

Legg Mason Fund Adviser, Inc. ("LMFA"), 100 Light Street, Baltimore, Maryland
21202, is the funds' manager. As manager, LMFA is responsible for the business affairs of the funds, providing office space and administrative staff for the funds and directing all matters related to the operation of the funds. LMFA has been registered as an investment adviser since 1982.

LMFA has delegated certain advisory responsibilities to Western Asset, 385 East
Colorado Boulevard, Pasadena, California 91101. As Adviser, Western Asset
provides investment management services to the funds, including the responsibility for making investment decisions and placing orders to buy, sell or hold a particular security. Western Asset acts as investment adviser to investment companies and private accounts with aggregate assets of approximately
$249.2 billion as of December 31, 2005.

For its services during the fiscal year ended December 31, 2005, each fund paid
LMFA the following percentage of its average daily net assets after the effect of any waiver of fees:

------------------------------------------- -----------------------------------
Limited Duration                                          0.30%
------------------------------------------- -----------------------------------
Investment Grade                                          0.31%
------------------------------------------- -----------------------------------
High Yield                                                0.65%
------------------------------------------- -----------------------------------
Core Bond                                                 0.11%
------------------------------------------- -----------------------------------

For its services during the fiscal year ended December 31, 2005, LMFA paid
Western Asset a fee equal to the following percentage of each fund's average daily net assets (net of any waivers) as follows:

------------------------------------------- -----------------------------------
Limited Duration                                          0.20%
------------------------------------------- -----------------------------------
Investment Grade                                          0.12%
------------------------------------------- -----------------------------------
High Yield                                                0.50%
------------------------------------------- -----------------------------------
Core Bond                                                 0.04%
------------------------------------------- -----------------------------------

A discussion regarding the basis for the Board of Directors' approval of the continuation of each fund's management agreement and investment advisory agreement is available in the funds' annual report to shareholders for the period ending December 31, 2005.

LMFA, Western Asset and LMIS are wholly-owned subsidiaries of Legg Mason, Inc., a financial services holding company.

Portfolio Management:

Limited  Duration  Bond.  Limited  Duration  is managed  by a team of  portfolio managers,  sector  specialists and other investment  professionals  led by Chief
Investment Officer S. Kenneth Leech,  Deputy Chief Investment Officer Stephen A.
Walsh  and  Portfolio  Managers  James J.  Flick,  Andrea  A.  Mack and Kevin K.
Kennedy.  Messrs. Leech, Walsh, and Flick have each served as Portfolio Managers for Western Asset for over 10 years. Ms. Mack has been employed by Western Asset for the past 5 years. Ms. Mack became a Portfolio Manager in October 2001. Prior to that Ms.  Mack was a Client  Service  Executive  from July 1998 to June 2001.
From  June 2001 to  October  2001,  Ms.  Mack  served  as a Product  Development
Executive.  Mr. Kennedy joined Western Asset in 2006. Prior to this, Mr. Kennedy was a managing  director of Salomon  Brothers  Asset  Management,  Inc.  and was
associated with Citigroup, Inc. or its predecessor companies since 1993.

                                       21

Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the fund's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the fund invests. Mr. Leech and Mr. Walsh have served as portfolio managers to the fund since its inception. Mr. Flick, Ms. Mack and Mr.
Kennedy are responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions. Mr. Flick, Ms. Mack and Mr.
Kennedy have served as portfolio managers to the fund since 2004, 2001, and
2006, respectively.

INVESTMENT GRADE INCOME. Investment Grade Income is managed by a team of portfolio managers, sector specialists and other investment professionals led by
Chief Investment Officer S. Kenneth Leech, Deputy Chief Investment Officer
Stephen A. Walsh and Portfolio Managers Jeffrey D. Van Schaick and James V.
Nelson. Messrs. Leech, Walsh, Van Schaick and Nelson have each served as
Portfolio Managers for Western Asset for over 10 years.

Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the fund's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the fund invests. Mr. Leech and Mr. Walsh have served as portfolio managers to the fund since its inception. Messrs. Van Schaick and
Nelson are responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions. Mr. Van Schaick and Mr. Nelson have served as portfolio managers to the fund since 1987 and 1991, respectively.

HIGH YIELD PORTFOLIO. High Yield is managed by a team of portfolio managers, sector specialists and other investment professionals led by Chief Investment
Officer S. Kenneth Leech, Deputy Chief Investment Officer Stephen A. Walsh and
Portfolio Managers Michael C. Buchanan, Timothy J. Settel and Ian R. Edmonds.
Messrs. Leech and Walsh have each served as Portfolio Managers for Western Asset for over 10 years. Prior to joining Western Asset as a Portfolio Manager and head of the U.S. High Yield team in 2005, Mr. Buchanan was a Managing Director and head of U.S. Credit Products at Credit Suisse Asset Management from 2003 to
2005. Mr. Buchanan served as an Executive Vice President and Portfolio Manager for Janus Capital Management in 2003. Prior to joining Janus Capital Management,
Mr. Buchanan was a Managing Director and head of High Yield Trading at BlackRock
Financial Management from 1998 to 2003. Mr. Edmonds and Mr. Settel are currently employed as Portfolio Managers and have been employed as research analysts for
Western Asset or an affiliate for the past five years.

Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the fund's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the fund invests. Mr. Leech and Mr. Walsh have served as portfolio managers to the fund since its inception. Messrs. Buchanan, Settel and
Edmonds are responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions. Mr. Buchanan has served as a portfolio manager to the fund since 2005. Mr. Settel and Mr. Edmonds have served as portfolio managers to the fund since 2006.

CORE BOND. Core Bond is managed by a team of portfolio managers, sector specialists and other investment professionals led by Chief Investment Officer
S. Kenneth Leech, Deputy Chief Investment Officer Stephen A. Walsh and Portfolio
Managers Edward A. Moody, Carl L. Eichstaedt and Mark Lindbloom. Messrs. Leech,
Walsh, Moody and Eichstaedt have each served as Portfolio Managers for Western
Asset for over 10 years. Mr. Lindbloom joined Western Asset in 2006. Prior to this, Mr. Lindbloom was Managing Direct of Salomon Brothers Asset Management,
Inc. and a Senior Portfolio Manager responsible for managing its
Mortgage/Corporate Group and was associated with Citigroup, Inc. or its predecessor companies since 1986.

Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the fund's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the fund invests. Mr. Leech and Mr. Walsh have served as portfolio managers to the fund since its inception. Messrs. Moody, Eichstaedt and Lindbloom are responsible for portfolio structure, including sector

                                       22

allocation, duration weighting and term structure decisions. Mr. Moody and Mr.
Eichstaedt have served as portfolio managers to the fund since its inception.
Mr. Lindbloom has served as a portfolio manager to the fund since 2006.

The funds' Statement of Additional Information provides information about each portfolio manager's compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the fund they advise.

                                       23

[icon] SHAREHOLDER ELIGIBILITY

The funds  generally  will not accept new account  applications  to establish an account with a non-U.S. address (APO/FPO and U.S. territories are acceptable) or for a non-resident alien.

Summarized below are the eligibility requirements for each share class. Once you determine which share class is available to you for investment, you should follow the purchasing instructions beginning on page 26 for Primary Class or the instructions beginning on page 28 for Institutional Class.

You can buy shares through banks, brokers, dealers, insurance companies, investment advisers, financial consultants, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with LMIS to sell shares of the funds ("Financial Adviser"). You can also buy shares directly from the funds.

The funds reserve the right to revise the minimum initial investment and other eligibility requirements at any time. In addition, the funds may waive the minimum initial investment requirements in their sole discretion.

Primary Class Shares

For questions regarding your eligibility to invest in Primary Class shares, contact your Financial Adviser or LMIS' Funds Investor Services Division ("FIS")
at 1-800-822-5544.

---------------------------------------- --------------------------------------
                                                  Primary Class Shares
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Investment Minimums -
Initial Investment                                   $1,000
(per fund)
                                                      $100
Subsequent Investments
(per fund)
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Legg Mason Future First(R)
Systematic Investment Plan (Minimum                   $50
per transaction)
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Minimum Account Size
(per fund)                                            $500
---------------------------------------- --------------------------------------

Retirement Plans

Employer-sponsored retirement plans (i.e. 401(k), 403(b) or equivalent) where a
Financial Adviser is providing advice, record-keeping or other shareholder services to the plan, are eligible for Primary Class shares in accordance with the minimum initial investment criteria set forth above.

                                       24

Institutional Class Shares

For questions regarding your eligibility to invest in Institutional Class shares, call 1-888-425-6432 or contact your financial intermediary. You may be required to provide appropriate documentation confirming your eligibility to invest in these shares.

The following classes of investors may purchase Institutional Class shares:

o    Institutional  investors  who  make an  initial  investment  of at least $1 million in a fund.  Generally,  institutional  investors are  corporations,
     banks,  trust  companies,   insurance  companies,   investment   companies,
     foundations,  endowments,  pension and  profit-sharing  plans,  and similar entities.

o    Investors who invest in the funds  through  financial  intermediaries  that offer their clients  Institutional Class shares through investment programs
     (such  as (i)  fee-based  advisory  or  brokerage  account  programs,  (ii)
     employee  benefit plans such as 401(k) or 403(b)  retirement plans or (iii)
     college savings vehicles such as 529 plans) authorized by LMIS.

o    Employees of the Adviser and the spouses and children of such employees may purchase  Institutional Class shares of the funds. For such investors,  the minimum  initial  investment  is $1,000 per fund and the  minimum  for each purchase of additional shares is $100.

                                       25

[icon] HOW TO INVEST

Shareholder Accounts

You have the following options for holding fund shares.

      1. You may hold fund shares in a securities brokerage account with a firm that has an agreement with the funds' distributor with respect to the class of shares that you own. At the present time, there are only a small number of securities firms that have agreements of this kind.

      2. You may hold fund shares directly with a fund, through its transfer agent. There are no additional fees to you for holding your shares directly with a fund in this manner. You will receive confirmations of transactions from the fund's transfer agent and periodic statements reporting your account activity and share ownership. To assist you in the management of your account you may direct the fund's transfer agent to send copies of your confirmations and/or periodic statements to another party whom you designate, at no charge. You may call the funds at 800-822-5544 (Primary Class) or 888-425-6432 (Institutional Class)
         regarding holding fund shares directly with a fund.

Purchasing Primary Class Shares

Prior to opening an account you should consult the section "Shareholder
Eligibility" on page 24, which outlines share class eligibility requirements as well as initial and subsequent investment minimums.

You can open a regular or retirement account or a Coverdell Education Savings
Account by contacting your Financial Adviser. To open an account directly with the funds call 1-800-822-5544 or visit www.leggmasonfunds.com for an account application.

Retirement accounts and plans include traditional IRAs, spousal IRAs, Roth IRAs, simplified employee pension plans, savings incentive match plans for employees and other qualified retirement plans. Contact your Financial Adviser to discuss which type of account or plan might be appropriate for you. To view additional information regarding each type of account or plan, contact your Financial
Adviser or visit www.leggmasonfunds.com.

Certain investment methods (for example, through certain retirement plans) may be subject to lower minimum initial and/or additional investment amounts. In certain limited circumstances, the minimum initial and additional purchase amounts may be waived. Contact your Financial Adviser or the funds with any questions regarding your investment options.

                           PRIMARY CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

--------------------------------------------------------------------------------
                         THROUGH YOUR FINANCIAL ADVISER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your Financial Adviser may be subject to transaction fees or other purchase conditions as set by your Financial Adviser.
Your Financial Adviser may have different minimum investment requirements for investments in Primary Class shares than the minimum investment requirements described in this Prospectus. You should consult its program literature for further information.
--------------------------------------------------------------------------------

                                       26

--------------------------------------------------------------------------------------------------------------------
                                              Directly With The Funds
--------------------------------------------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------

Mail                                Mail your check, payable to Legg Mason
                                    Funds, to the following address with either
                                    a fund additional purchase form or a note
                                    indicating the fund you want to buy and your
                                    fund account number:
                                                  Legg Mason Funds
                                                  c/o Boston Financial Data Services
                                                  P.O. Box 55214
                                                  Boston, MA 02205-8504
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Telephone or Wire                   Call the funds at 1-800-822-5544 to arrange with your bank to transfer money directly from your checking or savings account. Wire transfers may be subject to a service charge by your bank.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Internet or TeleFund                Visit www.leggmasonfunds.com or call TeleFund, the automated telephone account management service, at 1-877-6-LMFUNDS (1-877-656-3863).
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Future First(R) Systematic          Contact the funds to enroll in Legg Mason's Future First(R) Systematic Investment
Investment Plan                     Plan. This plan allows you to automatically invest a specific dollar amount at regular intervals. The transfer agent will transfer money directly from your checking or savings account or another Legg Mason fund to purchase fund shares.
----------------------------------- --------------------------------------------------------------------------------

The funds must receive your purchase order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares or amount of money to be invested and name of the fund) before the close of regular trading on the New York Stock Exchange ("Exchange"), normally 4:00 p.m.,
Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by your
Financial Adviser before the close of regular trading on the Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the Financial
Adviser. Certain Financial Advisers may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed. If payment is not received by that time, your order is subject to cancellation and you and the Financial
Adviser could be held liable for resulting fees or losses. It is your Financial
Adviser's responsibility to transmit your order to the funds in a timely manner.
If you purchase shares directly from the funds, your payment must accompany your order.

If you pay with a check or ACH transfer that does not clear or if your payment is not received in a timely manner, your purchase may be cancelled and you may be liable for any loss to the fund. The funds and their agents have the right to reject or cancel any purchase due to nonpayment.

When you purchase shares directly from the funds and have not identified a broker-dealer that has an agreement to distribute the funds, your order will be placed through LMIS, the funds' distributor, which will provide shareholder services to you and will receive any distribution and service (12b-1) fees paid by the class of shares which you own. For more information regarding 12b-1 fees see "Distribution Plan."

                                       27

Purchasing Institutional Class Shares

To obtain an application, please call 1-888-425-6432.

If you invest through a financial intermediary, note that you may purchase shares only in accordance with your financial intermediary's instructions and limitations. Your financial intermediary may have different minimum investment requirements for investments in Institutional Class shares than the minimum investment requirements described in this Prospectus.

                        INSTITUTIONAL CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

-------------------------------------------------------------------------------------------------------------------
                                             Directly With The Funds
-------------------------------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------

Wire Transfers        Wire federal funds to State Street Bank and Trust Company, the fund's custodian. Before wiring federal funds, you must first telephone the funds at 1-888-425-6432 to receive instructions for wire transfer. Please note that the following information will be required when calling: shareholder name; name of the person authorizing the transaction; shareholder account number; name of the fund and class of shares to be purchased; amount being wired; and name of the wiring bank.

                      Funds should be wired through the Federal Reserve System to:

                                State Street Bank and Trust Company
                                ABA #011-000-028
                                DDA #99046096
                                Legg Mason [Insert name of fund and class of shares]
                                [Insert account name and number]

                      The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Contributions of      Shares may be purchased and paid for by the contribution of eligible portfolio securities,
Eligible Securities   subject in each case to approval by the adviser. Approval will depend on, among other things, the nature and quality of the securities offered and the current needs of the fund in question. Investors who wish to purchase fund shares through the contribution of securities should contact the funds at 1-888-425-6432 for instructions.

                      Investors should realize that at the time of contribution they may recognize a gain or loss for tax purposes on securities contributed. The adviser, on behalf of a fund, has full discretion to accept or reject any appropriate securities offered as payment for shares. Securities will not be accepted in payment of fund shares from persons who are affiliated with the fund's adviser or the fund.

                      Securities offered in payment for shares will be valued in the same way and at the same time the fund values its portfolio securities for the purpose of determining net asset value. (See "Calculation of Net Asset Value" below.)
--------------------- ---------------------------------------------------------------------------------------------

                                       28

--------------------------------------------------------------------------------
                       THROUGH YOUR FINANCIAL INTERMEDIARY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your financial intermediary can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your financial intermediary may be subject to transaction fees or other purchase conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

The funds must receive your purchase order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares or amount of money to be invested and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by certain retirement plans and other financial intermediaries before the close of regular trading on the
Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the financial intermediary. Certain financial intermediaries may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed.
If payment is not received by that time, your order is subject to cancellation and you and the financial intermediary could be held liable for resulting fees or losses. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Any shares purchased or received as a distribution will be credited directly to the investor's account.

The funds may be available for purchase by retirement plans, including 401(k)
plans and 403(b) plans. The administrator of a plan or employee benefits office can provide participants or employees with detailed information on how to participate in the plan and how to elect a fund as an investment option.
Participants in a retirement or savings plan may be permitted to elect different investment options, alter the amounts contributed to the plan, or change how contributions are allocated among investment options in accordance with the plan's specific provisions.

For questions about participant accounts, participants should contact their employee benefits office, the plan administrator, or the organization that provides recordkeeping services for the plan. Investors who purchase shares through retirement plans should be aware that the plan administrator may aggregate purchase and redemption orders of participants in the plan. Therefore, there may be a delay between the time the investor places an order with the plan administrator and the time the order is forwarded to the funds for execution.

The funds may not be available for sale in certain states. Prospective investors should inquire as to whether a particular fund is available for sale in their state of residence.

Account Registration Changes:

Changes in registration or account privileges for accounts held directly with the funds must be made in writing. Signature guarantees are required. (See
"ACCOUNT POLICIES - Signature Guarantee" below.) All correspondence must include the account number and must be sent to:

         Legg Mason Investor Services - Institutional
         P.O. Box 17635
         Baltimore, Maryland 21297-1635

                                       29

[icon]  HOW TO REDEEM YOUR SHARES

                           PRIMARY CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

--------------------------------------------------------------------------------
                         THROUGH YOUR FINANCIAL ADVISER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can redeem shares of the funds on your behalf.
Redemptions made through your Financial Adviser may be subject to transaction fees or other conditions as set by your Financial Adviser. You should consult its program literature for further information.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                             DIRECTLY WITH THE FUNDS
Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.
-------------------------------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------

TELEPHONE             Call the funds at 1-800-822-5544 to request a redemption. Please have the following information ready when you call: the name of the fund, dollar amount (or number of shares) to be redeemed and your shareholder account number.

                      Wire transfers may be subject to a service charge by your bank. For wire transfers, be sure that the fund has your bank account information on file.

                      Redemption proceeds can be mailed to your account address, sent to your bank by ACH transfer or wired to your bank account (provided that your bank information is already on file).
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Internet or TeleFund  Redeem shares through the Internet at www.leggmasonfunds.com or through TeleFund at
                      1-877-6-LMFUNDS (1-877-656-3863).
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Mail                  Send a letter to the funds requesting redemption of your shares to:
                        Legg Mason Funds
                        c/o Boston Financial Data Services
                        P.O. Box 55214
                        Boston, MA 02205-8504

                      The letter should be signed by all of the owners of the account. Redemption requests for shares valued at $10,000 or more or when the proceeds are to be paid to someone other than the accountholder(s) may require a signature guarantee. (See "ACCOUNT POLICIES - Signature
                      Guarantee.")
--------------------- ---------------------------------------------------------------------------------------------

The funds must receive your redemption order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares or dollar amount to be redeemed and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by your Financial Adviser by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the Financial Adviser. It is your Financial
Adviser's responsibility to transmit your order to the funds in a timely manner.

                                       30

                        INSTITUTIONAL CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

-----------------------------------------------------------------------------------------------------------------------
                                                DIRECTLY WITH THE FUNDS
Redemptions may be initiated by telephone by calling the funds at 1-888-425-6432, but must be confirmed in writing prior to processing.

All requests for redemption should indicate: 1) the number of shares or dollar amount to be redeemed and the investor's shareholder account number; 2) the investor's name and the names of any co-owners of the account, using exactly the same name or names used in establishing the account; 3) proof of authorization to request redemption on behalf of any co-owner of the account (please contact the funds for further details); and 4) the name, address, and account number to which the redemption payment should be sent. Payment of redemption proceeds normally will be made by wire one business day after receipt of a redemption request in proper form. Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.
-----------------------------------------------------------------------------------------------------------------------
------------------------------ ----------------------------------------------------------------------------------------

Mail                           Send a letter to the funds requesting redemption of your shares to: Legg Mason
                               Investor Services - Institutional, P.O. Box 17635, Baltimore, Maryland 21297-1635.
------------------------------ ----------------------------------------------------------------------------------------
Fax                            Fax a request for redemption to the funds at 410-454-5050.
------------------------------ ----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       THROUGH YOUR FINANCIAL INTERMEDIARY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your financial intermediary can redeem shares of the funds on your behalf.
Redemptions made through your financial intermediary may be subject to transaction fees or other conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

The funds must receive your redemption order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares or dollar amount to be redeemed and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by certain retirement plans and other financial intermediaries by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the financial intermediary. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Additional Information about Redemptions:

The funds' service providers will follow reasonable procedures to ensure the validity of any telephone, Internet or wire redemption request, such as requesting identifying information from users or employing identification numbers. The funds and their service providers will not be responsible for any account losses due to fraudulent telephone, Internet or wire orders that they reasonably believe to be genuine.

Payment of redemption proceeds of shares that were recently purchased by check or automatic investment arrangements or acquired through reinvestment of distributions paid on such shares by the fund may be delayed for up to ten days from the purchase date until the check or automatic investment has cleared.

                                       31

Each fund has reserved the right under certain conditions to redeem its shares in-kind by distributing portfolio securities in payment for redemptions.
Shareholders who receive a redemption in-kind may incur costs to dispose of the securities they receive and may receive securities that are difficult to sell.

                                       32

[icon]  ACCOUNT POLICIES

Calculation of Net Asset Value:

Net asset value per share of each class of shares is determined daily as of the close of regular trading on the Exchange on every day the Exchange is open. The
Exchange is normally closed on all national holidays and Good Friday. To calculate each class of shares' sales price, the fund's assets attributable to that class of shares are valued and totaled, liabilities attributable to that class of shares are subtracted, and the resulting net assets are divided by the number of shares outstanding for that class.

Each fund's securities are generally valued on the basis of closing market prices or market quotations. OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities) are valued at the mean of latest closing bid and asked prices. When closing market prices or market quotations are not readily available (such as when trading in a security is halted or when the principal exchange on which a security is traded closes early) or are considered by the Adviser to be unreliable, a fund's securities are valued at fair value as determined under policies approved by the
Board of Directors. Where a security is traded on more than one market, which may include foreign markets, the security generally is valued on the market considered by the Adviser to be the primary market. A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time.
Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. Fair value methods are necessarily estimates, and the use of fair value prices may cause the net asset value of a fund's shares to differ from the net asset value that would be calculated using other methods of valuation.

To the extent that a fund has portfolio securities that are primarily listed on foreign exchanges that trade on days when the fund does not price its shares, the net asset value of the fund may change on days when shareholders will not be able to purchase or redeem the fund's shares.

Signature Guarantee:

When a signature guarantee is called for, the shareholder should have "Signature
Guaranteed" stamped under his or her signature and guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered securities dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations, and clearing agencies (each an "Eligible Guarantor Institution"). Each fund and its agents reserve the right to reject any signature guarantee pursuant to written signature guarantee standards or procedures, which may be revised in the future to permit them to reject signature guarantees from Eligible Guarantor
Institutions that do not, based on credit guidelines, satisfy such written standards or procedures. Any fund may change the signature guarantee requirements from time to time without prior notice to shareholders.

A signature guarantee may be required for the following situations:
o    remitting redemption proceeds to any person, address or bank account not on record.
o    making  changes to the  account  registration  after the  account  has been opened.
o    transferring  shares  to an  account  in  another  Legg  Mason  fund with a different account registration.

Other:

Fund shares may not be held in, or transferred to, an account with any firm that does not have an agreement with LMIS or its affiliates.

If your account with a fund falls below $500, the fund may ask you to increase your balance. If after 60 days your account is still below $500, the fund may

                                       33

close your account and send you the proceeds. A fund will not require you to redeem accounts that fall below $500 solely as a result of a reduction in the fund's net asset value.

The funds will not accept cash, money orders, traveler's checks, or credit card convenience checks. Third-party checks will not be accepted unless they are from another financial institution made for the purpose of transfer or rollover. The funds will accept non-retirement checks from other fund families and investment companies as long as the registration name on your fund account is the same as that listed on the check.

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for the funds to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Each fund reserves the right to:

o    suspend the offering of shares permanently or for a period of time;
o    change its minimum investment amounts;
o    redeem shares if information provided in the application should prove to be incorrect  in any  manner  judged by the fund to be  material  (i.e.,  in a manner such as to render the  shareholder  ineligible to purchase shares of that class); and
o    delay  sending  out  redemption  proceeds  for up to seven  days if, in the judgment of the Adviser,  the fund could be adversely affected by immediate payment.  A fund may  delay  redemptions  beyond  seven  days,  or  suspend redemptions,  only as permitted by the SEC or the Investment Company Act of
     1940, as amended.

Frequent Trading of Fund Shares:

Frequent trading in a fund's shares increases the fund's administrative costs associated with processing shareholder transactions. In addition, frequent trading may potentially interfere with the efficient management of a fund's portfolio and increase the fund's costs associated with trading the fund's portfolio securities. Under certain circumstances, frequent trading may also dilute the returns earned on shares held by a fund's other shareholders. The funds therefore discourage frequent purchases and redemptions by shareholders.

Each fund reserves the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason. In particular, the Board of
Directors has determined that the funds are not designed to serve as vehicles for frequent trading in response to short-term fluctuations in the securities markets.

Under the funds' frequent trading policy, each fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever a fund detects a pattern of excessive trading. The policy provides that a fund will use its best efforts to restrict a shareholder's trading privileges in the Legg Mason Funds if that shareholder has engaged in four or more "Round Trips" during any rolling 12-month period. However, each fund has the discretion to determine that restricting a shareholder's trading privileges is not necessary (or that a new limit on Round Trips should be established for the shareholder) if it is determined that the pattern of trading is not abusive or harmful to the fund. In making such a determination, the fund will consider, among other things, the nature of the shareholder's account, the perceived reason for the frequent trading, the amount of trading and the particular fund in which the trading has occurred. Additionally, each fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions a fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as requiring purchase

                                       34

orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

A "Round Trip" is defined as a purchase (including subscriptions and exchanges)
into a fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase.
Purchases and sales of a fund's shares pursuant to the Future First(R)
Systematic Investment Plan and Systematic Withdrawal Plan are not considered in determining Round Trips.

With respect to accounts where shareholder transactions are processed or records are kept by third-party intermediaries, the funds use reasonable efforts to monitor such accounts to detect suspicious trading patterns. For any such account that is so identified, a fund will make such further inquiries and take such other actions as shall be considered necessary or appropriate to enforce the funds' frequent trading policy against the shareholder(s) trading through such account and, if necessary, the third-party intermediary maintaining such account. A fund may accept undertakings from intermediaries to enforce frequent trading policies on behalf of the fund that provide a substantially similar level of protection against excessive trading.

Although each fund will monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated.

                                       35

[icon]  SERVICES FOR INVESTORS

Below is a description of services provided to shareholders who own shares directly with the funds. You should contact your Financial Adviser to determine if it offers similar services to those listed below.

Confirmations and Account Statements:

You will receive a confirmation from the funds after each transaction (except a reinvestment of dividends or capital gain distributions, an investment made through the Future First(R) Systematic Investment Plan and withdrawals made through the Systematic Withdrawal Plan). Primary Class shareholders will receive account statements monthly unless there has been no activity in the account. If there has been no monthly activity, Primary Class shareholders will receive a quarterly statement. Institutional Class shareholders will receive account statements monthly.

Systematic Withdrawal Plan:

Primary Class shareholders who are purchasing or already own shares of a fund with a net asset value of $5,000 or more may elect to make systematic withdrawals from the fund. The minimum amount for each withdrawal is $50.
Certain Institutional Class shareholders with an initial net asset value of
$1,000,000 or more may also be eligible to make systematic withdrawals from a fund. These shareholders should contact Legg Mason Investor Services -
Institutional at 1-888-425-6432 to determine their account's eligibility.
Ordinarily, you should not purchase additional shares of the fund when you are a participant in the plan, because there are tax disadvantages associated with such purchases and withdrawals.

Exchange Privilege:

Primary Class: Primary Class shares of a fund may be exchanged for Primary Class shares of any other Legg Mason fund and for Class A shares of the Smith Barney
Cash Portfolio ("Cash Portfolio"). If you choose to exchange your fund shares for shares of the Cash Portfolio, the only exchange option available to you will be to exchange back to Primary Class shares of a Legg Mason fund. You can request an exchange in writing or by telephone.

Institutional Class: Institutional Class shares of a fund may be exchanged for shares of Institutional Class shares of any other Legg Mason fund, provided the investor meets the eligibility criteria of that class of that fund. You can request an exchange in writing (including by Fax).

Important Information About Exchanges: In each case, the fund into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for the fund into which you are exchanging.

There is currently no fee for exchanges. An exchange of a fund's shares will be treated as a sale of the shares being redeemed of the fund from which you are exchanging, and any gain on the sale will generally be taxable.

Each fund reserves the right to terminate or modify the exchange privilege after at least 60 days' prior written notice to shareholders.

If you hold shares through an intermediary, such as a securities brokerage firm, you may acquire shares of another Legg Mason fund by an exchange only if your intermediary has an agreement with the fund's distributor with respect to the class of shares of the Legg Mason fund that you seek to acquire.

                                       36

Mailing of Shareholder Communications:

If two or more members of your household are Legg Mason fund shareholders, you may elect to have all account communications for those funds combined in one convenient mailing. If you have previously elected to have your account communications combined, but wish to discontinue this service, please contact the fund per the instructions below.

------------------------ -----------------------------------------------------------------------------

Primary Class            Call 1-800-822-5544 or write to Legg Mason Funds, c/o Boston Financial Data
Shareholders             Services, P.O. Box 55214, Boston, MA 02205-8504.
------------------------ -----------------------------------------------------------------------------
------------------------ -----------------------------------------------------------------------------
Institutional Class      Call 1-888-425-6432 or write to Legg Mason Investor Services -
Shareholders             Institutional, P.O. Box 17635, Baltimore, MD 21297-1635.
------------------------ -----------------------------------------------------------------------------

                                       37

[icon] DISTRIBUTIONS AND TAXES

Each fund, except High Yield, declares dividends from any net investment income daily and pays them monthly. High Yield declares and pays any dividends from any net investment income monthly. You will begin to earn dividends on shares of a fund as of the settlement date, which is normally the third business day after your order is placed with your Financial Adviser.

Each fund declares and pays dividends from the excess of net short-term capital gain over net long-term capital loss, if any, and distributes substantially all of its net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) and, in the case of High Yield, net realized gains from foreign currency transactions, if any, annually in December. A second distribution of such gain(s) may be necessary in some years to avoid imposition of a federal excise tax. There is no assurance that a fund will realize any capital gain in a given year.

Fund dividends and other distributions are taxable to investors (other than retirement plans and other tax-exempt investors) whether received in cash or reinvested in additional shares of a fund. Dividends from a fund's investment company taxable income (which includes net investment income, the excess of net short-term capital gain over net long-term capital loss and, in the case of High
Yield, net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) are taxable as ordinary income, except that the part of the dividends that is "qualified dividend income" (i.e., dividends on stock of most U.S. corporations and certain foreign corporations with respect to which a fund satisfies certain holding period, debt-financing, and other restrictions), if any, is subject to a maximum federal income tax rate of 15% for individual shareholders who satisfy those restrictions with respect to their shares on which the fund dividends are paid;
it is not expected that a significant part of any fund's dividends will so qualify. Distributions of a fund's net capital gain are taxable as long-term capital gain (also generally at a maximum 15% rate for individual shareholders), regardless of how long you have held your fund shares. A tax statement will be sent to you after the end of each year detailing the tax status of your distributions.

The sale or exchange of fund shares may result in a taxable gain or loss, depending on whether the proceeds are more or less than the cost of your shares.
Any capital gain an individual shareholder recognizes on a redemption or exchange through 2008 of his or her fund shares that have been held for more than one year will generally qualify for a 15% maximum federal income tax rate.

A fund's dividend and interest income on, and gains it realizes from disposition of, foreign securities, if any, may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions.

As required by law, each fund will withhold 28% of all dividends, capital gain distributions and redemption proceeds otherwise payable to individuals and certain other non-corporate shareholders who do not provide the fund with a valid taxpayer identification number. Each fund is also required to withhold 28%
of all dividends and capital gain distributions otherwise payable to those shareholders who are otherwise subject to backup withholding.

Because each investor's tax situation is different, please consult your tax adviser about federal, state, and local tax considerations.

                                       38

Receiving Your Dividends and Other Distributions:

Contact your Financial Adviser to discuss what options are available to you for receiving your dividends and other distributions.

If you own shares directly with the funds, the following conditions apply:

o    your dividends and other distributions will be automatically  reinvested in the  distributing  class of shares of the fund  unless you elect to receive dividends and/or other distributions in cash.

o    Primary Class  shareholders  who have a minimum  account balance of $10,000 may request that their dividends and/or other  distributions be invested in
     Primary Class shares of another  eligible Legg Mason fund or Class A shares of the Cash Portfolio,  provided these funds are available for sale in your state.

o    to change your election,  you must notify the fund at least ten days before the next distribution is to be paid.

o    if the  postal  or  other  delivery  service  is  unable  to  deliver  your distribution  check,  your  distribution  election  will  automatically  be converted to having all  dividends  and other  distributions  reinvested in fund shares.  No interest  will accrue on amounts  represented  by uncashed distribution or redemption checks.

                                       39

 [icon] PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the funds' policies and procedures with respect to the disclosure of their portfolio holdings is available in the funds' Statement of
Additional Information. Each fund's complete portfolio holdings are available at
http://www.leggmason.com/funds/ourfunds/portfolioholdings/ approximately on the next to last business day of the month following each quarter-end, and partial information concerning the funds' portfolio holdings (such as top ten holdings)
is available on the Legg Mason Funds' website, in fact sheets and other formats, approximately on the 10th business day of the month following each quarter-end.
Such information will remain available until the next quarter's holdings are posted.

                                       40

[icon] FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each fund's financial performance for the past five years or, for Core Bond, since inception of the fund. Certain information reflects financial results for a single fund share. Total return represents the rate that an investor would have earned (or lost) on an investment in a fund, assuming reinvestment of all dividends and other distributions. This information has been audited by the funds' independent registered public accounting firm, PricewaterhouseCoopers LLP, whose report, along with the funds' financial statements, is incorporated by reference into the Statement of Additional Information (see back cover) and is included in the annual report for these funds. The funds' annual report is available upon request by calling toll-free 1-800-822-5544.

Limited Duration
Primary Class:

                                                                  Years Ended December 31,
                                           -----------------------------------------------------------------------

                                              2005           2004          2003          2002          2001
------------------------------------------------------------------------------------------------------------------
Net asset value,
   beginning of year                            $10.36         $10.54        $10.70        $10.32        $10.26
                                           -----------------------------------------------------------------------
Investment operations:
   Net investment income                           .33A           .29A          .26A          .41A          .53A
   Net realized and unrealized
    gain/(loss) on investments,
    options and futures                           (.14)          (.09)         (.14)          .38           .06
                                           -----------------------------------------------------------------------
   Total from investment
    operations                                     .19            .20           .12           .79           .59
                                           -----------------------------------------------------------------------
Distributions:
   From net investment income                    (.35)          (.37)         (.28)         (.41)         (.53)
   From net realized gain on
    investments                                   ---          (.01)           ---           ---           ---
                                           -----------------------------------------------------------------------
   Total distributions                           (.35)          (.38)         (.28)         (.41)         (.53)
                                           -----------------------------------------------------------------------
Net asset value,
   end of year                                  $10.20         $10.36        $10.54        $10.70        $10.32
                                           -----------------------------------------------------------------------

Ratios/supplemental data:
   Total return                                  1.83%          1.89%         1.11%         7.79%         5.83%
   Total expenses to average netB
    assets                                       1.00%A         1.00%A        1.00%A        1.00%A        1.00%A
   Net expenses to average net assetsC           1.00%A         1.00%A        1.00%A        1.00%A        1.00%A
   Net investment income
    to average net assets                        3.21%A         2.81%A        2.48%A        3.85%A        5.08%A
   Portfolio turnover rate                       81.6%         238.0%        487.3%        204.1%        535.2%

Net assets, end of year
   (in thousands)                              $219,497       $274,606      $326,844      $379,793      $300,597
------------------------------------------------------------------------------------------------------------------

A  Net of fees waived by LMFA for expenses in excess of a contractual expense

                                       41

   limitation of 1.00% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 1.15%; 2004, 1.21%; 2003,
   1.21%; 2002, 1.19%; and 2001, 1.17%.
B  This ratio reflects total expenses before compensating balance credits, but net of the contractual expense waivers described above.
C  This ratio reflects expenses net of compensating balance credits and contractual expense waivers described above.

Limited Duration
Institutional Class:

                                                                    Years Ended December 31,
                                             -----------------------------------------------------------------------

                                                  2005           2004         2003           2002         2001
--------------------------------------------------------------------------------------------------------------------
Net asset value,
   beginning of year                             $10.37         $10.55        $10.70         $10.32       $10.27
                                             -----------------------------------------------------------------------
Investment operations:
   Net investment income                            .40C           .35C          .32C           .46C         .58C
   Net realized and unrealized
    gain/(loss) on investments,
    options and futures                            (.17)          (.10)         (.14)            .38          .05
                                             -----------------------------------------------------------------------
   Total from investment
    operations                                      .23            .25           .18            .84          .63
                                             --------------------------------------------------------------------
Distributions:
   From net investment income                     (.40)          (.42)         (.33)          (.46)        (.58)
   From net realized gain on
    investments                                    ---          (.01)           ---            ---          ---
                                             ----------------------------------------------------------------------
   Total distributions                            (.40)          (.43)         (.33)          (.46)        (.58)
                                             -----------------------------------------------------------------------
Net asset value,
   end of year                                   $10.20         $10.37        $10.55         $10.70       $10.32
                                             -----------------------------------------------------------------------

Ratios/supplemental data:
   Total return                                   2.29%          2.41%         1.71%          8.35%        6.30%
   Total expenses to average net
    assetsA                                        .46%C          .48%C         .46%C          .47%C        .46%C
   Net expenses to average net assets B            .46%C          .48%C         .46%C          .47%C        .46%C
   Net investment income
    to average net assets                         3.85%C         3.22%C        3.03%C         4.38%C       5.63%C
   Portfolio turnover rate                        81.6%         238.0%        487.3%         204.1%       535.2%

Net assets, end of year
   (in thousands)                                $18,213         $9,546       $7,740         $9,485       $7,221
--------------------------------------------------------------------------------------------------------------------

                                       42

A  This ratio reflects total expenses before compensating balance credits, but net of the contractual expense waivers described below.
B  This ratio reflects expenses net of compensating balance credits and contractual expense waivers described below.
C  Net of fees waived by LMFA for expenses in excess of a contractual expense limitation of 0.50% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 0.62%; 2004, 0.70%; 2003,
   0.68%; 2002, 0.66%; and 2001, 0.63%.

Investment Grade
Primary Class:

                                                                     Years Ended December 31,
                                              ------------------------------------------------------------------------

                                                    2005            2004          2003          2002         2001
----------------------------------------------------------------------------------------------------------------------

Net asset value,
   beginning of year                               $10.81          $10.88        $10.42       $ 10.10        $9.97
                                              ------------------------------------------------------------------------
Investment operations:
   Net investment income                             .49A            .49A          .50A          .54A         .60A
   Net realized and unrealized
    gain/(loss) on investments,
    options and futures                             (.31)             .18           .53           .32          .14
                                              ------------------------------------------------------------------------
   Total from investment
    operations                                        .18             .67          1.03           .86          .74
                                              ------------------------------------------------------------------------
Distributions:
   From net investment income                       (.49)           (.49)         (.50)         (.54)        (.61)
   From net realized gain on
    investments                                     (.10)           (.25)         (.07)           ---          ---
                                              ------------------------------------------------------------------------
   Total distributions                              (.59)           (.74)         (.57)         (.54)        (.61)
                                              ------------------------------------------------------------------------
Net asset value,
   end of year                                     $10.40          $10.81        $10.88        $10.42       $10.10
                                              ------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                                     1.69%           6.29%        10.16%         8.82%        7.52%
   Total expenses to average net assets B           1.00%A          1.00%A        1.00%A        1.00%A       1.00%A
   Net expenses to average net assets C             1.00%A          1.00%A        1.00%A        1.00%A       1.00%A
   Net investment income
    to average net assets                           4.64%A          4.47%A        4.62%A        5.32%A       5.90%A
   Portfolio turnover rate                          51.1%           74.9%         78.2%        131.0%       131.3%

Net assets, end of year
   (in thousands)                                 $366,329        $403,361      $408,685      $334,763     $255,298
----------------------------------------------------------------------------------------------------------------------

                                       43

A  Net of fees waived by LMFA for expenses in excess of a contractual expense limitation of 1.00% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 1.30%; 2004, 1.27%; 2003,
   1.28%; 2002, 1.30%; and 2001, 1.27%.
B  This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.
C  This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

Investment Grade
Institutional Class:

                                                                     Years Ended December 31,
                                              ------------------------------------------------------------------------

                                                     2005            2004          2003          2002         2001
----------------------------------------------------------------------------------------------------------------------
Net asset value,
   beginning of year                               $10.82          $10.89        $10.43       $ 10.11        $9.97
                                              ------------------------------------------------------------------------
Investment operations:
   Net investment income                             .55C            .54C          .55C          .59C         .66C
   Net realized and unrealized
    gain/(loss) on investments,
    options and futures                             (.31)             .17           .53           .31          .14
                                              ------------------------------------------------------------------------
   Total from investment
    operations                                        .24             .71          1.08           .90          .80
                                              ------------------------------------------------------------------------
Distributions:
   From net investment income                       (.55)           (.53)         (.55)         (.58)        (.66)
   From net realized gain on
    investments                                     (.10)           (.25)         (.07)           ---          ---
                                              ------------------------------------------------------------------------
   Total distributions                              (.65)           (.78)         (.62)         (.58)        (.66)
                                              ------------------------------------------------------------------------
Net asset value,
   end of year                                     $10.41          $10.82        $10.89        $10.43       $10.11
                                              ------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                                     2.27%           6.85%        10.71%         9.38%        8.16%
   Total expenses to average net assets A            .44%C           .47%C         .50%C         .48%C        .47%C
   Net expenses to average net assets B              .44%C           .47%C         .50%C         .48%C        .47%C
   Net investment income
    to average net assets                           5.26%C          5.02%C        5.13%C        5.85%C       6.50%C
   Portfolio turnover rate                          51.1%           74.9%         78.2%        131.0%       131.3%

Net assets, end of year
   (in thousands)                                   $20,441        $10,216        $5,895        $2,836       $1,424
----------------------------------------------------------------------------------------------------------------------

A  This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described below.

                                       44

B  This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described below.
C  Net of fees waived by LMFA for expenses in excess of a contractual expense limitation of 0.50% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 0.74%; 2004, 0.73%; 2003,
   0.78%; 2002, 0.78%; and 2001, 0.74%.

High Yield
Primary Class:

                                                                  Years Ended December 31,
                                            ---------------------------------------------------------------------

                                                    2005          2004          2003         2002          2001
-----------------------------------------------------------------------------------------------------------------
Net asset value,
   beginning of year                                $9.39         $9.10         $7.96        $9.22        $10.18
                                            ---------------------------------------------------------------------
Investment operations:
   Net investment income                             .67           .62           .63          .77           .94
   Net realized and unrealized
    gain/(loss) on investments                      (.46)           .29          1.15       (1.26)         (.94)
                                            ---------------------------------------------------------------------
   Total from investment
    operations                                       .21           .91          1.78        (.49)           ---
                                            ---------------------------------------------------------------------
Distributions:
   From net investment income                       (.67)         (.62)         (.64)        (.77)         (.96)
                                            ---------------------------------------------------------------------
   Total distributions                              (.67)         (.62)         (.64)        (.77)         (.96)
                                            ---------------------------------------------------------------------
Net asset value,
   end of year                                      $8.93         $9.39         $9.10       $ 7.96         $9.22
                                            ---------------------------------------------------------------------

Ratios/supplemental data:
   Total return                                     2.39%        10.51%        23.03%      (5.28)%        (.13)%
   Total expenses to average net
    assetsA                                         1.40%         1.36%         1.41%        1.36%         1.51%
   Net expenses to average net
    assetsB                                         1.40%         1.36%         1.41%        1.36%         1.51%
   Net investment income
    to average net assets                           7.28%         6.79%         7.26%        9.06%         9.59%
   Portfolio turnover rate                         134.0%        109.1%        122.3%        96.6%        130.0%

Net assets, end of year
   (in thousands)                                 $157,399      $205,314      $223,773     $162,175      $199,214
-----------------------------------------------------------------------------------------------------------------

A This ratio reflects total expenses before compensating balance credits.
B This ratio reflects expenses net of compensating balance credits.

                                       45

High Yield
Institutional Class:

                                                                 Years Ended December 31,
                                          -----------------------------------------------------------------------

                                                  2005          2004         2003          2002          2001
-----------------------------------------------------------------------------------------------------------------
Net asset value,
  beginning of year                               $9.41        $9.11         $7.96         $9.20        $10.18
                                          -----------------------------------------------------------------------
Investment operations:
  Net investment income                             .71          .66           .66           .78          1.01
  Net realized and unrealized
    gain/(loss) on investments,                    (.45)          .31          1.15        (1.24)        (1.00)
                                          -----------------------------------------------------------------------
  Total from investment
    operations                                      .26          .97          1.81         (.46)           .01
                                          -----------------------------------------------------------------------
Distributions:
  From net investment income                       (.71)        (.67)         (.66)         (.78)         (.99)
                                          ---------------------------------------------------------------------
  Total distributions                              (.71)        (.67)         (.66)         (.78)         (.99)
                                          -----------------------------------------------------------------------
Net asset value,
  end of year                                     $8.96        $9.41         $9.11        $ 7.96         $9.20
                                          -----------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                    2.94%       11.15%        23.54%       (5.00)%        (.06)%
  Total expenses to average net
    assetsA                                        .85%         .80%          .85%          .82%          .97%
  Net expenses to average net
    assetsB                                        .84%         .80%          .85%          .82%          .97%
  Net investment income
    to average net assets                         7.93%        7.38%         7.78%         9.63%        10.20%
  Portfolio turnover rate                        134.0%       109.1%        122.3%         96.6%        130.0%

Net assets, end of year
  (in thousands)                                 $12,389       $8,747       $6,434        $2,704        $1,331
-----------------------------------------------------------------------------------------------------------------

A This ratio reflects total expenses before compensating balance credits.
B This ratio reflects expenses net of compensating balance credits.

                                       46

Core Bond:

                                                                                 Year Ended December 31,
                                                               ------------------------------------------------------

                                                                                   2005                2004A
---------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                                                     $9.95              $10.00
                                                                              ---------------------------------------
Investment operations:
                 Net investment income                                                  .32B                .18B
                 Net realized and unrealized gain/(loss) on
                 investments                                                           (.23)                .004
                                                                              ---------------------------------------
                 Total from investment operations                                       .09                 .18
                                                                              ---------------------------------------
Distributions:
                 From net investment income                                            (.33)               (.21)
                 From net realized gain on investments                                (.002)               (.02)
                                                                              ---------------------------------------
                 Total distributions                                                   (.33)               (.23)
                                                                              ---------------------------------------
Net asset value, end of year                                                           $9.71               $9.95
                                                                              ---------------------------------------

Ratios/supplemental data:
                 Total return                                                           .94%               1.90%C
                 Total expenses to average net assetsD                                 1.00%B              1.00%B,E
                 Net expenses to average net assetsF                                   1.00%B              1.00%B,E
                 Net investment income to average net assets                           3.29%B              2.50%B,E
                 Portfolio turnover rate                                              435.7%              233.8%C

Net assets, end of year (in thousands)                                               $71,825              $63,773
---------------------------------------------------------------------------------------------------------------------

A For the period February 27, 2004 (commencement of operations) to December 31, 2004
B Net of fees waived by LMFA for expenses in excess of the contractual expense limitation of 1.00%
  until April 30, 2006. If no fees had been waived by LMFA, the annaulized ratio of expenses to daily average net assets would have been as follows: for the year ended December 31, 2005, 1.38%; and 2004, 1.56%.
C Not annualized.
D This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.
E Annualized
F This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

                                       47

                       THIS PAGE INTENTIONALLY LEFT BLANK

LEGG MASON FUNDS PRIVACY POLICY

We are committed to keeping nonpublic personal information about you secure and confidential. This notice is intended to help you understand how we fulfill this commitment.

From time to time, we may collect a variety of personal information about you, including:

o    information  we  receive  from  you on  applications  and  forms,  via  the telephone, and through our websites;
o    information  about your  transactions  with us, our  affiliates,  or others
     (such as your purchases, sales, or account balances); and
o    information we receive from consumer reporting agencies.

We do not disclose your nonpublic personal information, except as permitted by applicable law or regulation. For example, we may share this information with others in order to process your transactions. We may also provide this information to companies that perform services on our behalf, such as printing and mailing, or to other financial institutions with whom we have joint marketing agreements. We will require these companies to protect the confidentiality of this information and to use it only to perform the services for which we hired them.

With respect to our internal security procedures, we maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information, and we restrict access to this information.

If you decide at some point either to close your account(s) or become an inactive customer, we will continue to adhere to our privacy policies and practices with respect to your nonpublic personal information.

                    [This page is not part of the Prospectus]

Legg Mason Income Trust, Inc.

The following additional information about the funds is available upon request and without charge:

Statement of Additional Information (SAI) - The SAI is filed with the SEC and is hereby incorporated by reference into (is considered part of) this Prospectus.
The SAI provides further information and additional details about each fund and its policies. The SAI is available free of charge at the Legg Mason Funds'
website listed below.

Annual and Semi-Annual Reports - Additional information about each fund's investments is available in the funds' annual and semi-annual reports to shareholders. In the funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each fund's performance during its last fiscal year. These reports are available free of charge at the Legg Mason Funds' website listed below.

To  request  the  SAI  or  any  reports  to  shareholders,  or  to  obtain  more information:

    Primary Class Shareholders             Institutional Class Shareholders
         Legg Mason Funds           Legg Mason Investor Services - Institutional
c/o Boston Financial Data Services              P.O. Box 17635
          P.O. Box 55214                   Baltimore, Maryland 21297-1635
Boston, Massachusetts 02205-8504                 1-888-425-6432
          1-800-822-5544                   www.lminstitutionalfunds.com
      www.leggmasonfunds.com

         Information about the funds, including the SAI, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the
operation of the Public Reference Room may be obtained by calling the SEC at
1-202-942-8090. Reports and other information about the funds are available on the EDGAR database on the SEC's Internet site at www.sec.gov. Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the SEC's
Public Reference Section, Washington, D.C. 20549-0102.

LMF-025                             Investment Company Act File Number 811-05029
KC SKU#536680

                          LEGG MASON INCOME TRUST, INC.

                   Legg Mason Limited Duration Bond Portfolio
                  Legg Mason Investment Grade Income Portfolio
                         Legg Mason High Yield Portfolio
                 (Primary Class and Institutional Class Shares)
                                       and
                            Legg Mason Core Bond Fund
                             (Primary Class Shares)

                       STATEMENT OF ADDITIONAL INFORMATION

                                   May 1, 2006

This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the funds' Prospectus dated May 1, 2006, which has been filed with the U.S. Securities and Exchange Commission ("SEC"). The funds'
financial statements, notes thereto and the report of their independent registered public accounting firm are incorporated by reference from the funds'
annual report to shareholders into (and are therefore legally part of) this SAI.
A copy of the Prospectus or the annual report may be obtained without charge from the funds' distributor, Legg Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544 (Primary Class shares) or 1-888-425-6432 (Institutional
Class shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

--------------------------------------------------------------------------------
         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.
--------------------------------------------------------------------------------

                            DESCRIPTION OF THE FUNDS

         Legg Mason Income Trust, Inc. ("Corporation") is a diversified open-end management investment company established as a Maryland corporation on April 28,
1987. Legg Mason Limited Duration Bond Portfolio ("Limited Duration"), Legg
Mason Investment Grade Income Portfolio ("Investment Grade"), Legg Mason High
Yield Portfolio ("High Yield") and Legg Mason Core Bond Fund ("Core Bond") are
separate series of the Corporation (each, a "fund"). Prior to August 31, 2004,
Limited Duration was known as Legg Mason U.S. Government Intermediate Term
Portfolio.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Limited Duration's investment objective is to maximize total return, consistent with prudent investment management by investing to obtain an average modified duration of the fund that will range within 25% of the duration of the
Merrill Lynch 1-3 Year Treasury Index. Investment Grade's investment objective is to seek a high level of current income through investment in a diversified portfolio of debt securities. Core Bond's investment objective is to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain an average modified duration expected to range within 20%
of the duration of the domestic bond market as a whole (normally three to six years, although this may vary) as measured by Western Asset Management Company, the fund's investment adviser. High Yield's investment objective is to seek high current income and, secondarily, capital appreciation. The investment objective of each fund is non-fundamental and may be changed by the Corporation's Board of
Directors ("Board of Directors") without shareholder approval upon 60 days'
prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations, that cannot be changed except by a vote of its shareholders:

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33 1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls.

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act").

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests.

4.       Senior Securities: Each fund may not issue senior securities, except as permitted under the 1940 Act Laws, Interpretations and Exemptions.

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests.

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities.

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment limitation on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing: Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities: Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent the fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments. (High Yield does not intend to make short sales against the box in excess of 5% of its net assets during the coming year).

                                       2

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) the fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) the fund may make margin payments in connection with foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectus or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in the value of portfolio securities, in the asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain required asset coverage and adequate liquidity.

         Each fund may not change its policy to invest at least 80% of its net assets, plus any borrowing for investment purposes, in the type of securities suggested by its name as described in the prospectus ("Named Investments")
unless it provides shareholders with at least 60 days' written notice of such change. Each fund will consider an instrument, including a synthetic instrument, to be a Named Investment if, in the judgment of the Adviser, it has economic characteristics similar to a Named Investment. Such instruments would include, but are not limited to, futures contracts and related options, mortgage-related securities, asset-backed securities, reverse repurchase agreements and dollar rolls.

                         INVESTMENT STRATEGIES AND RISKS

The following applies to all of the funds, unless otherwise indicated:

Yield Factors and Ratings

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") and other nationally recognized statistical rating organizations ("NRSROs") are private services that provide ratings of the credit quality of obligations. Investment grade bonds are generally considered to be those bonds rated at the time of purchase within one of the four highest grades assigned by S&P or Moody's. A fund may use these ratings in determining whether to purchase, sell or hold a security. These ratings represent Moody's and S&P's opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, obligations with the same maturity, interest rate and rating may have different market prices. A description of the ratings assigned to corporate debt obligations by S&P and Moody's is included in Appendix A.

         Credit rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value.
Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates. Subsequent to its purchase by a fund, an issue of obligations may cease to be rated or its rating may be reduced below the minimum rating required for purchase by that fund. The adviser will consider such an event in determining whether a fund should continue to hold the obligation, but is not required to dispose of it.

         In addition to ratings assigned to individual bond issues, the adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial condition of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of interest and principal.

                                       3

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. When a fund loans a security to another party, it runs the risk that the other party will default on its obligation, and that the value of the collateral will decline before the fund can dispose of it.

         These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. In the event of the bankruptcy of the other party to a securities loan, a fund could experience delays in recovering the securities lent. To the extent that, in the meantime, the value of the collateral had decreased or the securities that were lent increased, a fund could experience a loss.

         Each fund will enter into securities loan transactions only with financial institutions that the adviser believes to present minimal risk of default during the term of the loan. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund presently does not intend to loan more than 5% of its portfolio securities at any given time.

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and U.S.
dollar denominated money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S.
Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date. The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less, but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days` duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system. Each fund may also engage in "tri-party" repurchase agreements, where an unaffiliated third party custodian maintains accounts to hold collateral for the fund and its counterparties.

                                       4

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Reverse Repurchase Agreements and Dollar Rolls

         A reverse repurchase agreement is a portfolio management technique in which a fund temporarily transfers possession of a portfolio instrument to another person, such as a financial institution or broker-dealer, in return for cash. At the same time, the fund agrees to repurchase the instrument at an agreed-upon time (normally within seven days) and price, which includes an amount essentially equivalent to an interest payment.

         A fund may engage in reverse repurchase agreements as a means of raising cash to satisfy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio investments. A fund may also engage in reverse repurchase agreements in order to reinvest the proceeds in other securities or repurchase agreements. Such a use of reverse repurchase agreements would constitute a form of leverage.

         The funds may also enter into dollar roll transactions in which a fund sells a fixed income security for delivery in the current month and simultaneously contracts to purchase substantially similar (same type, coupon and maturity) securities at an agreed upon future time. By engaging in the dollar roll transaction the fund forgoes principal and interest paid on the security that is sold, but receives the difference between the current sales price and the forward price for the future purchase. The fund would also be able to invest the proceeds of the securities sold.

         When a fund reinvests the proceeds of a reverse repurchase agreement or dollar roll in other securities, any fluctuations in the market value of either the securities the fund is committed to purchase from the other party or the securities in which the proceeds are invested would affect the market value of the fund's assets. As a result, such transactions could increase fluctuation in the fund's net asset value. If a fund reinvests the proceeds of the agreement or dollar roll at a rate lower than the cost of the agreement or dollar roll, engaging in the agreement or dollar roll will lower the fund's yield.

         Any reverse repurchase agreement or dollar roll that extends for more than seven days may be considered illiquid and, if so, would be subject to a fund's limit on investments in illiquid securities of 15% of net assets.

         To avoid potential leveraging effects of reverse repurchase agreements and dollar rolls, each fund will segregate cash or other appropriate liquid securities with a value at least equal to the fund's obligation under the agreements or dollar rolls.

         Although the funds do not consider dollar rolls to be borrowings within the meaning of their non-fundamental investment limitations, certain regulators may consider dollar rolls as borrowings for some purposes.

Warrants

         Although not a fundamental policy subject to shareholder vote, each fund may not invest more than 5% of the value of its net assets, taken at the lower of cost or market value, in warrants or invest more than 2% of the value of such net assets in warrants not listed on the New York or American Stock
Exchanges. With respect to High Yield, this restriction does not apply to warrants attached to, or sold as a unit with, other securities. For purposes of this restriction, the term "warrants" does not include options on securities, stock or bond indices, foreign currencies or futures contracts.

                                       5

Mortgage-Related Securities

         Mortgage-related securities represent an ownership interest in a pool of residential mortgage loans. These securities are designed to provide monthly payments of interest and, in most instances, principal to the investor. The mortgagor's monthly payments to his/her lending institution are "passed-through"
to investors such as a fund. Most issuers or poolers provide guarantees of payments, regardless of whether or not the mortgagor actually makes the payment.
The guarantees made by issuers or poolers are backed by various forms of credit, insurance and collateral. They may not extend to the full amount of the pool.

         Pools consist of whole mortgage loans or participations in loans. The majority of these loans are made to purchasers of one- to four-family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, a fund may purchase pools of variable-rate mortgages, growing-equity mortgages, graduated-payment mortgages and other types.

         All poolers apply standards for qualification to lending institutions which originate mortgages for the pools. Poolers also establish credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

         The majority of mortgage-related securities currently available are issued by governmental or government-related organizations formed to increase the availability of mortgage credit. The largest government-sponsored issuer of mortgage-related securities is Government National Mortgage Association
("GNMA"). GNMA certificates ("GNMAs") are interests in pools of mortgage loans insured by the Federal Housing Administration or by the Farmer's Home
Administration ("FHA") or guaranteed by the Veterans Administration ("VA").
Fannie Mae and Freddie Mac each issue pass-through securities that they respectively guarantee as to principal and interest. Securities issued by GNMA and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         The average life of mortgage-related securities varies with the maturities and the nature of the underlying mortgage instruments. For example,
GNMAs tend to have a longer average life than Freddie Mac participation certificates ("PCs") because there is a tendency for the conventional and privately insured mortgages underlying Freddie Mac PCs to repay at faster rates than the FHA and VA loans underlying GNMAs. In addition, the term of a security may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages through refinances or otherwise. The occurrence of mortgage prepayments is affected by various factors, including the level of interest rates, general economic conditions, the location and age of the mortgaged property and other social and demographic conditions.

         In determining the dollar-weighted average maturity of a fund's portfolio, the adviser will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that a different prepayment rate is likely. For example, where a GNMA has a high interest rate relative to the market, that GNMA is likely to have a shorter overall maturity than a GNMA with a market rate coupon. Moreover, the adviser may deem it appropriate to change the projected average life for a fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder of the mortgage-related security with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a

                                       6

security representing an interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates.

         Although the market for mortgage-related securities issued by private organizations is becoming increasingly liquid, such securities may not be readily marketable. Each fund will not purchase mortgage-related securities for which there is no established market or any other investments which the adviser deems to be illiquid if, as a result, more than 15% of the value of the fund's net assets would be invested in such illiquid securities and investments.

Step Down Preferred Securities

         Some of the securities purchased by Investment Grade and High Yield may also include step down perpetual preferred securities. These securities are issued by a real estate investment trust ("REIT") making a mortgage loan to a single borrower. The dividend rate paid by these securities is initially relatively high, but "steps down" yearly. The securities are subject to call if the REIT suffers an unfavorable tax event and to tender by the REIT's equity holders in the 10th year; both events could be on terms unfavorable to the holder of the preferred securities. The value of these securities will be affected by changes in the value of the underlying mortgage loan. The REIT is not diversified, and the value of the mortgaged property may not cover its obligations. Step down perpetual preferred securities are considered restricted securities under the 1933 Act.

Asset-Backed Securities

         Asset-backed securities are structurally similar to mortgage-backed securities, but are secured by an interest in a different type of receivable.
Asset-backed securities therefore present certain risks that are not presented by mortgage-related debt securities or other securities in which a fund may invest. Primarily, these securities do not have the benefit of the same security interest in the related collateral.

         Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit agreements.
The value of such securities partly depends on loan repayments by individuals, which may be adversely affected during general downturns in the economy. Like mortgage-related securities, asset-backed securities are subject to the risk of prepayment. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities, however, is greater than in the case of mortgage-backed securities.

         Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

                                       7

U.S. Government Obligations

         U.S. Government securities include (1) U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S.
Treasury bonds (maturities generally greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities that are supported by any of the following: (a) the full faith and credit of the U.S.
Government (such as GNMA certificates); (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Government (such as obligations of the Federal Home Loan Banks); (c) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities (such as securities issued by Fannie Mae); or (d) only the credit of the instrumentality (such as securities issued by Freddie Mac). In the case of obligations not backed by the full faith and credit of the United
States, a fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Neither the U.S. Government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue. Therefore, the market value of such securities will fluctuate in response to changes in interest rates.

Variable and Floating Rate Securities

         Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

         A fund may invest in floating rate debt instruments ("floaters") and engage in credit-spread trades. The interest rate on a floater is a variable rate that is tied to another interest rate, such as a corporate bond index or
Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a fund with a certain degree of protection against rising interest rates, the fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         A fund may also invest in inverse floating rate debt instruments
("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

         A floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in some floaters is associated with greater volatility in their market values.

         With respect to purchasable variable and floating rate instruments, the fund's adviser will consider the earning power, cash flows and liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to a demand feature, will monitor their financial status to meet payment on demand. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the fund to dispose of a variable or floating rate note if the issuer defaulted on its payment obligation or during periods that the fund is not entitled to exercise its demand rights, and the fund could, for these or other reasons, suffer a loss with respect to such instruments. In determining average-weighted portfolio maturity, an instrument will be deemed to have a maturity equal to either the period remaining until the next interest rate adjustment or the time the fund can recover payment of principal as specified in the instrument, depending on the type of instrument involved.

                                       8

Commercial Paper and Other Short-Term Investments

         A fund may purchase commercial paper issued pursuant to the private placement exemption in Section 4(2) of the Securities Act of 1933. Section 4(2)
paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. The fund may or may not regard such securities as illiquid, depending on the circumstances of each case.

         A fund may also invest in obligations (including certificates of deposit, demand and time deposits and bankers' acceptances) of U.S. banks and savings and loan institutions. While domestic bank deposits are insured by an agency of the U.S. Government, a fund will generally assume positions considerably in excess of the insurance limits.

Corporate Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their short-term credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

Callable Debt Securities

         A debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, that fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objectives.

Inflation-Indexed Securities

         The funds may also invest in U.S. Treasury securities whose principal value is adjusted daily in accordance with changes to the Consumer Price Index
(also known as "Treasury Inflation-Indexed Securities"). Interest is calculated on the basis of the adjusted principal value on the payment date. The principal value of Treasury Inflation-Indexed Securities declines in periods of deflation, but holders at maturity receive no less than par. If inflation is lower than expected during the period a fund holds the security, the fund may earn less on it than on a conventional bond. Any increase in principal value is taxable in the year the increase occurs, even though the holders do not receive cash representing the increase at that time. Changes in market interest rates from causes other than inflation will likely affect the market prices of Treasury
Inflation-Indexed Securities in the same manner as conventional bonds.

Preferred Stocks and Convertible Securities

         A preferred stock pays dividends at a specified rate and has preference over common stock in the payment of dividends and the liquidation of an issuer's assets, but is junior to the debt securities of the issuer in those same respects. The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in an issuer's creditworthiness than are the prices of debt securities. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Under ordinary circumstances, preferred stock does not carry voting rights.

                                       9

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

         Many convertible securities are rated below investment grade or, if unrated, are considered to be of comparable quality by the advisers.

         Investment Grade does not intend to exercise conversion rights for any convertible security it owns and does not intend to hold any security which has been subject to conversion.

Lower-Rated Securities

         Non-investment grade securities, i.e., securities rated below Baa by
Moody's and/or BBB by S&P or comparable ratings of other NRSROs or unrated securities of comparable quality, are described as "speculative" by Moody's and
S&P and may be subject to greater market fluctuations and greater risk of loss of income or principal, including a greater possibility of default or bankruptcy of the issuer of such securities, than are more highly rated debt securities.
Such securities are commonly referred to as "junk bonds." A fund's adviser seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions and will monitor the ratings of securities held by the funds and the creditworthiness of their issuers. If the rating of a security in which a fund has invested falls below the minimum rating in which the fund is permitted to invest, the fund will either dispose of that security within a reasonable time or hold the security for so long as the fund's adviser determines appropriate for that fund, having due regard for market conditions, tax implications and other applicable factors.

         A lower-rated debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, the fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objective because, for example, the fund may be able to reinvest the proceeds only in securities with lower yields or may receive a price upon sale that is lower than it would have received in the absence of the redemption. If a fund experiences unexpected net redemptions, it may be forced to sell its higher-rated securities, resulting in a decline in the overall credit quality of the fund's investment fund and increasing the exposure of the fund to the risks of lower-rated securities.

         At certain times in the past, the prices of many lower-rated securities declined, indicating concerns that issuers of such securities might experience financial difficulties. At those times, the yields on lower-rated securities rose dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuers' financial restructuring or default. There can be no assurance that such declines will not recur.

                                       10

         The ratings of Moody's and S&P represent the opinions of those agencies as to the quality of the debt securities that they rate. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. If securities are rated investment grade by one rating organization and below investment grade by others, a fund's investment adviser may rely on the rating that it believes is more accurate and may consider the instrument to be investment grade. Each fund's Adviser will consider a security's quality and credit rating when determining whether such security is an appropriate investment. Subject to its investment objective, policies and applicable law, a fund may purchase a security with the lowest rating.

         The market for lower-rated securities may be thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold, and may make it difficult for a fund to obtain market quotations daily. If market quotations are not available, these securities will be valued by a method that the Board of Directors believe accurately reflects fair market value. Judgment may play a greater role in valuing lower-rated debt securities than is the case with respect to securities for which a broader range of dealer quotations and last-sale information is available. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

         Although the prices of lower-rated bonds are generally less sensitive to interest rate changes than are higher-rated bonds, the prices of lower-rated bonds may be more sensitive to adverse economic changes and developments regarding the individual issuer. Although the market for lower-rated debt securities is not new, and the market has previously weathered economic downturns, there has been in recent years a substantial increase in the use of such securities to fund corporate acquisitions and restructurings. Accordingly, the past performance of the market for such securities may not be an accurate indication of its performance during future economic downturns or periods of rising interest rates. When economic conditions appear to be deteriorating, medium- to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of the prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

         Adverse economic developments can disrupt the market for lower-rated securities and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities. Lower-rated securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. In addition, the secondary market for lower-rated securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, a fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Therefore, prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating a fund's net asset value.

Zero Coupon Bonds

         Zero coupon bonds are debt obligations that make no fixed interest payments but instead are issued at a significant discount from face value. Like other debt securities, the market price can reflect a premium or discount, in addition to the original issue discount, reflecting the market's judgment as to the issuer's creditworthiness, the interest rate or other similar factors. The original issue discount approximates the total amount of the interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Because zero coupon bonds do not make periodic interest payments, the prices of those bonds can be very volatile when market interest rates change.

         The original issue discount on zero coupon bonds must be included in a fund's gross income ratably as it accrues. Accordingly, to continue to qualify for tax treatment as a regulated investment company and to avoid a certain

                                       11

excise tax, a fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. See "Additional Tax
Information." These distributions must be made from a fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. Such sales could occur at a time that would be disadvantageous to a fund and when the fund would not otherwise choose to dispose of the assets.

Pay-In-Kind Securities

         Core Bond and Limited Duration may invest in pay-in-kind securities, which have some characteristics similar to those of zero coupon securities, but interest on such securities generally is paid in the form of the issuer's obligations of the same type rather than cash.

Trust Originated Preferred Securities

         The funds may also invest in trust originated preferred securities, a type of security issued by financial institutions such as banks and insurance companies. Trust originated preferred securities represent interests in a trust formed by a financial institution. The trust sells preferred shares and invests the proceeds in notes issued by the financial institution. These notes may be subordinated and unsecured. Distributions on the trust originated preferred securities match the interest payments on the notes; if no interest is paid on the notes, the trust will not make current payments on its preferred securities.
Trust originated preferred securities currently enjoy favorable tax treatment for the issuers. If the tax characterization of these securities were to change adversely, they could be redeemed by the issuers, which could result in a loss to a fund. In addition, some trust originated preferred securities are restricted securities available only to qualified institutional buyers under
Rule 144A.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days and restricted securities other than those the adviser has determined are liquid pursuant to guidelines established by the
Board of Directors and securities involved in swap, cap, floor, and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid securities than those for which a more active market exists.

         As described under "Private Placements," Limited Duration and
Investment Grade are also subject to a 5% limit on investments in restricted securities. Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A under the 1933 Act. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The adviser, acting pursuant to guidelines established by the Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for

                                       12

an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Such a fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, and in an amount not exceeding 5% of the value of the total assets of the fund at the time the borrowing is made, are not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, futures and forward contracts, short-options positions, and repurchase agreements.

Municipal Obligations

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. "General obligation" bonds are secured by the issuer's pledge of its faith, credit and taxing power. "Revenue" bonds are payable only from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source such as the corporate user of the facility being financed.
Private activity bonds ("PABs") are usually revenue bonds and are not payable from the unrestricted revenues of the issuer. The credit quality of PABs is usually directly related to the credit standing of the corporate user of the facilities. In addition, certain types of PABs are issued by or on behalf of public authorities to finance various privately operated facilities, including certain pollution control facilities, convention or trade show facilities, and airport, mass transit, port or parking facilities. A third type of municipal obligation popular in some areas is the municipal lease obligation, which is issued by a state or local government to acquire land, equipment or facilities and typically is not fully backed by the municipality's credit. If funds are not appropriated for the following year's lease payments, a lease may terminate, with the possibility of default on the lease obligation and significant loss to a fund.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating

                                       13

expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which other registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of the acquired investment company; (ii) securities issued by any one investment company having a value in excess of 5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         To the extent an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

Private Placements

         Each fund may acquire restricted securities in private placement transactions, directly from the issuer or from security holders, frequently at higher yields than comparable publicly traded securities. Privately-placed securities can be sold by each fund only (1) pursuant to SEC Rule 144A or another exemption; (2) in privately negotiated transactions to a limited number of purchasers; or (3) in public offerings made pursuant to an effective registration statement under the 1933 Act. Private or public sales of such securities by a fund may involve significant delays and expense. Private sales require negotiations with one or more purchasers and generally produce less favorable prices than the sale of comparable unrestricted securities. Public sales generally involve the time and expense of preparing and processing a registration statement under the 1933 Act and may involve the payment of underwriting commissions; accordingly, the proceeds may be less than the proceeds from the sale of securities of the same class which are freely marketable.

                                       14

Restrictions: Restricted securities will not be purchased by either Limited
Duration or Investment Grade if, as a result, more than the 5% of the fund's assets would consist of restricted securities.

The following information about futures and options applies to each fund as indicated:

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, and swaps, and Limited Duration and High Yield may also invest in forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments"), to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage Limited Duration's and High Yield's foreign currency exposure (including exposure to the euro) as well as other risks of these funds' investments that can affect their net asset values. The funds' adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time.

         As an operating policy, each fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since Limited Duration and High Yield are authorized to invest in foreign securities, each fund may purchase and sell foreign currency
(including the euro) derivatives.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that the fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If a fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         With respect to Core Bond, Limited Duration and High Yield, in addition to the instruments, strategies and risks described below, the adviser expects to discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These new opportunities may become available as the adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. The adviser may utilize these opportunities to the extent that they are consistent with the fund's investment objective and permitted by its investment limitations and applicable regulatory authorities.

                                       15

The fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The fund's Prospectus or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

     (1) Successful use of most Financial Instruments depends upon the adviser's ability to predict  movements of the overall  securities,  currency and interest rate markets,  which requires  different  skills than predicting  changes in the prices of individual  securities.  There can be no assurance that any particular strategy will succeed, and use of Financial  Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

     (2)  There  might  be an  imperfect  correlation,  or even no  correlation, between price  movements of a Financial  Instrument  and price  movements of the investments being hedged.  For example,  if the value of a Financial  Instrument used in a short hedge  increased by less than the decline in value of the hedged investment, the hedge would not be fully successful.  Such a lack of correlation might  occur due to  factors  unrelated  to the value of the  investments  being hedged, such as speculative or other pressures on the markets in which Financial
Instruments are traded. The effectiveness of hedges using Financial  Instruments on indices will depend on the degree of correlation  between price  movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     (3) If successful,  the above-discussed  strategies can reduce risk of loss by wholly or partially  offsetting  the  negative  effect of  unfavorable  price movements.  However,  such  strategies can also reduce  opportunity  for gain by offsetting the positive effect of favorable price movements.  For example,  if a fund entered into a short hedge  because the adviser  projected a decline in the price of a security  in the  fund's  portfolio,  and the price of that  security increased  instead,  the gain from that  increase  might be wholly or  partially offset by a decline in the price of the Financial  Instrument.  Moreover, if the price of the  Financial  Instrument  declined  by more than the  increase in the price of the security,  the fund could suffer a loss.  In either such case,  the fund would have been in a better position had it not attempted to hedge at all.

     (4) As  described  below,  a fund might be required to maintain  segregated assets as "cover," or make margin  payments when it takes positions in Financial
Instruments involving obligations to third parties (i.e.,  Financial Instruments other than purchased options).  If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such

                                       16

assets or accounts or make such payments until the position  expired or matured.
These requirements might impair a fund's ability to sell a portfolio security or make an investment  at a time when it would  otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

     (5) A fund's  ability to close out a  position  in a  Financial  Instrument prior to expiration or maturity  depends on the existence of a liquid  secondary market or, in the absence of such a market,  the ability and  willingness of the other party to the transaction (the  "counterparty") to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or a fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

                                       17

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives the fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

                                       18

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund, as the call writer, will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If the adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If the adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

                                       19

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. A fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, a fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by the adviser may still not result in a successful transaction. The adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

                                       20

         INDEX FUTURES - Limited Duration, High Yield and Core Bond only. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, the fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, the fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, the fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where the fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise, price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS -- High
Yield only. The fund may use options and futures contracts on foreign currencies
(including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which the fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that the fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes. The adviser may choose not to hedge any or all of the fund's exposure to foreign currencies.

         The fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements

                                       21

in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, the fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, the fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS -- High Yield only. The fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

         Such transactions may serve as long hedges; for example, the fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, the fund may sell a forward currency contract to lock in the U.S.
dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         The fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if the fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The fund could, in fact, lose money on both legs of the hedge, i.e., between the euro and proxy currency, and between the proxy currency and the dollar.

                                       22

         The fund also may use forward currency contracts to attempt to enhance income or yield. The fund could use forward currency contracts to increase its exposure to foreign currencies that the adviser believes might rise in value relative to the U.S. dollar or shift its exposure to foreign currency fluctuations from one country to another. For example, if the fund owned securities denominated in a foreign currency and the adviser believed that currency would decline relative to another currency, it might enter into a forward currency contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency.

         The cost to the fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on the adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change the fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the adviser anticipates. There is no assurance that the adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within

                                       23

the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS -- Limited Duration, High Yield and
Core Bond may enter into swaps, caps, floors, and collars, and Investment Grade may enter into swaps, to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The adviser and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid and Restricted Investments."

         Investment Grade does not intend to engage in swaps with a value equaling over 10% of its total assets. In addition, no more than 5% of the funds' assets can be exposed at any time through swaps with any one counterparty and each counterparty will have a minimum S&P rating of AA.

Yankee Bonds

     Each fund may invest in Yankee dollar  obligations,  which are U.S.  dollar denominated  securities  issued  by  foreign  corporations  and  traded  on U.S.
markets. Although U.S. dollar denominated, Yankee dollar obligations may possess

                                       24

some of the same  risks as those  associated  with  the  investment  in  foreign securities (see below).

The following investment policy applies only to Limited Duration, High Yield and
Core Bond:

Loan Participations and Assignments

         A fund may purchase an interest in loans originated by banks and other financial institutions. Policies of each of these funds limit the percentage of the fund's assets that can be invested in the securities of any one issuer or in issuers primarily involved in one industry. Legal interpretations by the SEC staff may require a fund, in some instances, to treat both the lending bank and the borrower as "issuers" of a loan participation to the fund. In combination, a fund's policies and the SEC staff's interpretations may limit the amount the fund can invest in loan participations.

         Although some of the loans in which a fund invests may be secured, there is no assurance that the collateral can be liquidated in particular cases, or that its liquidation value will be equal to the value of the debt. Borrowers that are in bankruptcy may pay only a small portion of the amount owed, if they are able to pay at all. Where a fund purchases a loan through an assignment, there is a possibility that the fund will, in the event the borrower is unable to pay the loan, become the owner of the collateral. This involves certain risks to the fund as a property owner.

         Loans are often administered by a lead bank, which acts as agent for the lenders in dealing with the borrower. In asserting rights against the borrower, a fund may be dependent on the willingness of the lead bank to assert these rights, or upon a vote of all the lenders to authorize the action. Assets held by the lead bank for the benefit of a fund may be subject to claims of the lead bank's creditors.

The following investment policies apply only to Limited Duration and High Yield:

Foreign Securities

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in foreign securities may be subject to less efficient settlement practices, including extended clearance and settlement periods. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

         The costs associated with investment in foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign securities transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended security purchases due to settlement problems could cause it to miss attractive investment opportunities.
Inability to dispose of a portfolio security due to settlement problems could result in losses to the fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

                                       25

Currency Fluctuations

         A fund may invest in the securities of foreign issuers that are denominated in foreign currencies and may temporarily hold uninvested cash in bank deposits in foreign currencies. The rate of exchange between the U.S.
dollar and other currencies is determined by several factors, including the supply and demand for particular currencies, central bank efforts to support particular currencies, the relative movement of interest rates, the pace of business activity in the other countries and the U.S. and other economic and financial conditions affecting the world economy.

         A decline in the value of any particular currency against the U.S.
dollar will cause a decline in the U.S. dollar value of a fund's holdings of securities and cash denominated in such currency and, therefore, will cause an overall decline in a fund's net asset value and any net investment income and capital gains derived from such securities to be distributed in U.S. dollars to shareholders of the fund. Moreover, if the value of the foreign currencies in which a fund receives its income falls relative to the U.S. dollar between receipt of the income and its conversion to U.S. dollars, that fund may be required to liquidate securities in order to make distributions if it has insufficient cash in U.S. dollars to meet distribution requirements.

Foreign Currency Warrants

         Foreign currency warrants entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S.
dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S.
dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that is inherent in the international fixed-income/debt marketplace. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction.

         Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised.

         The expiration date of the warrants may be accelerated if the warrants are delisted from an exchange or if their trading is suspended permanently, which would result in the loss of any remaining "time value" of the warrants
(i.e., the difference between the current market value and the exercise value of the warrants) and, in the case where the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation ("OCC"). Unlike foreign currency options issued by OCC, the terms of foreign currency warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political and economic factors.

                                       26

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund`s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund`s total assets and that does not represent more than 10%
of the issuer`s outstanding voting securities; and (3) at the close of each quarter of the fund`s taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or the securities (other than the securities of other RICs) or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (taxable as ordinary income, except that, for individual shareholders, the part of those dividends that is "qualified dividend income" (as described in the Prospectus) is taxable as net capital gain, at a maximum federal income tax rate of 15%) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemptions of Shares

         Dividends and other distributions a fund declares in October, November or December of any year that are payable to its shareholders of record on a date in one of those months will be deemed to have been paid by the fund and received by the shareholders on December 31 of that year if the fund pays the distributions during the following January. Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received

                                       27

deduction allowed to corporations. The eligible portion for purposes of the 15%
rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends the fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the 15% minimum rate or the dividends-received deduction, and it is not expected that a significant part of any fund's dividends will quality therefore.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor will pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption before that date of his or her fund shares held for more than one year will qualify for that maximum rate.

Financial Instruments

         The use of financial instruments, such as writing (selling) and purchasing options and futures contracts and, in the case of High Yield, entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith.
Gains from High Yield's disposition of foreign currencies (except certain gains that may be excluded by future regulations) -- and gains from options, futures and, in the case of High Yield, forward currency contracts a fund derives with respect to its business of investing in securities (or, in the case of High
Yield, foreign currencies) -- will be treated as qualifying income under the
Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle election," must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the

                                       28

sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of financial instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may apply to postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above. The regulations under section 1092 also provide certain "wash sale"
rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale"
rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any fund's transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Zero Coupon Bonds and Pay-In-Kind Securities

         Each fund may acquire zero coupon bonds or other debt securities issued with original issue discount ("OID") and/or Treasury Inflation-Indexed
Securities (on which principal is adjusted based on changes in the Consumer
Price Index). As a holder of those securities, a fund must include in its gross income the OID that accrues on those securities, and the amount of any principal increases on those Treasury securities, during the taxable year, even if it receives no corresponding payment on them during the year. Similarly, Limited
Duration and Core Bond each must include in its gross income securities it receives as "interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any accrued OID and other non-cash income, to satisfy the Distribution
Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

Foreign Taxes

         Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and

                                       29

the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The following applies only to High Yield:

Passive Foreign Investment Companies

         The fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least
75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock (collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to individuals' "qualified dividend income."

         If the fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" (`QEF"), then, in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         The fund may elect to "mark to market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over the fund's adjusted basis therein as of the end of that year. Pursuant to the election, the fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs).
The fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

Foreign Currencies

         Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time the fund accrues interest, dividends or other receivables or expenses or other liabilities denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of the fund's investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

                                       30

Future First(R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and the
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

         The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds, excluding those shares held in individual retirement accounts ("IRAs") or Coverdell Education Savings Accounts ("Coverdell
ESAs"). You should contact your financial adviser to determine if it offers a similar service.

         Primary Class Shareholders

         Primary Class shareholders having an account with a net asset value of
$5,000 or more may elect to make withdrawals of a minimum of $50 on a monthly basis. There are two ways to receive payment of proceeds of redemptions made through the Systematic Withdrawal Plan: (1) Check mailed by the funds' transfer agent - fund shares will be redeemed on the 25th of each month or the next business day and a check for the proceeds will be mailed within three business days; or (2) ACH to checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. You may change the monthly amount to be paid to you without charge by notifying the fund. You may terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the fund. Each fund, its transfer agent, and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

         Institutional Class Shareholders

         Shareholders of the fund's Institutional Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg
Mason Institutional Funds Systematic Withdrawal Plan. Receipt of payment of proceeds of redemptions made through the Systematic Withdrawal Plan will be wired through ACH to your checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days.
Requests must be made in writing to Legg Mason Institutional Funds to participate in, change or discontinue the Systematic Withdrawal Plan. You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

                                       31

         In General

         The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

         Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange")
(normally 4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the
Exchange was open.

         Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

         Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemptions

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services, as applicable to that fund, described in the
Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for a redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where the adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered

                                       32

the sale of securities by a fund to the party receiving the securities (except for tax purposes). Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some dealers and intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer or intermediary to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectus, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services. All other securities are valued at fair value as determined under procedures approved by the Board of
Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

            The Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. The Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by the Board of Directors upon the recommendations of the advisers. The Board of Directors will be provided with reports regarding any determinations made by the Chief Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       33

         Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'
fiscal year. Each of the Corporation's reports and its Form N-Q filings are available at the website of the SEC at www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         Non-Public Dissemination of Portfolio Holdings Information. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation has ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

                                       34

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker-dealer whom the adviser believed was misusing the disclosed information.

         The Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds' website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

    1-   A small number of portfolio holdings (including information that a fund no longer holds a particular security). However, information about a security may not be released if it could reasonably be seen to interfere with the current or future purchase or sale activities of the fund or is contrary to applicable law. In this respect, information about intended or ongoing transactions may not be released. However, such disclosure may not be made pursuant to ongoing arrangements with third parties to make such information available.

    2-   General information about the portfolio holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their

                                       35

attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to a conversion of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as a plan using separate IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2%
non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child`s education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

         For further information regarding any of the above-qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the

                                       36

recipient transfers the distribution directly to an "eligible retirement plan"
(including an IRA or other qualified retirement plan) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, the Board of Directors is responsible for management of the Corporation and provides broad supervision over its affairs.
The Corporation's officers manage the day-to-day operations of the Corporation under the general direction of the Board of Directors.

         The standing committees of the Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee meets at least twice a year with the Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating Committee meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on the Board of Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the Corporation is committed to the discretion of the Corporation's current directors who are not interested persons of the Corporation
("Independent Directors"). The Independent Directors Committee considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee met four times, the
Nominating Committee did not meet and the Independent Directors Committee met six times.

         The tables below provide information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

INDEPENDENT DIRECTORS:

Term of Office and Name, Length of Number of Funds (Year of Birth) and
Time in Fund Complex Principal Occupation(s) Position with Corporation
Served (1) Overseen Other Directorships Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Hearn, Ruby P. Since 2004 Director/Trustee None Senior Vice President
Emerita of The
(1940) of all Legg Mason Robert Wood Johnson Foundation
Director funds consisting (non-profit) since 2001. Formerly: of 20 portfolios. Senior Vice President of The Robert Wood Johnson Foundation
(1996-2001).
Lehman, Arnold L. Since 1987 Director/Trustee None Director of The
Brooklyn Museum of
(1944) of all Legg Mason Art since 1997; Trustee of American
Lead Independent Director funds consisting Federation of Arts since
1998. of 20 portfolios. Formerly: Director of The Baltimore Museum of
Art (1979-1997). 37
Masters, Robin J.W. Since 2002 Director/Trustee Chairman of the
Board of Retired. Director of Bermuda
(1955) of all Legg Mason Directors of Cap-a-Laige SMARTRISK
(non-profit) since 2001.
Director funds consisting Ltd. (management company for Formerly: Chief
Investment Officer of of 20 portfolios. charitable trust); Director ACE
Limited (insurance) (1986-2000). of Cheyne Capital International
Limited (investment advisory firm); Director of Cheyne Property
Holdings Limited (real estate).
McGovern, Jill E. Since 1989 Director/Trustee None Chief Executive
Officer of The Marrow
(1944) of all Legg Mason Foundation (non-profit) since 1993.
Director funds consisting Formerly: Executive Director of the of 20 portfolios. Baltimore International Festival (1991 - 1993); Senior
Assistant to the President of The Johns Hopkins University (1986-1990).
Mehlman, Arthur S. Since 2002 Director/Trustee Director of Municipal
Retired. Formerly: Partner, KPMG LLP
(1942) of all Legg Mason Mortgage & Equity, LLC. (international accounting firm)
Director funds consisting (1972-2002). of 20 portfolios;
Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.
O'Brien, G. Peter Since 2002 Director/Trustee Director of Technology
Retired. Trustee Emeritus of Colgate
(1945) of all Legg Mason Investment Capital Corp. University; Board
Member, Hill House,
Director funds consisting Inc. (residential home care). of 20 portfolios; Formerly: Managing Director, Equity Director/Trustee
Capital Markets Group of Merrill of the Royce Lynch & Co.
(1971-1999). Family of Funds consisting of 23 portfolios.
Rowan, S. Ford Since 2002 Director/Trustee None Consultant, Rowan &
Blewitt Inc.
(1943) of all Legg Mason (management consulting); Chairman,
Director funds consisting National Center for Critical Incident of 20 portfolios. Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999. 38
Tarola, Robert M. Since 2004 Director/Trustee None Senior Vice
President and Chief
(1950) of all Legg Mason Financial Officer of W. R. Grace &
Director funds consisting Co. (specialty chemicals) since 1999. of 20 portfolios. Formerly: Chief Financial Officer of MedStar Health, Inc.
(healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).
INTERESTED DIRECTORS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Curley Jr., John F. Since 1987 Chairman and None Chairman of the Board
of all Legg
(1939) Director/Trustee Mason Funds. Formerly: Vice d
Chairman and Director of all Legg Mason Chairman an Director of Legg
Mason, funds consisting Inc. and Legg Mason Wood Walker, of 20 portfolios. Incorporated (1982-1998); Director of Legg Mason Fund
Adviser, Inc. (1982-1998) and Western Asset Management Company
(1986-1998) (each a registered investment adviser).
Fetting, Mark R. President President and None Senior Executive Vice
President of
(1954) since 2001 Director/Trustee Legg Mason, Inc., Director and/or
President and Director and of all Legg Mason officer of various Legg
Mason, Inc. Director funds consisting affiliates since 2000. Formerly:
since 2002 of 20 portfolios; Division President and Senior Officer
Director/Trustee of Prudential Financial Group, Inc. of the Royce and
related companies, including fund Family of Funds boards and consulting services to consisting of 23 subsidiary companies (1991- 2000);
portfolios. Partner, Greenwich Associates; Vice President, T. Rowe
Price Group, Inc. 39
EXECUTIVE OFFICERS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Karpinski, Marie K. Since 1987 Vice President None Vice President and
Chief Financial
(1949) and Chief Officer of all Legg Mason Funds. Vice
Vice President and Chief Financial Officer President and Treasurer of
Legg Mason
Financial Officer of all Legg Mason Fund Adviser, Inc. and Western
Asset funds consisting Funds, Inc.; Treasurer and Principal of 20 portfolios. Financial and Accounting Officer of Western Asset Income
Fund, Western Asset Premier Bond Fund, Western Asset/Claymore U.S.
Treasury Inflation Protected Securities Fund, and Western
Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2.
Merz, Gregory T. Since 2003 Vice President None Vice President and
Deputy General
(1958) and Chief Legal Counsel of Legg Mason, Inc. since
Vice President and Chief Officer of all 2003. Formerly: Associate
General
Legal Officer Legg Mason funds Counsel, Fidelity Investments .
consisting of 20 (1993-2002) portfolios.
Olmert, Amy M. Since 2004 Vice President None Senior Vice President of
Legg Mason,
(1963) and Chief Inc. since 2004. Chief Compliance
Vice President and Chief Compliance Officer of Western Asset Funds,
Inc.,
Compliance Officer Officer of all Western Asset Income Fund, Western
Legg Mason funds Asset Premier Bond Fund, Western consisting of 20
Asset/Claymore U.S. Treasury portfolios. Inflation Protected Securities
Fund, and Western Asset/Claymore U.S. Treasury Inflation Protected
Securities Fund 2 since 2004. Formerly: Managing Director, Deutsche
Asset Management (1997-2004).
Wachterman, Richard M. Since 2004 Secretary of all None Associate
General Counsel of Legg
(1947) Legg Mason funds Mason, Inc. since 2004. Formerly:
Secretary consisting of 20 Managing Director, Victory Capital .
portfolios. Management, Inc (investment management) (1993-2003).
Morris, Erin K. Since 2006 Treasurer of Legg None Assistant Vice
President of Legg
(1966) Mason Mason & Co., LLC and Manager, Funds
Treasurer Fixed-Income Accounting, LMIS since 2005. Funds consisting
Assistant Treasurer of Western Asset of 7 portfolios. Income Fund,
Western Asset Funds, Inc., Western Asset/Claymore U.S. Treasury
Inflation Protected 40
 Securities Fund and Western Asset/Claymore U.S. Treasury
Inflation Protected Securities Fund 2. Formerly: Assistant Vice
President of Legg Mason Wood Walker, Incorporated (2002-2005) and
Manager, Funds Accounting, Legg Mason Wood Walker, Incorporated
(2000-2005).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Corporation on the basis of their employment with the funds' adviser or its affiliated entities (including the funds'
principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason Funds served by the director as of December 31,
2005:

                                                                                               Aggregate Dollar Range of
                                                                                               Shares in the Legg Mason
     Name of Director                    Dollar Range of Equity Securities in:                  Funds Owned by Director
     ----------------                    -------------------------------------                 ------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P.               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

Lehman, Arnold L.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Masters, Robin J.W.          Limited Duration Portfolio                        None
                             Investment Grade Income Portfolio                 None               $50,001 - $100,000
                             High Yield Portfolio                         $10,001-$50,000
                             Core Bond Fund                                    None

McGovern, Jill E.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Mehlman, Arthur S.           Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

                                       41

O'Brien, G. Peter            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Rowan, S. Ford               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Tarola, Robert M.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

INTERESTED DIRECTORS:

Curley, John F., Jr.         Limited Duration Portfolio                 $50,001 - $100,000           Over $100,000
                                                                               None
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund

Fetting, Mark R.             Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                        $10,001 - $50,000
                             Core Bond Fund                                    None

                                       42

         The following table provides certain information relating to the compensation of the Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

  Name of Person           Aggregate Compensation     Total Compensation from Legg   Total Compensation from Fund
   and Position               from Corporation*               Mason Funds**                    Complex***
   ------------               -----------------       -------------------------       --------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P. -                    $14,535****                   $75,000                         $75,000
Director

Lehman, Arnold L. -                    $16,575                    $85,000                         $85,000
Director

Masters, Robin J.W. -                  $14,280                    $73,750                         $73,750
Director

McGovern, Jill E. -                  $15,045****                  $77,500                         $77,750
Director

Mehlman, Arthur S. -                   $15,555                    $80,000                        $161,600
Director

O'Brien, G. Peter -                  $15,045****                  $77,500                        $159,100
Director

Rowan, S. Ford -                       $14,535                    $75,000                         $75,000
Director

Tarola, Robert M. -                   $14,535                     $75,000                         $75,000
Director

INTERESTED DIRECTORS:

Curley, John F., Jr. -
Chairman of the Board and             None                          None                           None
Director

Fetting, Mark R. -                    None                          None                           None
Director

*    Represents  compensation  paid to the directors by Legg Mason Income Trust,
     Inc. for the fiscal year ended December 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Legg  Mason  Funds.  There are 10 open-end  investment  companies in the Legg Mason Funds,  consisting  of 20 portfolios.

***  Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Fund  Complex.  The Fund  Complex includes the Legg Mason Funds and the 23 portfolios of The Royce Funds.

                                       43

**** The total  amount  of  deferred  compensation  accrued  by the  Corporation
     (including  earnings or depreciation in value of amounts  deferred) through the 2005 fiscal year for  participating  Directors  is as follows:  Ruby P.
     Hearn, $19,129; Jill E. McGovern, $38,873; and G. Peter O'Brien, $36,461.

         Officers and directors who are interested persons of the Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation.
Effective January 1, 2006, for serving as a director/trustee of all of the Legg
Mason mutual funds, each Independent Director receives an annual retainer of
$75,000 and a fee of $7,500 for each regularly scheduled meeting he or she attends. Individual Directors may elect to defer all or a portion of their fees through deferred compensation plans. The Lead Independent Director receives additional compensation of $18,000 annually. The Chair of the Audit Committee receives additional compensation of $10,000 annually. The Co-Chairs of the
Nominating Committee receive additional compensation of $5,000 in any year where the Committee is active. The Independent Directors review the level of director compensation periodically in order to determine if adjustments are appropriate.
This review is conducted in consultation with the fund's counsel and independent consultants, as appropriate. Changes in compensation will depend on, among other things, the number, type and size of funds in the complex, market changes in mutual fund director compensation, changes in the operational and regulatory environment, and changes in the oversight role played by the Independent
Directors.

         On March 31, 2006, the directors and officers of the Corporation beneficially owned in the aggregate less than 1% of any class of a fund's outstanding shares.

         On March 31, 2006, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of a fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o
Legg Mason Funds at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

---------------------------------------------- ------------------------------ -----------------

              NAME AND ADDRESS                          FUND/CLASS            % OF CLASS HELD
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Limited Duration*                   30.61%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Limited Duration*                   20.20%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------
Maril & Co fbo 77
C/o M&I Trust Co N.A.                          Limited Duration*                   18.40%
11270 West Park Place Ste. 400                 - Institutional Class
attn:  Mutual Funds
Milwaukee, WI 53224-3638
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Limited Duration*                   17.68%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Limited Duration*                   8.05%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Investment Grade                    27.98%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------

                                       44

---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               Investment Grade                    22.45%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Investment Grade                    18.49%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Investment Grade                    13.70%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Preservation Portfolio                         Investment Grade                    6.37%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Investment Grade                    6.31%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               High Yield                          37.88%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 High Yield                          21.47%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.                 High Yield
333 West 34th Street                           - Institutional Class               16.24%
New York, NY 10001-2402
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Balanced Portfolio                             - Institutional Class               15.61%
PO Box 1476
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Income Portfolio                               - Institutional Class               5.33%
PO Box 1476
Baltimore, MD
---------------------------------------------- ------------------------------ -----------------

                    THE FUNDS' INVESTMENT ADVISER AND MANAGER

         Legg Mason Fund Adviser, Inc. ("LMFA"), a Maryland corporation, 100
Light Street, Baltimore, Maryland 21202, is a wholly owned subsidiary of Legg
Mason, Inc. ("Legg Mason"), a financial services holding company, which is also the parent of LMIS. LMFA serves as the manager for each fund under separate management agreements (each a "Management Agreement"). Each Management Agreement provides that, subject to overall direction by the Board of Directors, LMFA will manage the investment and other affairs of each fund. Under each Management
Agreement, LMFA is responsible for managing the fund's portfolio of securities and for making purchases and sales of securities consistent with the 1940 Act,

                                       45

the Internal Revenue Code and investment objectives and policies described in the Prospectus and this SAI.

         LMFA is obligated to (a) furnish each fund with office space and executive and other personnel necessary for the operations of the fund; (b)
supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to the fund's shareholders;
(d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to the fund's officers and directors. In addition, the manager and its affiliates pay all compensation of directors and officers of the fund who are officers, directors or employees of
LMFA and/or its affiliates. Each fund pays all of its expenses which are not expressly assumed by LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, statements of additional information, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund`s distributor, compensation of the Independent Directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         LMFA has delegated the portfolio management functions for each fund to
Western Asset Management Company ("Adviser"). The Adviser, located at 385 East
Colorado Boulevard, Pasadena, CA 91101, is an affiliate of LMFA and serves as investment adviser to each fund under separate Investment Advisory Agreements
(each an "Advisory Agreement") between the Adviser and LMFA.

         LMFA receives for its services a management fee, calculated daily and payable monthly, at annual rates of each fund's average daily net assets according to the following:

-------------------------------------- -------------------------
Limited Duration                                0.45%
-------------------------------------- -------------------------
Investment Grade                                0.60%
-------------------------------------- -------------------------
High Yield                                      0.65%
-------------------------------------- -------------------------
Core Bond                                       0.45%
-------------------------------------- -------------------------

         Management fees are allocated among each class based on their pro rata share of fund assets.

         LMFA has contractually agreed to waive fees so that Limited Duration
Primary Class and Institutional Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% and 0.50%, respectively, of average daily net assets attributable to Primary Class and Institutional Class shares of the fund. These waivers will remain in effect until April 30, 2007. Limited Duration has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class and Institutional Class operating expenses to exceed 1.00% and
0.50%, respectively, of each classes average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

                                       46

         LMFA has contractually agreed to waive fees so that Core Bond Primary
Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% of average daily net assets attributable to Primary Class shares of the fund. This waiver will remain in effect until April 30, 2007. Core Bond has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class operating expenses to exceed 1.00% of its average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

         LMFA has voluntarily agreed to waive its fees to the extent that
Investment Grade total operating expenses attributable to Primary Class and
Institutional Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) exceed during any month an annual rate of 1.00% and
0.50%, respectively, of the fund's average daily net assets attributable to
Primary Class and Institutional Class shares of the fund. These agreements will expire on April 30, 2007, unless extended by LMFA. These waivers are voluntary and may be terminated at any time, but they are expected to continue until April
30, 2007.

         For the following fiscal years ended December 31, the funds incurred management fees of (prior to fees waived):

--------------------- ------------------- ------------------- ------------------
                             2005                2004               2003
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Limited Duration          $1,207,529         $1,584,557*         $2,051,668*
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Investment Grade          $2,442,613          $2,457,771         $2,342,238
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
High Yield                $1,253,700          $1,409,545         $1,343,651
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Core Bond                  $319,110            $171,062              N/A
--------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The fees  shown are those of the fund prior to the  change in  management  fee.
     These fees would have been  lower had the  current  management  fee been in effect during these periods.

         For the following fiscal years ended December 31, the following management fees were waived by LMFA:

-------------------- ------------------- ------------------- ------------------
                            2005                2004               2003
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Limited Duration          $409,910           $655,613*           $799,930*
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Investment Grade         $1,196,976          $1,102,270         $1,012,794
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Core Bond                 $242,856            $126,646              N/A
-------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The waivers shown are those of the fund prior to the change in management  fee.
     These waivers would have been lower had the current  management fee been in effect during these periods.

         Under each Management Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated or until the right is withdrawn in writing by LMFA.

         Under each Advisory Agreement, the Adviser is responsible, subject to the general supervision of LMFA and the Board of Directors, for the actual management of a fund's assets, including the responsibility for making decisions and placing orders to buy, sell or hold a particular security. For the Adviser's services to each fund, LMFA (not the fund) pays the Adviser a fee, computed daily and payable monthly, equal to the following:

                                       47

----------------------------- ---------------------------------------------
             Fund                          Advisory Fee
----------------------------- ---------------------------------------------
Limited Duration               0.20%, not to exceed the fee paid to LMFA
                                        (after any fee waivers)
----------------------------- ---------------------------------------------
Investment Grade                    40% of the fee received by LMFA
----------------------------- ---------------------------------------------
High Yield                          77% of the fee received by LMFA
----------------------------- ---------------------------------------------
Core Bond                           40% of the fee received by LMFA
----------------------------- ---------------------------------------------

         Effective October 1, 1994, the Adviser agreed to waive payments by LMFA with respect to Limited Duration in excess of 0.20% annually of Limited
Duration's average daily net assets. This does not affect the fee paid by the fund.

         For the fiscal years ended December 31, LMFA paid the following fees to the Adviser:

------------------------- -------------------- -------------------- -----------------------

          Fund                   2005                 2004                   2003
------------------------- -------------------- -------------------- -----------------------
Limited Duration               $536,680             $576,203               $746,061
------------------------- -------------------- -------------------- -----------------------
Investment Grade               $498,255             $542,200               $531,778
------------------------- -------------------- -------------------- -----------------------
High Yield                     $964,385            $1,084,255             $1,034,611
------------------------- -------------------- -------------------- -----------------------
Core Bond                       $30,502              $17,750                 N/A
------------------------- -------------------- -------------------- -----------------------

         Under each Advisory Agreement and Management Agreement, the Adviser and
LMFA, respectively, will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Advisory
Agreement or Management Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under the respective Agreement.

         Each Advisory Agreement and Management Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the Board of Directors, by vote of a majority of each fund's outstanding voting securities, by LMFA or by the Adviser, on not less than 60 days' notice to the respective fund and/or the other party(ies). Each Advisory Agreement terminates immediately upon any termination of the associated Management
Agreement or upon the mutual written consent of the Adviser, LMFA and each fund.

         The funds, LMFA, the Adviser and LMIS each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits them from taking unfair advantage of a fund or of investment opportunities that belong to a fund.

Portfolio Managers

Limited  Duration  Bond.  S. Kenneth  Leech,  Stephen A. Walsh,  James J. Flick,
Andrea A. Mack and Kevin K.  Kennedy  serve as  portfolio  managers  to  Limited
Duration Bond. The tables below provide information regarding other accounts for which  Messrs.  Leech,  Walsh,  Flick and Ms.  Mack have  day-to-day  management responsibility. Mr. Kennedy does not manage any other accounts.

                                       48

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                       49

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

James J. Flick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                  2               $303,350,215              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                4             $2,411,799,647              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                         78            $27,762,151,053               7                $2,212,892,045
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Andrea A. Mack
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                  3             $2,313,112,207              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                0                   $0                    None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        17             $5,553,162,693              None                    $0
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Investment  Grade Income.  S. Kenneth  Leech,  Stephen A. Walsh,  Jeffrey D. Van
Schaick and James V. Nelson  serve as  portfolio  managers to  Investment  Grade
Income. The tables below provide information  regarding other accounts for which they have day-to-day management responsibility.

S. Kenneth Leech
As of December 31, 2005:

                                       50

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Jeffrey D. Van Schaick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

James V. Nelson
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       51

High Yield. S. Kenneth Leech, Stephen A. Walsh, Michael C. Buchanan,  Timothy J.
Settel and Ian R. Edmonds serve as portfolio  managers to High Yield. The tables below provide  information  regarding  other  accounts for which Messrs.  Leech,
Walsh,  Buchanan  and Edmonds have  day-to-day  management  responsibility.  Mr.
Settel does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Michael C. Buchanan
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3                 $743,675,226           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment               2               $2,133,931,956           None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        10              $1,405,273,133           None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       52

Ian R. Edmonds
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                None                $0                    None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        1             $46,053,223                None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

Core  Bond.  S.  Kenneth  Leech,  Stephen A.  Walsh,  Edward A.  Moody,  Carl L.
Eichstaedt  and Mark  Lindbloom  serve as portfolio  managers to Core Bond.  The tables below  provide  information  regarding  other  accounts for which Messrs.
Leech,  Walsh, Moody and Eichstaedt have day-to-day  management  responsibility.
Mr. Lindbloom does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Edward A. Moody
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3             $633,716,838               None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                       109             $20,218,156,228            11                $3,027,749,985
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       53

Carl L. Eichstaedt
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 6            $1,433,550,976              None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        87             $20,560,792,871            3                  $931,390,787
------------------------------- --------------- --------------------- ----------------------- ------------------------

         The numbers above reflect the overall number of portfolios managed by
Western Asset. Mr. Leech and Mr. Walsh are involved in the management of all the
Firm's portfolios, but they are not solely responsible for particular portfolios. Western's investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. The individuals that have been identified are responsible for overseeing implementation of the Firm's overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Potential Conflicts of Interest

         Potential conflicts of interest may arise in connection with the management of multiple accounts (including accounts managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a Portfolio's trades, investment opportunities and broker selection. Portfolio managers may be privy to the size, timing and possible market impact of a Portfolio's trades.

         It is possible that an investment opportunity may be suitable for both a Portfolio and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a Portfolio because the account pays a performance-based fee or the portfolio manager, the Advisers or an affiliate has an interest in the account. The Advisers have adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. All eligible accounts that can participate in a trade share the same price on a pro-rata allocation basis in an attempt to mitigate any conflict of interest. Trades are allocated among similarly managed accounts to maintain consistency of portfolio strategy, taking into account cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.

         With respect to securities transactions for the Portfolios, the
Advisers determine which broker or dealer to use to execute each order, consistent with their duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the Advisers may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a
Portfolio in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a Portfolio

                                       54

or the other account(s) involved. Additionally, the management of multiple
Portfolios and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Portfolio and/or other account.

         It is theoretically possible that portfolio managers could use information to the advantage of other accounts they manage and to the possible detriment of a Portfolio. For example, a portfolio manager could short sell a security for an account immediately prior to a Portfolio's sale of that security. To address this conflict, the Advisers have adopted procedures for reviewing and comparing selected trades of alternative investment accounts
(which may make directional trades such as short sales) with long only accounts
(which include the Portfolios) for timing and pattern related issues. Trading decisions for alternative investment and long only accounts may not be identical even though the same Portfolio Manager may manage both types of accounts.
Whether the Adviser allocates a particular investment opportunity to only alternative investment accounts or to alternative investment and long only accounts will depend on the investment strategy being implemented. If, under the circumstances, an investment opportunity is appropriate for both its alternative investment and long only accounts, then it will be allocated to both on a pro-rata basis.

         A portfolio manager may also face other potential conflicts of interest in managing a Portfolio, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a
Portfolio and the other accounts listed above.

Compensation of Portfolio Managers

         With respect to the compensation of the portfolio managers, Western's compensation system assigns each employee a total compensation "target" and a respective cap, which are derived from annual market surveys that benchmark each role with their job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results.

         Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

         In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of Western, and are determined by the professional's job function and performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered is a portfolio manager's investment performance versus appropriate peer groups and benchmarks. Because portfolio managers are generally responsible for multiple accounts (including the fund) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to Western, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to Western's business.

         Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason, Inc. stock options and long-term incentives that vest over a set period of time past the award date.

                                       55

As of December 31, 2005:

                                                                             Dollar range of fund
        Portfolio Manager                     Fund Managed               securities beneficially owned
---------------------------------- ------------------------------------ --------------------------------
---------------------------------- ------------------------------------ --------------------------------
        S. Kenneth Leech                  Limited Duration Bond                      None
        Stephen A. Walsh                  Limited Duration Bond                      None
         James J. Flick                   Limited Duration Bond                      None
         Andrea A. Mack                   Limited Duration Bond                      None
        Kevin K. Kennedy                  Limited Duration Bond                      None
        S. Kenneth Leech                 Investment Grade Income                     None
        Stephen A. Walsh                 Investment Grade Income                     None
     Jeffrey D. Van Schaick              Investment Grade Income                     None
         James V. Nelson                 Investment Grade Income                     None
        S. Kenneth Leech                       High Yield                            None
        Stephen A. Walsh                       High Yield                            None
       Michael C. Buchanan                     High Yield                            None
        Timothy J. Settel                      High Yield                            None
         Ian R. Edmonds                        High Yield                            None
        S. Kenneth Leech                        Core Bond                            None
        Stephen A. Walsh                        Core Bond                            None
         Edward A. Moody                        Core Bond                            None
       Carl L. Eichstaedt                       Core Bond                            None
         Mark Lindbloom                         Core Bond                            None

         The Legg Mason funds have developed proxy voting procedures whereby, subject to Board of Directors oversight, the advisers and/or sub-advisers that actually manage the assets of the fund are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation. For the following fiscal years ended December 31, each fund's portfolio turnover rates were as follows:

-------------------------------- ----------------------- ----------------------
             Fund                         2005                   2004
-------------------------------- ----------------------- ----------------------
       Limited Duration                   82%                    238%
-------------------------------- ----------------------- ----------------------
       Investment Grade                   51%                     75%
-------------------------------- ----------------------- ----------------------
          High Yield                      134%                   109%
-------------------------------- ----------------------- ----------------------
           Core Bond                      436%                   234%*
-------------------------------- ----------------------- ----------------------

                                       56

*        Not annualized.

         Each fund anticipates that its annual portfolio turnover rate may exceed 300%. The funds may sell fixed-income securities and buy similar securities to obtain yield and take advantage of market anomalies, a practice which increases the turnover rate. A high portfolio turnover rate will result in higher transaction costs paid by a fund. It may also increase the amount of net short-term capital gains, if any, realized by a fund. Variation in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder purchase or redemption orders or market conditions.

         The portfolio turnover for Limited Duration is dominated by three of the Adviser's portfolio strategies. Mortgage to Treasury Basis trades account for approximately 70% of the portfolio turnover, while agency to Treasury Basis trades account for approximately 10%. Term structure or curve views roughly account for the remaining 20%.

         Under each Advisory Agreement, the Adviser is responsible for the execution of portfolio transactions. Corporate and government debt securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, the Adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment, as described below, of higher brokerage commissions for agency transactions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, the Adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities
(including the services described below) and any risk assumed by the executing broker. Furthermore, the lack of a centralized mechanism for reporting bids, offers and transaction prices in fixed- income securities can at times make it difficult for the Adviser to discover the best available price.

         Consistent with the policy of most favorable price and execution, the
Adviser may give consideration to research, statistical and other services furnished by broker-dealers to the Adviser for its use, may place orders with broker-dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these broker-dealers a higher brokerage commission than may be charged by other broker-dealers or a higher transaction fee on so-called "riskless principal" trades in certain Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities;
advice as to the availability of securities or of purchasers or sellers of securities; and the provision of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to the Adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the
Adviser from broker-dealers executing orders for clients other than the funds may be used for the fund's benefit. The Adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         Each fund may use brokerage firms affiliated with the funds' investment adviser ("affiliated broker") as its broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution. Commissions paid to affiliated brokers will not exceed "usual and customary brokerage commissions." Rule 17e-1 under the 1940
Act defines "usual and customary" commissions to include amounts which are
"reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In the OTC market, a fund generally deals with responsible primary market-makers unless a more favorable execution can otherwise be obtained.

                                       57

         For the fiscal years ended December 31, the following funds paid commissions to broker-dealers who acted as agents in executing options and futures trades:

----------------------- ---------------- ---------------- -------------------
                             2005             2004               2003
----------------------- ---------------- ---------------- -------------------
Limited Duration*           $13,385         $100,290           $65,345
----------------------- ---------------- ---------------- -------------------
Investment Grade**          $34,695          $12,825            $6,755
----------------------- ---------------- ---------------- -------------------
Core Bond***                $33,600          $20,938             N/A
----------------------- ---------------- ---------------- -------------------

*    The decrease in commissions paid by Limited Duration during the past fiscal year  relative  to the prior  years was due to a decrease in the volume and frequency  of trades in the past year and by the effect of  somewhat  lower commission rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the funds' portfolio turnover rate.

**   The increase in commissions paid by Investment Grade during the past fiscal year  relative  to the prior years was due to an increase in the volume and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the funds' size.

***  The increase in  commissions  paid by Core Bond during the past fiscal year relative  to the  prior  year  was due to an  increase  in the  volume  and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

         For the fiscal years ended December 31,  2005, 2004 and 2003, no affiliated  brokers received  brokerage  commissions from the funds.

         Except as permitted by SEC rules or orders, no fund may buy securities from, or sell securities to, LMIS or its affiliated persons as principal, including so-called "riskless principal" trades. The Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act, whereby a fund may purchase securities that are offered in underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that a fund together with all other registered investment companies having the same investment adviser and all private accounts controlled by the same investment adviser may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each fund's Advisory Agreement expressly provides such consent.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by the Adviser. However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       58

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Distribution Agreements with each fund. Except as noted in the Prospectus, the
Corporation's shares are distributed in a continuous offering. Each Distribution
Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Distribution Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution and Shareholder Services Plan
("Plan") for Primary Class shares which, among other things, permits the fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares and for the provision of ongoing services to Primary Class shareholders. Payments are made only from assets attributable to Primary Class shares. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to Primary Class shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS' actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS' expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors, including a majority of the
Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Distribution Agreement ("12b-1 Directors"). In
approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund and its Primary
Class shareholders. The directors considered, among other things, the extent to which the potential benefits of each Plan to the fund`s Primary Class shareholders could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the Plan; and the extent to which the retention of assets and additional sales of the fund`s Primary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to LMFA.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase that fund`s level of expenses in the amount of such payments.
Further, the directors recognized that LMFA and the Adviser would earn greater management fees if a fund`s assets were increased, because such fees are calculated as a percentage of a fund`s assets and thus would increase if net assets increase. The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if the Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund`s Primary Class shares and to maintain and enhance the level of services they provide to a fund`s Primary
Class shareholders. These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its

                                       59

portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to each fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting Primary Class shares of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires shareholder approval; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement, shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the Plan and the purposes for which the expenditures were made.

         As compensation for its services and expenses, LMIS receives annual distribution fees equal to 0.25% and annual service fees equal to 0.25% of each fund's average daily net assets attributable to Primary Class shares in accordance with each Plan. The distribution and service fees are calculated daily and paid monthly.

         Pursuant to its Plan, Core Bond is authorized to pay LMIS distribution and service fees up to an annual rate of 0.75% of its average daily net assets.
Currently, the Board of Directors has limited payments under the Plan to 0.50%
of average daily net assets.

         For the fiscal year ended December 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of:

---------------------------------- --------------------------
Limited Duration                          $1,271,166
---------------------------------- --------------------------
Investment Grade                          $1,955,989
---------------------------------- --------------------------
High Yield                                 $910,080
---------------------------------- --------------------------
Core Bond                                  $354,567
---------------------------------- --------------------------

         For the period January 1, 2005 to November 30, 2005, Legg Mason Wood
Walker, Incorporated ("LMWW"), the funds' previous distributor, incurred the following expenses with respect to Primary Class shares of each fund:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales               $490,000          $739,000         $377,000         $237,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
                                    $264,000          $478,000         $265,000         $446,000
Advertising
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $62,000          $114,000          $64,000         $104,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and       $2,038,000        $2,718,000       $1,724,000       $1,315,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                     $2,854,000        $4,048,000       $2,431,000       $2,102,000
------------------------------- ------------------ ---------------- ---------------- ----------------

                                       60

         On December 1, 2005, LMIS became the distributor for the funds and the majority of actual sales of fund shares and servicing of shareholder accounts was performed by unaffiliated dealers. For the period December 1, 2005 to
December 31, 2005, LMIS incurred the following expenses in connection with
Primary Class share distribution and shareholder services:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales                $41,000           $65,000          $29,000          $24,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
Advertising                          $19,000           $37,000          $19,000          $28,000
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $5,000            $10,000          $5,000           $7,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and        $185,000          $247,000         $157,000         $120,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                      $250,000          $359,000         $210,000         $179,000
------------------------------- ------------------ ---------------- ---------------- ----------------

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's, LMIS' or their affiliates' efforts to distribute Primary
Class shares. They include an allocation among the funds and other financial products available through LMWW and LMIS financial advisers.

                            CAPITAL STOCK INFORMATION

         The Articles of Incorporation of the Corporation authorize issuance of
2,000,000,000 shares of common stock, par value $0.001 per share, and allow the
Board of Directors to create additional series (or portfolios), each of which may issue separate classes of shares. Limited Duration, Investment Grade and
High Yield currently offer two classes of shares -- Primary Class shares and
Institutional Class. Each class represents interests in the same pool of assets.

         Each share in a fund is entitled to one vote for the election of directors and any other matter submitted to a vote of fund shareholders. A separate vote is taken by a class of shares of a fund if a matter affects just that class. Fractional shares have fractional voting rights. Voting rights are not cumulative. All shares in the funds are full paid and nonassessable and have no preemptive or conversion rights.

         Shareholder meetings will not be held except where the 1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract and certain amendments to the plan of distribution pursuant to Rule 12b-1), at the request of a majority of the shares entitled to vote as set forth in the Bylaws of the Corporation, or as the
Board of Directors from time to time deems appropriate.

         THE FUNDS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street, P.O. Box 1713, Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS, P.O. Box 953, Boston, Massachusetts
02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc.
("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of

                                       61

their account will be charged a fee based upon the number of years researched.
Each fund reserves the right, upon 60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to
Institutional Class shareholders of the funds.

                         THE CORPORATION'S LEGAL COUNSEL

         Kirkpatrick & Lockhart  Nicholson  Graham LLP, 1601 K Street,  N.W.,
Washington,  D.C.  20006-1600,  serves as counsel to the Corporation.

         THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to the Corporation.

                              FINANCIAL STATEMENTS

         The Annual Report to Shareholders for the fiscal year ended December
31, 2005 contains the funds' financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, the funds' independent registered public accounting firm, all of which are hereby incorporated by reference herein.

                                       62

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") Ratings:

Long-Term Debt Ratings

         Aaa - Bonds which are rated Aaa are judged to be of the best quality.
They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

         Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

         A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

         Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured.
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics.

         Ba - Bonds which are rated Ba are judged to have speculative elements;
their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

         B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

         Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

                                      A-1

         C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

         Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category

Short-Term Debt Ratings

         Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

         Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

         Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

         Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

         AAA - An obligation rated AAA has the highest rating assigned by S&P.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB - An obligation rated BBB exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

         CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         CC - An obligation rated CC is currently highly vulnerable to nonpayment.

         C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         D - An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Plus (+) or minus (-)-The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

         p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

         * - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

         r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         N.R. Not rated.

Commercial Paper

         A-1. - A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

         A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-3

                                                                      APPENDIX B

                                LEGG MASON FUNDS
                              PROXY VOTING POLICIES
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting Policies and Procedures - The investment advisers and sub-advisers to the Legg Mason funds are responsible for managing the assets of the fund or funds they manage, including voting proxies. In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies and procedures that a fund will utilize with respect to proxy voting shall be the proxy voting policies and procedures of the adviser or sub-adviser that actually manages the assets of the fund. Each adviser or sub-adviser is responsible for maintaining all proxy voting records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                               Proxy Voting Policy

         LMFA delegates to each sub-adviser the responsibility for voting proxies for its funds, as applicable, to each sub-adviser through its contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds' Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy-voting responsibility for any of the funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser to vote proxies until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of LMFA (or its affiliates if such conflict is known to persons responsible for voting at LMFA) and any fund, the
Board of Directors of LMFA shall consider how to address the conflict and/or how to vote the proxies. LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                        Western Asset Management Company
                               Proxy Voting Policy

--------------------------- ---------------------------------------------------------------

Procedure:                   Proxy Voting
--------------------------- ---------------------------------------------------------------
Departments Impacted:        Investment Management, Compliance, Investment Support,
                             Client Services
--------------------------- ---------------------------------------------------------------
References:                  Western Asset Compliance Manual -Section R Proxy Voting
                             Investment Advisers Act Rule
                             206(4)-6 and Rule 204-2 ERISA
                             DOL Bulletin 94-2 C.F.R.
                             2509.94-2
--------------------------- ---------------------------------------------------------------
Effective:                   August 1, 2003
--------------------------- ---------------------------------------------------------------

                                   Background

         Western Asset Management Company ("Western Asset") has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers
Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

         In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc.
or any of its affiliates (other than Western Asset Management Company Limited)
regarding the voting of any securities owned by its clients.

                                     Policy

         Western Asset's proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of our clients. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Western
Asset's contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Western Asset deems appropriate).

                                   Procedures

Responsibility and Oversight

         The Western Asset Compliance Department ("Compliance Department") is
responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of
Investment Support ("Corporate Actions"). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

         Prior to August 1, 2003, all existing client investment management agreements ("IMAs") will be reviewed to determine whether Western Asset has authority to vote client proxies. At account start-up, or upon amendment of an
IMA, the applicable client IMA are similarly reviewed. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume

                                      B-3

responsibility for proxy voting. The Client Account Transition Team maintains a matrix of proxy voting authority.

Proxy Gathering

         Registered owners of record, client custodians, client banks and trustees ("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to Corporate Actions. Prior to August 1, 2003, Proxy
Recipients of existing clients will be reminded of the appropriate routing to
Corporate Actions for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy
Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy
Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western
Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

         Once proxy materials are received by Corporate Actions, they are forwarded to the Compliance Department for coordination and the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          Impacted accounts are checked to confirm Western Asset voting authority.

      c.          Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on
                  determining material conflicts of interest.)

      d.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Western Asset obtains the client's proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

      e.          Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio
                  managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures.
                  For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy
                  differently for different clients. The analyst's or portfolio manager's basis for their decision is documented and
                  maintained by the Compliance Department.

      f.          Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted
                  proxy as indicated in the proxy materials.

Timing

         Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

                                      B-4

P
Recordkeeping

         Western Asset maintains records of proxies voted pursuant to Section
204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

      a.          A copy of Western Asset's policies and procedures.

      b.          Copies of proxy statements received regarding client
                  securities.

      c.          A copy of any document created by Western Asset that was
                  material to making a decision how to vote proxies.

      d.          Each written client request for proxy voting records and
                  Western Asset's written response to both verbal and written client requests.

      e.          A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

                  Records are maintained in an easily accessible place for five years, the first two in Western Asset's offices.

Disclosure

         Western Asset's proxy policies are described in the firm's Part II of
Form ADV. Prior to August 1, 2003, Western Asset will deliver Part II of its revised Form ADV to all existing clients, along with a letter identifying the new disclosure. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

         All proxies are reviewed by the Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1.   Whether  Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.   Whether  Western  or an officer or  director  of Western or the  applicable portfolio  manager or analyst  responsible for  recommending the proxy vote
     (together,  "Voting  Persons") is a close  relative of or has a personal or business  relationship  with an  executive,  director  or  person  who is a candidate  for  director  of the  company  or is a  participant  in a proxy contest; and

3.   Whether there is any other business or personal relationship where a Voting
     Person  has a  personal  interest  in  the  outcome  of the  matter  before shareholders.

                                      B-5

                                Voting Guidelines

         Western Asset's substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

         Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I.       Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:
1.   Matters relating to the Board of Directors

     Western Asset votes proxies for the election of the company's nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

      a.                   Votes are withheld for the entire board of directors
                           if the board does not have a majority of independent
                           directors or the board does not have nominating,
                           audit and compensation committees composed solely of
                           independent directors.

      b.                   Votes are withheld for any nominee for director who
                           is considered an independent director by the company
                           and who has received compensation from the company
                           other than for service as a director.

      c.                   Votes are  withheld  for any nominee for director who
                           attends less than 75% of board and committee meetings
                           without  valid reasons for absences.

      d.                   Votes are cast on a case-by-case basis in contested
                           elections of directors.

2.   Matters relating to Executive Compensation

     Western Asset generally favors compensation programs that relate executive compensation to a company's long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

      a.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for stock option plans that will result in a
                           minimal annual dilution.

      b.                   Western Asset votes against stock option plans or
                           proposals that permit replacing or repricing of
                           underwater options.

                                      B-6

      c.                   Western Asset votes against stock option plans that
                           permit issuance of options with an exercise price
                           below the stock's current market price.

      d.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for employee stock purchase plans that limit
                           the discount for shares purchased under the plan to
                           no more than 15% of their market value, have an
                           offering period of 27 months or less and result in
                           dilution of 10% or less.

3.   Matters relating to Capitalization

     The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization except where
     Western Asset is otherwise withholding votes for the entire board of directors.

      a.                   Western Asset votes for proposals relating to the
                           authorization of additional common stock.

      b.                   Western Asset votes for proposals to effect stock
                           splits (excluding reverse stock splits).

      c.                   Western Asset votes for proposals authorizing share
                           repurchase programs.

4.   Matters  relating  to  Acquisitions,  Mergers,  Reorganizations  and  Other
     Transactions

     Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.   Matters relating to Anti-Takeover Measures

     Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to ratify or approve shareholder rights
                           plans.

      b.                   Western Asset votes on a case-by-case basis on
                           proposals to adopt fair price provisions.

6.   Other Business Matters

     Western Asset votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to amend a company's charter or bylaws.

      b.                   Western Asset votes against authorization to transact
                           other unidentified, substantive business at the
                           meeting.

II.  Shareholder Proposals
     SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Western Asset votes in

                                      B-7

     accordance with the recommendation of the company's board of directors on all shareholder proposals, except as follows:

1.   Western Asset votes for shareholder proposals to require
     shareholder approval of shareholder rights plans.

2.   Western Asset votes for shareholder proposals that are
     consistent with Western Asset's proxy voting guidelines for board-approved proposals.

3.   Western Asset votes on a case-by-case basis on other
     shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

III. Voting Shares of Investment Companies
     Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.   Western Asset votes on a case-by-case basis on proposals
     relating to changes in the investment objectives of an
     investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

2.   Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to
     adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV.  Voting Shares of Foreign Issuers
     In the event Western Asset is required to vote on securities held in foreign issuers -- i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.   Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.   Western Asset votes for shareholder proposals seeking to
     increase the independence of board nominating, audit and
     compensation committees.

3.   Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S.
     stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.   Western Asset votes on a case-by-case basis on proposals
     relating to (1) the issuance of common stock in excess of 20%
     of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common
     stock in excess of 100% of a company's outstanding common
     stock where shareholders have preemptive rights.

                                      B-8

                          Legg Mason Income Trust, Inc.

Part C.           Other Information

Item 23. Exhibits

(a)      (i)      Amended and Restated Articles of Incorporation filed
                  December 2, 2002 (5)
         (ii)     Articles Supplementary filed August 20, 2003 (9)
         (iii)    Articles of Amendment filed November 14, 2003 (9)
         (iv)     Articles of Amendment - (12)

(b)      Amended and Restated Bylaws dated August 8, 2002 (5)

(c)      Instruments defining the rights of security holders with respect to
         Legg Mason Income Trust, Inc. are contained in the Amended and Restated
         Articles of Incorporation, which are incorporated herein by reference to Exhibit (a)(ii) to Item 23 of Part C of Post-Effective Amendment No.
         34 to the Registration Statement of Legg Mason Income Trust, Inc., SEC
         File No. 33-12092, filed February 25, 2003, and in the Amended and
         Restated Bylaws, which are incorporated herein by reference to Exhibit
         (b) to Item 23 of Part C of Post-Effective Amendment No. 34 to the
         Registration Statement of Legg Mason Income Trust, Inc., SEC File No.
         33-12092, filed February 25, 2003.

(d)      Management Agreements
         (i)      Limited Duration Bond Portfolio (formerly: U.S. Government
                  Intermediate-Term Portfolio) - (12)
         (ii)     Investment Grade Income Portfolio (3)
         (iii)    High Yield Portfolio (2)
         (iv)     Core Bond Fund (10)

         Investment Advisory Agreements
         (v)      Limited Duration Bond Portfolio (formerly: U.S.
                  Government Intermediate-Term Portfolio) (2)
         (vi)     Investment Grade Income Portfolio (2)
         (vii)    High Yield Portfolio (2)
         (viii)   Core Bond Fund (10)
         (ix)     Fee Waiver/Expense Agreement - Limited Duration Bond Portfolio
                  - filed herewith
         (x)      Fee Waiver/Expense Agreement - Core Bond Fund - filed herewith

(e)      (i)      Distribution Agreement - filed herewith
         (ii)     Form of Dealer Agreement (13)

(f)      Bonus, profit sharing or pension plans - none

(g)      Custodian Agreement (2)
         (i)      Amendment to Custodian Contract dated February 9, 1988 (2)
         (ii)     Amendment to Custodian Contract dated February 25, 1988 (2)
         (iii)    Amendment to Custodian Contract dated April 6, 1993 (2)
         (iv)     Amendment to Custodian Contract dated May 28, 1996 (2)
         (v)      Amendment to Custodian Contract dated July 1, 2001 (9)
         (vi)     Amendment to Custodian Contract dated February 6, 2004 (10)

(h)      (i)      Transfer Agency and Service Agreement (2)
         (ii)     Amendment to Transfer Agency and Service Agreements (9)
         (iii)    Amendment to Transfer Agency and Service Agreements (10)
         (iv)     Delegation Amendment to Transfer Agency and Service
                  Agreement (9)
         (v)      Amendment and Restatement of Credit Agreement dated March 15,
                  2002 (4)
         (vi)     First Amendment dated as of March 14, 2003 to Amendment and
                  Restatement of Credit Agreement dated March 15, 2002 (6)
         (vii)    Second Amendment dated as of March 12, 2004 to Amendment and
                  Restatement of Credit Agreement dated March 15, 2002 (11)

(i)      Opinion and consent of counsel - filed herewith

(j)      Consent of Independent Registered Public Accounting Firm - filed herewith

(k)      Financial statements omitted from Item 23 - none

(l)      Agreements for providing initial capital (2)

(m)      Plan pursuant to Rule 12b-1
         (i)      Investment Grade Income Portfolio and Limited Duration Bond
                  Portfolio (formerly: U.S. Government Intermediate-Term
                  Portfolio) (1)
                  (a) Investment Grade Income Portfolio - Amendment to the
                      Primary Class Distribution Plan - filed herewith
                  (b) Limited Duration Bond Portfolio - Amendment to the Primary
                      Class Distribution Plan - filed herewith
         (ii)     High Yield Portfolio (1)
                  (a) High Yield Portfolio - Amendment to the Primary Class
                      Distribution Plan - filed herewith
         (iii)    Core Bond Fund (10)
                  (a) Core Bond Fund - Amendment to the Primary Class
                      Distribution Plan - filed herewith

(n)      Multiple Class Plan pursuant to Rule 18f-3
         (i)      Limited Duration Bond Portfolio (formerly: U.S. Government
                  Intermediate-Term Portfolio) (9)
         (ii)     Investment Grade Income Portfolio (9)
         (iii)    High Yield Portfolio (9)

(p)      Code of ethics for the fund, its investment advisers, and its principal underwriter
         (i)      Legg Mason Funds (8)
         (ii)     Legg Mason Investor Services, LLC (8)
         (iii)    Legg Mason Fund Adviser (8)
         (iv)     Western Asset Management Company (7)

(1) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 25 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed February 28, 1997.

(2) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 26 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed April 30, 1997.

(3) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 32 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed on April 9, 2001.

(4) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 33 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed April 3, 2002.

(5) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 34 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed February 25, 2003.

(6) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 35 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed April 17, 2003.

(7) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 28 to the Registration Statement of Legg Mason Global Trust, Inc.,
SEC File No. 33-56672, filed April 29, 2005.

(8) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 45 to the Registration Statement of Legg Mason Cash Reserve Trust,
SEC File No. 2-62218, filed December 28, 2005.

(9) Incorporated herein by reference to corresponding exhibit of Post-Effective

Amendment No. 36 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed November 28, 2003.

(10) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 38 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed February 13, 2004.

(11) Incorporated herein by reference to the corresponding exhibit of
Post-Effective Amendment No. 7 to the Registration Statement of Legg Mason
Investment Trust, Inc., SEC file No. 333-88715, as electronically filed on April
21, 2004.

(12) Incorporated herein by reference to the corresponding exhibit of
Post-Effective Amendment No. 41 to the Registration Statement of Legg Mason
Income Trust, Inc., SEC file No. 33-12092, filed August 31, 2004.

(13) Incorporated herein by reference to the corresponding exhibit of
Post-Effective Amendment No. 22 to the registration statement of Legg Mason
Growth Trust, Inc., SEC File No. 33-89090, as electronically filed on April 27,
2006.

Item 24. Persons Controlled By or Under Common Control with Registrant

                  None

Item 25. Indemnification

Reference is made to Article 11 of Registrant's Amended and Restated Articles of
Incorporation, Article 10 of Registrant's Amended and Restated Bylaws, Section
2-418 of the Maryland General Corporation Law and Section 10 of the Distribution
Agreement. Article 10 of Registrant's Amended and Restated Bylaws also provides that certain expenses incurred in defending a proceeding involving directors, officers, employees and agents will be paid by the Corporation in advance of a final disposition thereof if certain conditions are met.

In Section 10 of the Distibution Agreement relating to the securities offered hereby, the Registrant agrees to indemnify the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act of
1933, as amended ("Securities Act"), against certain types of civil liabilities arising in connection with the Registration Statement or the Prospectuses and
Statement of Additional Information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Connections of Manager and Investment Adviser

         (a) Legg Mason Fund Adviser, Inc. ("LMFA") is an investment adviser registered with the Securities and Exchange Commission under the Investment
Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of LMFA have been engaged as director, officer, employee, partner, or trustee.

Deepak Chowdhury           Vice President and Director, LMFA
                           Senior Vice President, Legg Mason, Inc.

                           Director, LMTrust
                           Director, Barrett
                           Director, Bartlett
                           Director, Batterymarch
                           Director, Berkshire
                           Director, Focus
                           Director, LMAM
                           Director, LM Holdings
                           Director, PCM I
                           Director, PCM II

Mark R. Fetting            President, Chairman and Director, LMFA
                           Senior Executive Vice President, Legg Mason, Inc.
                           Director, Focus
                           Director, LMCM
                           Director, LMFM
                           Managing Director, LMIS
                           Director, LMFunds
                           Manager, Royce

Gregory T. Merz            Vice President and Secretary, LMFA
                           Vice President and Deputy General Counsel, Legg
                                Mason, Inc.

Edward A. Taber III        Director, LMFA
                           Executive Vice President, Legg Mason, Inc.
                           Director, Batterymarch
                           Manager, Brandywine
                           Director, LMREI
                           Vice President and Director, Nova Scotia
                           Director, LMAM
                           Director, LMRESA
                           Director, LM Holdings
                           Director, WAMCL

         (b) Western Asset Management Company ("WAM") is an investment adviser registered with the Securities and Exchange Commission under the Investment
Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of WAM have been engaged as director, officer, employee, partner or trustee.

Peter L. Bain              Director, WAM
                           Director, LMFM
                           Manager, Brandywine
                           Senior Executive Vice President, Legg Mason, Inc.
                           Director, Nova Scotia
                           Director, LMCM
                           Director, Barrett
                           Director, Bartlett
                           Director, Berkshire
                           Director, Focus
                           Director, LM Funding
                           Director, LM Properties
                           Director, LMRG
                           Director, LM Tower
                           Director, PCM I
                           Director, PCM II
                           Manager, Royce
                           Director, WAMCL

Michael Even               Director, WAM

James W. Hirschmann III    President, CEO and Director, WAM
                           Director, WAMCL

Gregory B. McShea          General Counsel and CCO, WAM
                           General Counsel and CCO, WAMCL

Addresses for Items 26(a) and (b)

(3040692) Nova Scotia Company ("Nova Scotia")
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia B35 2X2

Barrett Associates, Inc.  ("Barrett")
90 Park Avenue
New York, NY  10016

Bartlett & Co.  ("Bartlett")
36 East Fourth Street
Cincinnati, OH  45202

Batterymarch Financial Management, Inc. ("Batterymarch")
200 Clarendon Street
Boston, MA  02116

Berkshire Asset Management, Inc.  ("Berkshire")
46 Public Square, Suite 700
Wilkes-Barre, PA  18701

Brandywine Asset Management, LLC ("Brandywine")
Three Christina Centre, Suite 1200
201 North Walnut Street
Wilmington, DE  19801

Legg Mason Asset Management (Asia) Pte. Ltd ("LMAM")
Three Temasek Avenue, #10-02, Centennial Tower
Singapore 039010

Legg Mason Capital Management, Inc.  ("LMCM")
100 Light Street
Baltimore, MD  21202

Legg Mason Focus Capital, Inc. ("Focus")
100 West Lancaster Avenue
Wayne, PA  19087

Legg Mason Fund Adviser, Inc.  ("LMFA")
100 Light Street
Baltimore, MD  21202

Legg Mason Funds Management, Inc.  ("LMFM")
100 Light Street
Baltimore, MD  21202

Legg Mason Funding Corp. ("LM Funding")
9 East Loockerman Street
Suite 1B
Dover, DE 19901

Legg Mason, Inc.
100 Light Street
Baltimore, MD  21202

Legg Mason Properties, Inc. ("LM Properties")
5955 Carnegie Boulevard
Suite 200
Charlotte, NC 28209

Legg Mason Real Estate Investors, Inc.  ("LMREI")
100 Light Street
Baltimore, MD  21202

Legg Mason Real Estate Securities Advisors, Inc. ("LMRESA")
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Group, Inc. ("LMRG")
100 Light Street
Baltimore, MD 21202

Legg Mason Tower, Inc. ("LM Tower")
100 Light Street
Baltimore, MD 21202

Legg Mason Trust Company, N.A,  ("LMTrust")
100 Light Street
Baltimore, MD  21202

Legg Mason Investor Services, LLC  ("LMIS")
100 Light Street
Baltimore, MD  21202

LM Fund Services, Inc. ("LMFunds")
100 Light Street
Baltimore, MD 21202

LM Holdings, Limited ("LM Holdings")
155 Bishopsgate
London EC2M 3TY England

PCM Holdings I, Inc. ("PCM I")
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

PCM Holdings II, LLC ("PCM II")
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

Royce & Associates, Inc. ("Royce")
1414 Avenue of the Americas
New York, NY  10019

Western Asset Management Company  ("WAM")
385 East Colorado Boulevard
Pasadena, CA  91101

Western Asset Management Company Limited  ("WAMCL")
155 Bishopsgate
London  EC2M 3TY
England

Item 27.    Principal Underwriters

(a)  Legg Mason  Investment  Trust,  Inc.; Legg Mason Tax-Free Income Fund; Legg
     Mason Value Trust,  Inc.; Legg Mason Special  Investment Trust,  Inc.; Legg
     Mason  Growth  Trust,  Inc.;  Legg Mason  Global  Trust,  Inc.;  Legg Mason
     Investors  Trust,  Inc.;  Legg Mason Light Street Trust,  Inc.;  Legg Mason
     Charles Street Trust,  Inc.;  Western Asset Funds, Inc.; Smith Barney Trust
     II; CitiFunds Trust I; Salomon Funds Trust;  Variable  Annuity  Portfolios;
     CitiFunds Premium Trust;  CitiFunds  Institutional  Trust;  CitiFunds Trust
     III; Smith Barney Allocation Series, Inc.; Smith Barney Multiple Discipline
     Trust;  Smith Barney  Investment  Series;  Consulting Group Capital Markets
     Funds; High Income  Opportunity  Fund, Inc.;  Intermediate Muni Fund, Inc.;
     Smith Barney Small Cap Core Fund, Inc.; Smith Barney Investment Trust; Real
     Estate Income Fund,  Inc.;  Managed High Income  Portfolio,  Inc.;  Managed
     Municipals  Portfolio,  Inc.;  Municipal High Income Fund, Inc.;  Citigroup
     Investments  Corporate Loan Fund, Inc.;  Zenix Income Fund,  Inc.;  Salomon
     Brothers Capital Fund, Inc.;  Salomon Brothers  Investors Value Fund, Inc.;
     Salomon Brothers Fund, Inc.;  Salomon Brothers  Institutional  Series Fund,
     Inc., Salomon Brothers Series Funds, Inc.; Salomon Brothers Variable Series
     Funds, Inc.; Salomon Brothers Opportunity Fund, Inc.; Salomon Brothers 2008
     Worldwide  Government Term Trust;  Salomon Brothers High Income Fund, Inc.;
     Salomon  Brothers  High Income Fund II,  Inc.;  Salomon  Brothers  Emerging
     Markets Income Fund, Inc.;  Salomon  Brothers  Emerging Markets Income Fund
     II, Inc.;  Salomon  Brothers  Emerging  Markets  Floating Rate Fund,  Inc.;
     Salomon Brothers Global High Income Fund, Inc.;  Salomon Brothers  Emerging
     Markets Debt Fund,  Inc.;  Salomon  Brothers Capital and Income Fund, Inc.;
     Salomon  Brothers  Global  Partners  Income Fund,  Inc.;  Salomon  Brothers
     Municipal Partners Fund, Inc.; Salomon Brothers Municipal Partners Fund II,
     Inc.;  Salomon  Brothers  Variable Rate Strategic  Fund;  Salomon  Brothers
     Inflation Management Fund; Greenwich Street Series Fund; SB Adjustable Rate
     Income  Fund;  Smith Barney  Aggressive  Growth  Fund,  Inc.;  Smith Barney
     Appreciation  Fund, Inc.; Smith Barney Arizona Municipals Fund, Inc.; Smith
     Barney California  Municipals Fund, Inc.; Smith Barney Equity Funds;  Smith
     Barney Fundamental Value Fund, Inc.; Smith Barney Funds, Inc.; Smith Barney
     Income Funds; Smith Barney  Institutional Cash Management Fund, Inc.; Smith
     Barney Investment Funds, Inc.; Smith Barney Managed Governments Fund, Inc.;
     Smith Barney Managed  Municipals  Fund,  Inc.;  Smith Barney  Massachusetts
     Municipals Fund,  Smith Barney Money Funds,  Inc.; Smith Barney Muni Funds;
     Smith Barney  Municipal  Money Market Fund,  Inc.;  Smith Barney New Jersey
     Municipals Fund,  Inc.;  Smith Barney Oregon  Municipals Fund; Smith Barney
     Principal Return Fund; Smith Barney Sector Series, Inc.; Smith Barney World
     Funds,  Inc.;  Travelers  Series  Fund,  Inc.;  and various  series of unit investment trusts.

     (b)     The following table sets forth information concerning each director and officer of the Registrant's principal underwriter, Legg Mason
             Investor Services, LLC ("LMIS").

Name and Principal                  Position and Offices               Positions and Offices
Business Address*                   with Underwriter - LMIS            with Registrant
--------------------------------------------------------------------------------------------

Timothy C. Scheve                   Managing Director                           None

Mark R. Fetting                     Managing Director                   President and Director

D. Stuart Bowers                    Vice President                              None

W. Talbot Daley                     Vice President                              None

Thomas J. Hirschmann                Vice President                              None

Joseph M. Furey                     General Counsel and                         None
                                    Chief Compliance Officer

Theresa M. Silberzahn               Chief Financial Officer                     None

Ronald Holinsky                     Counsel                                     None

Robert E. Patterson                 Counsel                                     None

Elisabeth F. Craig                  AML Compliance Officer and                  None
                                    Director of Continuing Education

*    All addresses  are 100 Light  Street,  Baltimore,  Maryland  21202,  unless otherwise indicated.

         (c) The Registrant has no principal underwriter, which is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28. Location of Accounts and Records

State Street Bank and Trust Company       and      Legg Mason Fund Adviser, Inc.
P.O. Box 1713                                      100 Light Street
Boston, Massachusetts  02105                       Baltimore, Maryland  21202

Item 29. Management Services

         None

Item 30. Undertakings

         None

                                 SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933 and the Investment
Company Act of 1940, the Registrant, Legg Mason Income Trust, Inc., certifies that it meets all the requirements for effectiveness of this Post-Effective
Amendment No. 44 to its Registration Statement pursuant to Rule 485(b) under the
Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of
Baltimore and State of Maryland, on the 27th day of April, 2006.

                                                   LEGG MASON INCOME TRUST, INC.

                                                   By: /s/ Mark R. Fetting
                                                           Mark R. Fetting
                                                           President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective
Amendment No. 44 to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                       Date

/s/ John F. Curley, Jr.*                    Chairman and Director                       April 27, 2006
------------------------
John F. Curley, Jr.

/s/Mark R. Fetting                          President (Principal Executive              April 27, 2006
------------------
Mark R. Fetting                             Officer) and Director

/s/Ruby P. Hearn*                           Director                                    April 27, 2006
-----------------
Ruby P. Hearn*

/s/Arnold L. Lehman*                        Director                                    April 27, 2006
--------------------
Arnold L. Lehman*

/s/Robin J.W. Masters*                      Director                                    April 27, 2006
----------------------
Robin J.W. Masters

/s/Jill E. McGovern*                        Director                                    April 27, 2006
--------------------
Jill E. McGovern

/s/ Arthur S. Mehlman*                      Director                                    April 27, 2006
----------------------
Arthur S. Mehlman

/s/ G. Peter O' Brien*                      Director                                    April 27, 2006
----------------------
G. Peter O'Brien

/s/S. Ford Rowan*                           Director                                    April 27, 2006
----------------------
S. Ford Rowan

/s/Robert M. Tarola*                        Director                                    April 27, 2006
--------------------
Robert M. Tarola

/s/Marie K . Karpinski                      Vice President, Chief Financial Officer     April 27, 2006
----------------------
Marie K. Karpinski                          (Principal Financial and
                                            Accounting Officer)

*    Signatures affixed by Richard M. Wachterman, pursuant to Power of Attorney, a copy of which is filed herewith.

                                POWER OF ATTORNEY

I, the undersigned Director/Trustee of one or more of the following investment companies (as set forth in the companies' Registration Statements on Form N-1A):

LEGG MASON CASH RESERVE TRUST          LEGG MASON VALUE TRUST, INC.
LEGG MASON INCOME TRUST, INC.          LEGG MASON CHARLES STREET TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.          LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON TAX-EXEMPT TRUST, INC.      LEGG MASON INVESTORS TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND        LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON GROWTH TRUST, INC.          LEGG MASON INVESTMENT TRUST, INC.

plus any other investment company for which Legg Mason Fund Adviser,  Inc. or an affiliate  thereof  acts as  investment  adviser  or  manager  and for which the undersigned  individual serves as Director/Trustee  hereby severally  constitute and appoint each of MARK R. FETTING, MARIE K. KARPINSKI,  RICHARD M. WACHTERMAN,
GREGORY T.  MERZ,  ARTHUR J.  BROWN and  ARTHUR C.  DELIBERT  my true and lawful attorney-in-fact,  with full power of substitution,  and each with full power to sign  for me and in my name in the  appropriate  capacity  and  only  for  those
companies   described  above  for  which  I  serve  as   Director/Trustee,   any
Registration  Statements  on Form  N-1A,  all  Pre-Effective  Amendments  to any
Registration  Statements of the Funds, any and all Post-Effective  Amendments to
said Registration  Statements,  and any and all supplements or other instruments in  connection  therewith,  to file the same with the  Securities  and  Exchange
Commission and the securities  regulators of appropriate states and territories, and  generally  to do all  such  things  in my name  and  behalf  in  connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the  Securities Act of 1933 and the Investment  Company Act of
1940, all related requirements of the Securities and Exchange Commission and all
requirements of appropriate states and territories.  I hereby ratify and confirm all that said  attorney-in-fact  or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on the date set forth below.

SIGNATURE                                                                       DATE

/s/  John F. Curley, Jr.                                                        November 11, 2004
----------------------------------------
John F. Curley, Jr.

/s/  Mark R. Fetting                                                            November 11, 2004
----------------------------------------
Mark R. Fetting

/s/  Ruby P. Hearn                                                              November 11, 2004
----------------------------------------
Ruby P. Hearn

/s/  Arnold L. Lehman                                                           November 11, 2004
----------------------------------------
Arnold L. Lehman

/s/  Robin J.W. Masters                                                         November 11, 2004
----------------------------------------
Robin J.W. Masters

/s/ Jill E. McGovern                                                            November 11, 2004
----------------------------------------
Jill E. McGovern

/s/  Arthur S. Mehlman                                                          November 11, 2004
----------------------------------------
Arthur S. Mehlman

/s/ Jennifer W. Murphy                                                          November 11, 2004
----------------------------------------
Jennifer W. Murphy

/s/  G. Peter O'Brien                                                           November 11, 2004
----------------------------------------
G. Peter O'Brien

/s/  S. Ford Rowan                                                              November 11, 2004
----------------------------------------
S. Ford Rowan

/s/  Robert M. Tarola                                                           November 11, 2004
----------------------------------------
Robert M. Tarola

                          Legg Mason Income Trust, Inc.
                         Post-Effective Amendment No. 44
                                    Exhibits

(d)(ix) Fee Waiver/Expense Agreement - Limited Duration Bond Porfolio
    (x) Fee Waiver/Expense Agreement - Core Bond Fund

(e)(i)  Distribution Agreement

(i)  Opinion of Counsel

(j)  Consent of Independent Registered Public Accounting Firm

(m)(i)(a)   Investment Grade Income Portfolio - Amendment to the Primary Class
            Distribution Plan
      (b)   Limited Duration Bond Portfolio - Amendment to the Primary Class
            Distribution Plan

(m)(ii)(a)  High Yield Portfolio - Amendment to the Primary Class Distribution
            Plan

(m)(iii)(a) Core Bond Fund - Amendment to the Primary Class Distribution Plan

                          LEGG MASON INCOME TRUST, INC.

                   Legg Mason Limited Duration Bond Portfolio
                  Legg Mason Investment Grade Income Portfolio
                         Legg Mason High Yield Portfolio
                 (Primary Class and Institutional Class Shares)
                                       and
                            Legg Mason Core Bond Fund
                             (Primary Class Shares)

                       STATEMENT OF ADDITIONAL INFORMATION

                                   May 1, 2006

This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the funds' Prospectus dated May 1, 2006, which has been filed with the U.S. Securities and Exchange Commission ("SEC"). The funds'
financial statements, notes thereto and the report of their independent registered public accounting firm are incorporated by reference from the funds'
annual report to shareholders into (and are therefore legally part of) this SAI.
A copy of the Prospectus or the annual report may be obtained without charge from the funds' distributor, Legg Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544 (Primary Class shares) or 1-888-425-6432 (Institutional
Class shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

--------------------------------------------------------------------------------
         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.
--------------------------------------------------------------------------------

                            DESCRIPTION OF THE FUNDS

         Legg Mason Income Trust, Inc. ("Corporation") is a diversified open-end management investment company established as a Maryland corporation on April 28,
1987. Legg Mason Limited Duration Bond Portfolio ("Limited Duration"), Legg
Mason Investment Grade Income Portfolio ("Investment Grade"), Legg Mason High
Yield Portfolio ("High Yield") and Legg Mason Core Bond Fund ("Core Bond") are
separate series of the Corporation (each, a "fund"). Prior to August 31, 2004,
Limited Duration was known as Legg Mason U.S. Government Intermediate Term
Portfolio.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Limited Duration's investment objective is to maximize total return, consistent with prudent investment management by investing to obtain an average modified duration of the fund that will range within 25% of the duration of the
Merrill Lynch 1-3 Year Treasury Index. Investment Grade's investment objective is to seek a high level of current income through investment in a diversified portfolio of debt securities. Core Bond's investment objective is to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain an average modified duration expected to range within 20%
of the duration of the domestic bond market as a whole (normally three to six years, although this may vary) as measured by Western Asset Management Company, the fund's investment adviser. High Yield's investment objective is to seek high current income and, secondarily, capital appreciation. The investment objective of each fund is non-fundamental and may be changed by the Corporation's Board of
Directors ("Board of Directors") without shareholder approval upon 60 days'
prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations, that cannot be changed except by a vote of its shareholders:

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33 1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls.

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act").

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests.

4.       Senior Securities: Each fund may not issue senior securities, except as permitted under the 1940 Act Laws, Interpretations and Exemptions.

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests.

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities.

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment limitation on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing: Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities: Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent the fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments. (High Yield does not intend to make short sales against the box in excess of 5% of its net assets during the coming year).

                                       2

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) the fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) the fund may make margin payments in connection with foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectus or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in the value of portfolio securities, in the asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain required asset coverage and adequate liquidity.

         Each fund may not change its policy to invest at least 80% of its net assets, plus any borrowing for investment purposes, in the type of securities suggested by its name as described in the prospectus ("Named Investments")
unless it provides shareholders with at least 60 days' written notice of such change. Each fund will consider an instrument, including a synthetic instrument, to be a Named Investment if, in the judgment of the Adviser, it has economic characteristics similar to a Named Investment. Such instruments would include, but are not limited to, futures contracts and related options, mortgage-related securities, asset-backed securities, reverse repurchase agreements and dollar rolls.

                         INVESTMENT STRATEGIES AND RISKS

The following applies to all of the funds, unless otherwise indicated:

Yield Factors and Ratings

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") and other nationally recognized statistical rating organizations ("NRSROs") are private services that provide ratings of the credit quality of obligations. Investment grade bonds are generally considered to be those bonds rated at the time of purchase within one of the four highest grades assigned by S&P or Moody's. A fund may use these ratings in determining whether to purchase, sell or hold a security. These ratings represent Moody's and S&P's opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, obligations with the same maturity, interest rate and rating may have different market prices. A description of the ratings assigned to corporate debt obligations by S&P and Moody's is included in Appendix A.

         Credit rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value.
Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates. Subsequent to its purchase by a fund, an issue of obligations may cease to be rated or its rating may be reduced below the minimum rating required for purchase by that fund. The adviser will consider such an event in determining whether a fund should continue to hold the obligation, but is not required to dispose of it.

         In addition to ratings assigned to individual bond issues, the adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial condition of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of interest and principal.

                                       3

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. When a fund loans a security to another party, it runs the risk that the other party will default on its obligation, and that the value of the collateral will decline before the fund can dispose of it.

         These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. In the event of the bankruptcy of the other party to a securities loan, a fund could experience delays in recovering the securities lent. To the extent that, in the meantime, the value of the collateral had decreased or the securities that were lent increased, a fund could experience a loss.

         Each fund will enter into securities loan transactions only with financial institutions that the adviser believes to present minimal risk of default during the term of the loan. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund presently does not intend to loan more than 5% of its portfolio securities at any given time.

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and U.S.
dollar denominated money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S.
Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date. The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less, but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days` duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system. Each fund may also engage in "tri-party" repurchase agreements, where an unaffiliated third party custodian maintains accounts to hold collateral for the fund and its counterparties.

                                       4

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Reverse Repurchase Agreements and Dollar Rolls

         A reverse repurchase agreement is a portfolio management technique in which a fund temporarily transfers possession of a portfolio instrument to another person, such as a financial institution or broker-dealer, in return for cash. At the same time, the fund agrees to repurchase the instrument at an agreed-upon time (normally within seven days) and price, which includes an amount essentially equivalent to an interest payment.

         A fund may engage in reverse repurchase agreements as a means of raising cash to satisfy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio investments. A fund may also engage in reverse repurchase agreements in order to reinvest the proceeds in other securities or repurchase agreements. Such a use of reverse repurchase agreements would constitute a form of leverage.

         The funds may also enter into dollar roll transactions in which a fund sells a fixed income security for delivery in the current month and simultaneously contracts to purchase substantially similar (same type, coupon and maturity) securities at an agreed upon future time. By engaging in the dollar roll transaction the fund forgoes principal and interest paid on the security that is sold, but receives the difference between the current sales price and the forward price for the future purchase. The fund would also be able to invest the proceeds of the securities sold.

         When a fund reinvests the proceeds of a reverse repurchase agreement or dollar roll in other securities, any fluctuations in the market value of either the securities the fund is committed to purchase from the other party or the securities in which the proceeds are invested would affect the market value of the fund's assets. As a result, such transactions could increase fluctuation in the fund's net asset value. If a fund reinvests the proceeds of the agreement or dollar roll at a rate lower than the cost of the agreement or dollar roll, engaging in the agreement or dollar roll will lower the fund's yield.

         Any reverse repurchase agreement or dollar roll that extends for more than seven days may be considered illiquid and, if so, would be subject to a fund's limit on investments in illiquid securities of 15% of net assets.

         To avoid potential leveraging effects of reverse repurchase agreements and dollar rolls, each fund will segregate cash or other appropriate liquid securities with a value at least equal to the fund's obligation under the agreements or dollar rolls.

         Although the funds do not consider dollar rolls to be borrowings within the meaning of their non-fundamental investment limitations, certain regulators may consider dollar rolls as borrowings for some purposes.

Warrants

         Although not a fundamental policy subject to shareholder vote, each fund may not invest more than 5% of the value of its net assets, taken at the lower of cost or market value, in warrants or invest more than 2% of the value of such net assets in warrants not listed on the New York or American Stock
Exchanges. With respect to High Yield, this restriction does not apply to warrants attached to, or sold as a unit with, other securities. For purposes of this restriction, the term "warrants" does not include options on securities, stock or bond indices, foreign currencies or futures contracts.

                                       5

Mortgage-Related Securities

         Mortgage-related securities represent an ownership interest in a pool of residential mortgage loans. These securities are designed to provide monthly payments of interest and, in most instances, principal to the investor. The mortgagor's monthly payments to his/her lending institution are "passed-through"
to investors such as a fund. Most issuers or poolers provide guarantees of payments, regardless of whether or not the mortgagor actually makes the payment.
The guarantees made by issuers or poolers are backed by various forms of credit, insurance and collateral. They may not extend to the full amount of the pool.

         Pools consist of whole mortgage loans or participations in loans. The majority of these loans are made to purchasers of one- to four-family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, a fund may purchase pools of variable-rate mortgages, growing-equity mortgages, graduated-payment mortgages and other types.

         All poolers apply standards for qualification to lending institutions which originate mortgages for the pools. Poolers also establish credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

         The majority of mortgage-related securities currently available are issued by governmental or government-related organizations formed to increase the availability of mortgage credit. The largest government-sponsored issuer of mortgage-related securities is Government National Mortgage Association
("GNMA"). GNMA certificates ("GNMAs") are interests in pools of mortgage loans insured by the Federal Housing Administration or by the Farmer's Home
Administration ("FHA") or guaranteed by the Veterans Administration ("VA").
Fannie Mae and Freddie Mac each issue pass-through securities that they respectively guarantee as to principal and interest. Securities issued by GNMA and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         The average life of mortgage-related securities varies with the maturities and the nature of the underlying mortgage instruments. For example,
GNMAs tend to have a longer average life than Freddie Mac participation certificates ("PCs") because there is a tendency for the conventional and privately insured mortgages underlying Freddie Mac PCs to repay at faster rates than the FHA and VA loans underlying GNMAs. In addition, the term of a security may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages through refinances or otherwise. The occurrence of mortgage prepayments is affected by various factors, including the level of interest rates, general economic conditions, the location and age of the mortgaged property and other social and demographic conditions.

         In determining the dollar-weighted average maturity of a fund's portfolio, the adviser will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that a different prepayment rate is likely. For example, where a GNMA has a high interest rate relative to the market, that GNMA is likely to have a shorter overall maturity than a GNMA with a market rate coupon. Moreover, the adviser may deem it appropriate to change the projected average life for a fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder of the mortgage-related security with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a

                                       6

security representing an interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates.

         Although the market for mortgage-related securities issued by private organizations is becoming increasingly liquid, such securities may not be readily marketable. Each fund will not purchase mortgage-related securities for which there is no established market or any other investments which the adviser deems to be illiquid if, as a result, more than 15% of the value of the fund's net assets would be invested in such illiquid securities and investments.

Step Down Preferred Securities

         Some of the securities purchased by Investment Grade and High Yield may also include step down perpetual preferred securities. These securities are issued by a real estate investment trust ("REIT") making a mortgage loan to a single borrower. The dividend rate paid by these securities is initially relatively high, but "steps down" yearly. The securities are subject to call if the REIT suffers an unfavorable tax event and to tender by the REIT's equity holders in the 10th year; both events could be on terms unfavorable to the holder of the preferred securities. The value of these securities will be affected by changes in the value of the underlying mortgage loan. The REIT is not diversified, and the value of the mortgaged property may not cover its obligations. Step down perpetual preferred securities are considered restricted securities under the 1933 Act.

Asset-Backed Securities

         Asset-backed securities are structurally similar to mortgage-backed securities, but are secured by an interest in a different type of receivable.
Asset-backed securities therefore present certain risks that are not presented by mortgage-related debt securities or other securities in which a fund may invest. Primarily, these securities do not have the benefit of the same security interest in the related collateral.

         Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit agreements.
The value of such securities partly depends on loan repayments by individuals, which may be adversely affected during general downturns in the economy. Like mortgage-related securities, asset-backed securities are subject to the risk of prepayment. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities, however, is greater than in the case of mortgage-backed securities.

         Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

                                       7

U.S. Government Obligations

         U.S. Government securities include (1) U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S.
Treasury bonds (maturities generally greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities that are supported by any of the following: (a) the full faith and credit of the U.S.
Government (such as GNMA certificates); (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Government (such as obligations of the Federal Home Loan Banks); (c) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities (such as securities issued by Fannie Mae); or (d) only the credit of the instrumentality (such as securities issued by Freddie Mac). In the case of obligations not backed by the full faith and credit of the United
States, a fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Neither the U.S. Government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue. Therefore, the market value of such securities will fluctuate in response to changes in interest rates.

Variable and Floating Rate Securities

         Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

         A fund may invest in floating rate debt instruments ("floaters") and engage in credit-spread trades. The interest rate on a floater is a variable rate that is tied to another interest rate, such as a corporate bond index or
Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a fund with a certain degree of protection against rising interest rates, the fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         A fund may also invest in inverse floating rate debt instruments
("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

         A floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in some floaters is associated with greater volatility in their market values.

         With respect to purchasable variable and floating rate instruments, the fund's adviser will consider the earning power, cash flows and liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to a demand feature, will monitor their financial status to meet payment on demand. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the fund to dispose of a variable or floating rate note if the issuer defaulted on its payment obligation or during periods that the fund is not entitled to exercise its demand rights, and the fund could, for these or other reasons, suffer a loss with respect to such instruments. In determining average-weighted portfolio maturity, an instrument will be deemed to have a maturity equal to either the period remaining until the next interest rate adjustment or the time the fund can recover payment of principal as specified in the instrument, depending on the type of instrument involved.

                                       8

Commercial Paper and Other Short-Term Investments

         A fund may purchase commercial paper issued pursuant to the private placement exemption in Section 4(2) of the Securities Act of 1933. Section 4(2)
paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. The fund may or may not regard such securities as illiquid, depending on the circumstances of each case.

         A fund may also invest in obligations (including certificates of deposit, demand and time deposits and bankers' acceptances) of U.S. banks and savings and loan institutions. While domestic bank deposits are insured by an agency of the U.S. Government, a fund will generally assume positions considerably in excess of the insurance limits.

Corporate Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their short-term credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

Callable Debt Securities

         A debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, that fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objectives.

Inflation-Indexed Securities

         The funds may also invest in U.S. Treasury securities whose principal value is adjusted daily in accordance with changes to the Consumer Price Index
(also known as "Treasury Inflation-Indexed Securities"). Interest is calculated on the basis of the adjusted principal value on the payment date. The principal value of Treasury Inflation-Indexed Securities declines in periods of deflation, but holders at maturity receive no less than par. If inflation is lower than expected during the period a fund holds the security, the fund may earn less on it than on a conventional bond. Any increase in principal value is taxable in the year the increase occurs, even though the holders do not receive cash representing the increase at that time. Changes in market interest rates from causes other than inflation will likely affect the market prices of Treasury
Inflation-Indexed Securities in the same manner as conventional bonds.

Preferred Stocks and Convertible Securities

         A preferred stock pays dividends at a specified rate and has preference over common stock in the payment of dividends and the liquidation of an issuer's assets, but is junior to the debt securities of the issuer in those same respects. The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in an issuer's creditworthiness than are the prices of debt securities. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Under ordinary circumstances, preferred stock does not carry voting rights.

                                       9

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

         Many convertible securities are rated below investment grade or, if unrated, are considered to be of comparable quality by the advisers.

         Investment Grade does not intend to exercise conversion rights for any convertible security it owns and does not intend to hold any security which has been subject to conversion.

Lower-Rated Securities

         Non-investment grade securities, i.e., securities rated below Baa by
Moody's and/or BBB by S&P or comparable ratings of other NRSROs or unrated securities of comparable quality, are described as "speculative" by Moody's and
S&P and may be subject to greater market fluctuations and greater risk of loss of income or principal, including a greater possibility of default or bankruptcy of the issuer of such securities, than are more highly rated debt securities.
Such securities are commonly referred to as "junk bonds." A fund's adviser seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions and will monitor the ratings of securities held by the funds and the creditworthiness of their issuers. If the rating of a security in which a fund has invested falls below the minimum rating in which the fund is permitted to invest, the fund will either dispose of that security within a reasonable time or hold the security for so long as the fund's adviser determines appropriate for that fund, having due regard for market conditions, tax implications and other applicable factors.

         A lower-rated debt security may be callable, i.e., subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a debt security held by a fund is called for redemption, the fund will be required to permit the issuer to redeem the security or sell it to a third party. Either of these actions could have an adverse effect on a fund's ability to achieve its investment objective because, for example, the fund may be able to reinvest the proceeds only in securities with lower yields or may receive a price upon sale that is lower than it would have received in the absence of the redemption. If a fund experiences unexpected net redemptions, it may be forced to sell its higher-rated securities, resulting in a decline in the overall credit quality of the fund's investment fund and increasing the exposure of the fund to the risks of lower-rated securities.

         At certain times in the past, the prices of many lower-rated securities declined, indicating concerns that issuers of such securities might experience financial difficulties. At those times, the yields on lower-rated securities rose dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuers' financial restructuring or default. There can be no assurance that such declines will not recur.

                                       10

         The ratings of Moody's and S&P represent the opinions of those agencies as to the quality of the debt securities that they rate. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. If securities are rated investment grade by one rating organization and below investment grade by others, a fund's investment adviser may rely on the rating that it believes is more accurate and may consider the instrument to be investment grade. Each fund's Adviser will consider a security's quality and credit rating when determining whether such security is an appropriate investment. Subject to its investment objective, policies and applicable law, a fund may purchase a security with the lowest rating.

         The market for lower-rated securities may be thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold, and may make it difficult for a fund to obtain market quotations daily. If market quotations are not available, these securities will be valued by a method that the Board of Directors believe accurately reflects fair market value. Judgment may play a greater role in valuing lower-rated debt securities than is the case with respect to securities for which a broader range of dealer quotations and last-sale information is available. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

         Although the prices of lower-rated bonds are generally less sensitive to interest rate changes than are higher-rated bonds, the prices of lower-rated bonds may be more sensitive to adverse economic changes and developments regarding the individual issuer. Although the market for lower-rated debt securities is not new, and the market has previously weathered economic downturns, there has been in recent years a substantial increase in the use of such securities to fund corporate acquisitions and restructurings. Accordingly, the past performance of the market for such securities may not be an accurate indication of its performance during future economic downturns or periods of rising interest rates. When economic conditions appear to be deteriorating, medium- to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of the prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

         Adverse economic developments can disrupt the market for lower-rated securities and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities. Lower-rated securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. In addition, the secondary market for lower-rated securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, a fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Therefore, prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating a fund's net asset value.

Zero Coupon Bonds

         Zero coupon bonds are debt obligations that make no fixed interest payments but instead are issued at a significant discount from face value. Like other debt securities, the market price can reflect a premium or discount, in addition to the original issue discount, reflecting the market's judgment as to the issuer's creditworthiness, the interest rate or other similar factors. The original issue discount approximates the total amount of the interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Because zero coupon bonds do not make periodic interest payments, the prices of those bonds can be very volatile when market interest rates change.

         The original issue discount on zero coupon bonds must be included in a fund's gross income ratably as it accrues. Accordingly, to continue to qualify for tax treatment as a regulated investment company and to avoid a certain

                                       11

excise tax, a fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. See "Additional Tax
Information." These distributions must be made from a fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. Such sales could occur at a time that would be disadvantageous to a fund and when the fund would not otherwise choose to dispose of the assets.

Pay-In-Kind Securities

         Core Bond and Limited Duration may invest in pay-in-kind securities, which have some characteristics similar to those of zero coupon securities, but interest on such securities generally is paid in the form of the issuer's obligations of the same type rather than cash.

Trust Originated Preferred Securities

         The funds may also invest in trust originated preferred securities, a type of security issued by financial institutions such as banks and insurance companies. Trust originated preferred securities represent interests in a trust formed by a financial institution. The trust sells preferred shares and invests the proceeds in notes issued by the financial institution. These notes may be subordinated and unsecured. Distributions on the trust originated preferred securities match the interest payments on the notes; if no interest is paid on the notes, the trust will not make current payments on its preferred securities.
Trust originated preferred securities currently enjoy favorable tax treatment for the issuers. If the tax characterization of these securities were to change adversely, they could be redeemed by the issuers, which could result in a loss to a fund. In addition, some trust originated preferred securities are restricted securities available only to qualified institutional buyers under
Rule 144A.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days and restricted securities other than those the adviser has determined are liquid pursuant to guidelines established by the
Board of Directors and securities involved in swap, cap, floor, and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid securities than those for which a more active market exists.

         As described under "Private Placements," Limited Duration and
Investment Grade are also subject to a 5% limit on investments in restricted securities. Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A under the 1933 Act. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The adviser, acting pursuant to guidelines established by the Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for

                                       12

an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Such a fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, and in an amount not exceeding 5% of the value of the total assets of the fund at the time the borrowing is made, are not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, futures and forward contracts, short-options positions, and repurchase agreements.

Municipal Obligations

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. "General obligation" bonds are secured by the issuer's pledge of its faith, credit and taxing power. "Revenue" bonds are payable only from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source such as the corporate user of the facility being financed.
Private activity bonds ("PABs") are usually revenue bonds and are not payable from the unrestricted revenues of the issuer. The credit quality of PABs is usually directly related to the credit standing of the corporate user of the facilities. In addition, certain types of PABs are issued by or on behalf of public authorities to finance various privately operated facilities, including certain pollution control facilities, convention or trade show facilities, and airport, mass transit, port or parking facilities. A third type of municipal obligation popular in some areas is the municipal lease obligation, which is issued by a state or local government to acquire land, equipment or facilities and typically is not fully backed by the municipality's credit. If funds are not appropriated for the following year's lease payments, a lease may terminate, with the possibility of default on the lease obligation and significant loss to a fund.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating

                                       13

expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which other registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of the acquired investment company; (ii) securities issued by any one investment company having a value in excess of 5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         To the extent an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

Private Placements

         Each fund may acquire restricted securities in private placement transactions, directly from the issuer or from security holders, frequently at higher yields than comparable publicly traded securities. Privately-placed securities can be sold by each fund only (1) pursuant to SEC Rule 144A or another exemption; (2) in privately negotiated transactions to a limited number of purchasers; or (3) in public offerings made pursuant to an effective registration statement under the 1933 Act. Private or public sales of such securities by a fund may involve significant delays and expense. Private sales require negotiations with one or more purchasers and generally produce less favorable prices than the sale of comparable unrestricted securities. Public sales generally involve the time and expense of preparing and processing a registration statement under the 1933 Act and may involve the payment of underwriting commissions; accordingly, the proceeds may be less than the proceeds from the sale of securities of the same class which are freely marketable.

                                       14

Restrictions: Restricted securities will not be purchased by either Limited
Duration or Investment Grade if, as a result, more than the 5% of the fund's assets would consist of restricted securities.

The following information about futures and options applies to each fund as indicated:

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, and swaps, and Limited Duration and High Yield may also invest in forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments"), to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage Limited Duration's and High Yield's foreign currency exposure (including exposure to the euro) as well as other risks of these funds' investments that can affect their net asset values. The funds' adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time.

         As an operating policy, each fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since Limited Duration and High Yield are authorized to invest in foreign securities, each fund may purchase and sell foreign currency
(including the euro) derivatives.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that the fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If a fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         With respect to Core Bond, Limited Duration and High Yield, in addition to the instruments, strategies and risks described below, the adviser expects to discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These new opportunities may become available as the adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. The adviser may utilize these opportunities to the extent that they are consistent with the fund's investment objective and permitted by its investment limitations and applicable regulatory authorities.

                                       15

The fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The fund's Prospectus or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

     (1) Successful use of most Financial Instruments depends upon the adviser's ability to predict  movements of the overall  securities,  currency and interest rate markets,  which requires  different  skills than predicting  changes in the prices of individual  securities.  There can be no assurance that any particular strategy will succeed, and use of Financial  Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

     (2)  There  might  be an  imperfect  correlation,  or even no  correlation, between price  movements of a Financial  Instrument  and price  movements of the investments being hedged.  For example,  if the value of a Financial  Instrument used in a short hedge  increased by less than the decline in value of the hedged investment, the hedge would not be fully successful.  Such a lack of correlation might  occur due to  factors  unrelated  to the value of the  investments  being hedged, such as speculative or other pressures on the markets in which Financial
Instruments are traded. The effectiveness of hedges using Financial  Instruments on indices will depend on the degree of correlation  between price  movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     (3) If successful,  the above-discussed  strategies can reduce risk of loss by wholly or partially  offsetting  the  negative  effect of  unfavorable  price movements.  However,  such  strategies can also reduce  opportunity  for gain by offsetting the positive effect of favorable price movements.  For example,  if a fund entered into a short hedge  because the adviser  projected a decline in the price of a security  in the  fund's  portfolio,  and the price of that  security increased  instead,  the gain from that  increase  might be wholly or  partially offset by a decline in the price of the Financial  Instrument.  Moreover, if the price of the  Financial  Instrument  declined  by more than the  increase in the price of the security,  the fund could suffer a loss.  In either such case,  the fund would have been in a better position had it not attempted to hedge at all.

     (4) As  described  below,  a fund might be required to maintain  segregated assets as "cover," or make margin  payments when it takes positions in Financial
Instruments involving obligations to third parties (i.e.,  Financial Instruments other than purchased options).  If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such

                                       16

assets or accounts or make such payments until the position  expired or matured.
These requirements might impair a fund's ability to sell a portfolio security or make an investment  at a time when it would  otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

     (5) A fund's  ability to close out a  position  in a  Financial  Instrument prior to expiration or maturity  depends on the existence of a liquid  secondary market or, in the absence of such a market,  the ability and  willingness of the other party to the transaction (the  "counterparty") to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or a fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

                                       17

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives the fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

                                       18

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund, as the call writer, will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If the adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If the adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

                                       19

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. A fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, a fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by the adviser may still not result in a successful transaction. The adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

                                       20

         INDEX FUTURES - Limited Duration, High Yield and Core Bond only. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, the fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, the fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, the fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where the fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise, price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS -- High
Yield only. The fund may use options and futures contracts on foreign currencies
(including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which the fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that the fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes. The adviser may choose not to hedge any or all of the fund's exposure to foreign currencies.

         The fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements

                                       21

in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, the fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, the fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS -- High Yield only. The fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

         Such transactions may serve as long hedges; for example, the fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, the fund may sell a forward currency contract to lock in the U.S.
dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         The fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if the fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The fund could, in fact, lose money on both legs of the hedge, i.e., between the euro and proxy currency, and between the proxy currency and the dollar.

                                       22

         The fund also may use forward currency contracts to attempt to enhance income or yield. The fund could use forward currency contracts to increase its exposure to foreign currencies that the adviser believes might rise in value relative to the U.S. dollar or shift its exposure to foreign currency fluctuations from one country to another. For example, if the fund owned securities denominated in a foreign currency and the adviser believed that currency would decline relative to another currency, it might enter into a forward currency contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency.

         The cost to the fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on the adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change the fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the adviser anticipates. There is no assurance that the adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within

                                       23

the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS -- Limited Duration, High Yield and
Core Bond may enter into swaps, caps, floors, and collars, and Investment Grade may enter into swaps, to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The adviser and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid and Restricted Investments."

         Investment Grade does not intend to engage in swaps with a value equaling over 10% of its total assets. In addition, no more than 5% of the funds' assets can be exposed at any time through swaps with any one counterparty and each counterparty will have a minimum S&P rating of AA.

Yankee Bonds

     Each fund may invest in Yankee dollar  obligations,  which are U.S.  dollar denominated  securities  issued  by  foreign  corporations  and  traded  on U.S.
markets. Although U.S. dollar denominated, Yankee dollar obligations may possess

                                       24

some of the same  risks as those  associated  with  the  investment  in  foreign securities (see below).

The following investment policy applies only to Limited Duration, High Yield and
Core Bond:

Loan Participations and Assignments

         A fund may purchase an interest in loans originated by banks and other financial institutions. Policies of each of these funds limit the percentage of the fund's assets that can be invested in the securities of any one issuer or in issuers primarily involved in one industry. Legal interpretations by the SEC staff may require a fund, in some instances, to treat both the lending bank and the borrower as "issuers" of a loan participation to the fund. In combination, a fund's policies and the SEC staff's interpretations may limit the amount the fund can invest in loan participations.

         Although some of the loans in which a fund invests may be secured, there is no assurance that the collateral can be liquidated in particular cases, or that its liquidation value will be equal to the value of the debt. Borrowers that are in bankruptcy may pay only a small portion of the amount owed, if they are able to pay at all. Where a fund purchases a loan through an assignment, there is a possibility that the fund will, in the event the borrower is unable to pay the loan, become the owner of the collateral. This involves certain risks to the fund as a property owner.

         Loans are often administered by a lead bank, which acts as agent for the lenders in dealing with the borrower. In asserting rights against the borrower, a fund may be dependent on the willingness of the lead bank to assert these rights, or upon a vote of all the lenders to authorize the action. Assets held by the lead bank for the benefit of a fund may be subject to claims of the lead bank's creditors.

The following investment policies apply only to Limited Duration and High Yield:

Foreign Securities

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in foreign securities may be subject to less efficient settlement practices, including extended clearance and settlement periods. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

         The costs associated with investment in foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign securities transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended security purchases due to settlement problems could cause it to miss attractive investment opportunities.
Inability to dispose of a portfolio security due to settlement problems could result in losses to the fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

                                       25

Currency Fluctuations

         A fund may invest in the securities of foreign issuers that are denominated in foreign currencies and may temporarily hold uninvested cash in bank deposits in foreign currencies. The rate of exchange between the U.S.
dollar and other currencies is determined by several factors, including the supply and demand for particular currencies, central bank efforts to support particular currencies, the relative movement of interest rates, the pace of business activity in the other countries and the U.S. and other economic and financial conditions affecting the world economy.

         A decline in the value of any particular currency against the U.S.
dollar will cause a decline in the U.S. dollar value of a fund's holdings of securities and cash denominated in such currency and, therefore, will cause an overall decline in a fund's net asset value and any net investment income and capital gains derived from such securities to be distributed in U.S. dollars to shareholders of the fund. Moreover, if the value of the foreign currencies in which a fund receives its income falls relative to the U.S. dollar between receipt of the income and its conversion to U.S. dollars, that fund may be required to liquidate securities in order to make distributions if it has insufficient cash in U.S. dollars to meet distribution requirements.

Foreign Currency Warrants

         Foreign currency warrants entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S.
dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S.
dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that is inherent in the international fixed-income/debt marketplace. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction.

         Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised.

         The expiration date of the warrants may be accelerated if the warrants are delisted from an exchange or if their trading is suspended permanently, which would result in the loss of any remaining "time value" of the warrants
(i.e., the difference between the current market value and the exercise value of the warrants) and, in the case where the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation ("OCC"). Unlike foreign currency options issued by OCC, the terms of foreign currency warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political and economic factors.

                                       26

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund`s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund`s total assets and that does not represent more than 10%
of the issuer`s outstanding voting securities; and (3) at the close of each quarter of the fund`s taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or the securities (other than the securities of other RICs) or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (taxable as ordinary income, except that, for individual shareholders, the part of those dividends that is "qualified dividend income" (as described in the Prospectus) is taxable as net capital gain, at a maximum federal income tax rate of 15%) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemptions of Shares

         Dividends and other distributions a fund declares in October, November or December of any year that are payable to its shareholders of record on a date in one of those months will be deemed to have been paid by the fund and received by the shareholders on December 31 of that year if the fund pays the distributions during the following January. Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received

                                       27

deduction allowed to corporations. The eligible portion for purposes of the 15%
rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends the fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the 15% minimum rate or the dividends-received deduction, and it is not expected that a significant part of any fund's dividends will quality therefore.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor will pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption before that date of his or her fund shares held for more than one year will qualify for that maximum rate.

Financial Instruments

         The use of financial instruments, such as writing (selling) and purchasing options and futures contracts and, in the case of High Yield, entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith.
Gains from High Yield's disposition of foreign currencies (except certain gains that may be excluded by future regulations) -- and gains from options, futures and, in the case of High Yield, forward currency contracts a fund derives with respect to its business of investing in securities (or, in the case of High
Yield, foreign currencies) -- will be treated as qualifying income under the
Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle election," must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the

                                       28

sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of financial instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may apply to postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above. The regulations under section 1092 also provide certain "wash sale"
rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale"
rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any fund's transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Zero Coupon Bonds and Pay-In-Kind Securities

         Each fund may acquire zero coupon bonds or other debt securities issued with original issue discount ("OID") and/or Treasury Inflation-Indexed
Securities (on which principal is adjusted based on changes in the Consumer
Price Index). As a holder of those securities, a fund must include in its gross income the OID that accrues on those securities, and the amount of any principal increases on those Treasury securities, during the taxable year, even if it receives no corresponding payment on them during the year. Similarly, Limited
Duration and Core Bond each must include in its gross income securities it receives as "interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any accrued OID and other non-cash income, to satisfy the Distribution
Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

Foreign Taxes

         Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and

                                       29

the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The following applies only to High Yield:

Passive Foreign Investment Companies

         The fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least
75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock (collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to individuals' "qualified dividend income."

         If the fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" (`QEF"), then, in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         The fund may elect to "mark to market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over the fund's adjusted basis therein as of the end of that year. Pursuant to the election, the fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs).
The fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

Foreign Currencies

         Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time the fund accrues interest, dividends or other receivables or expenses or other liabilities denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of the fund's investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

                                       30

Future First(R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and the
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

         The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds, excluding those shares held in individual retirement accounts ("IRAs") or Coverdell Education Savings Accounts ("Coverdell
ESAs"). You should contact your financial adviser to determine if it offers a similar service.

         Primary Class Shareholders

         Primary Class shareholders having an account with a net asset value of
$5,000 or more may elect to make withdrawals of a minimum of $50 on a monthly basis. There are two ways to receive payment of proceeds of redemptions made through the Systematic Withdrawal Plan: (1) Check mailed by the funds' transfer agent - fund shares will be redeemed on the 25th of each month or the next business day and a check for the proceeds will be mailed within three business days; or (2) ACH to checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. You may change the monthly amount to be paid to you without charge by notifying the fund. You may terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the fund. Each fund, its transfer agent, and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

         Institutional Class Shareholders

         Shareholders of the fund's Institutional Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg
Mason Institutional Funds Systematic Withdrawal Plan. Receipt of payment of proceeds of redemptions made through the Systematic Withdrawal Plan will be wired through ACH to your checking or savings account - redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days.
Requests must be made in writing to Legg Mason Institutional Funds to participate in, change or discontinue the Systematic Withdrawal Plan. You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

                                       31

         In General

         The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

         Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange")
(normally 4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the
Exchange was open.

         Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

         Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemptions

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services, as applicable to that fund, described in the
Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for a redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where the adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered

                                       32

the sale of securities by a fund to the party receiving the securities (except for tax purposes). Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some dealers and intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer or intermediary to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectus, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services. All other securities are valued at fair value as determined under procedures approved by the Board of
Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

            The Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. The Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by the Board of Directors upon the recommendations of the advisers. The Board of Directors will be provided with reports regarding any determinations made by the Chief Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       33

         Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'
fiscal year. Each of the Corporation's reports and its Form N-Q filings are available at the website of the SEC at www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         Non-Public Dissemination of Portfolio Holdings Information. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation has ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

                                       34

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker-dealer whom the adviser believed was misusing the disclosed information.

         The Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds' website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

    1-   A small number of portfolio holdings (including information that a fund no longer holds a particular security). However, information about a security may not be released if it could reasonably be seen to interfere with the current or future purchase or sale activities of the fund or is contrary to applicable law. In this respect, information about intended or ongoing transactions may not be released. However, such disclosure may not be made pursuant to ongoing arrangements with third parties to make such information available.

    2-   General information about the portfolio holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their

                                       35

attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to a conversion of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as a plan using separate IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2%
non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child`s education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

         For further information regarding any of the above-qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the

                                       36

recipient transfers the distribution directly to an "eligible retirement plan"
(including an IRA or other qualified retirement plan) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, the Board of Directors is responsible for management of the Corporation and provides broad supervision over its affairs.
The Corporation's officers manage the day-to-day operations of the Corporation under the general direction of the Board of Directors.

         The standing committees of the Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee meets at least twice a year with the Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating Committee meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on the Board of Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the Corporation is committed to the discretion of the Corporation's current directors who are not interested persons of the Corporation
("Independent Directors"). The Independent Directors Committee considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee met four times, the
Nominating Committee did not meet and the Independent Directors Committee met six times.

         The tables below provide information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

INDEPENDENT DIRECTORS:

Term of Office and Name, Length of Number of Funds (Year of Birth) and
Time in Fund Complex Principal Occupation(s) Position with Corporation
Served (1) Overseen Other Directorships Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Hearn, Ruby P. Since 2004 Director/Trustee None Senior Vice President
Emerita of The
(1940) of all Legg Mason Robert Wood Johnson Foundation
Director funds consisting (non-profit) since 2001. Formerly: of 20 portfolios. Senior Vice President of The Robert Wood Johnson Foundation
(1996-2001).
Lehman, Arnold L. Since 1987 Director/Trustee None Director of The
Brooklyn Museum of
(1944) of all Legg Mason Art since 1997; Trustee of American
Lead Independent Director funds consisting Federation of Arts since
1998. of 20 portfolios. Formerly: Director of The Baltimore Museum of
Art (1979-1997). 37
Masters, Robin J.W. Since 2002 Director/Trustee Chairman of the
Board of Retired. Director of Bermuda
(1955) of all Legg Mason Directors of Cap-a-Laige SMARTRISK
(non-profit) since 2001.
Director funds consisting Ltd. (management company for Formerly: Chief
Investment Officer of of 20 portfolios. charitable trust); Director ACE
Limited (insurance) (1986-2000). of Cheyne Capital International
Limited (investment advisory firm); Director of Cheyne Property
Holdings Limited (real estate).
McGovern, Jill E. Since 1989 Director/Trustee None Chief Executive
Officer of The Marrow
(1944) of all Legg Mason Foundation (non-profit) since 1993.
Director funds consisting Formerly: Executive Director of the of 20 portfolios. Baltimore International Festival (1991 - 1993); Senior
Assistant to the President of The Johns Hopkins University (1986-1990).
Mehlman, Arthur S. Since 2002 Director/Trustee Director of Municipal
Retired. Formerly: Partner, KPMG LLP
(1942) of all Legg Mason Mortgage & Equity, LLC. (international accounting firm)
Director funds consisting (1972-2002). of 20 portfolios;
Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.
O'Brien, G. Peter Since 2002 Director/Trustee Director of Technology
Retired. Trustee Emeritus of Colgate
(1945) of all Legg Mason Investment Capital Corp. University; Board
Member, Hill House,
Director funds consisting Inc. (residential home care). of 20 portfolios; Formerly: Managing Director, Equity Director/Trustee
Capital Markets Group of Merrill of the Royce Lynch & Co.
(1971-1999). Family of Funds consisting of 23 portfolios.
Rowan, S. Ford Since 2002 Director/Trustee None Consultant, Rowan &
Blewitt Inc.
(1943) of all Legg Mason (management consulting); Chairman,
Director funds consisting National Center for Critical Incident of 20 portfolios. Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999. 38
Tarola, Robert M. Since 2004 Director/Trustee None Senior Vice
President and Chief
(1950) of all Legg Mason Financial Officer of W. R. Grace &
Director funds consisting Co. (specialty chemicals) since 1999. of 20 portfolios. Formerly: Chief Financial Officer of MedStar Health, Inc.
(healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).
INTERESTED DIRECTORS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Curley Jr., John F. Since 1987 Chairman and None Chairman of the Board
of all Legg
(1939) Director/Trustee Mason Funds. Formerly: Vice d
Chairman and Director of all Legg Mason Chairman an Director of Legg
Mason, funds consisting Inc. and Legg Mason Wood Walker, of 20 portfolios. Incorporated (1982-1998); Director of Legg Mason Fund
Adviser, Inc. (1982-1998) and Western Asset Management Company
(1986-1998) (each a registered investment adviser).
Fetting, Mark R. President President and None Senior Executive Vice
President of
(1954) since 2001 Director/Trustee Legg Mason, Inc., Director and/or
President and Director and of all Legg Mason officer of various Legg
Mason, Inc. Director funds consisting affiliates since 2000. Formerly:
since 2002 of 20 portfolios; Division President and Senior Officer
Director/Trustee of Prudential Financial Group, Inc. of the Royce and
related companies, including fund Family of Funds boards and consulting services to consisting of 23 subsidiary companies (1991- 2000);
portfolios. Partner, Greenwich Associates; Vice President, T. Rowe
Price Group, Inc. 39
EXECUTIVE OFFICERS: Term of Office and Name, Length of Number of
Funds Other (Year of Birth) and Time in Fund Complex Directorships
Principal Occupation(s) Position with Corporation Served (1) Overseen
Held During the Past Five Years
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
----------------------------- ------------- -------------------
------------------------------ -------------------------------------
Karpinski, Marie K. Since 1987 Vice President None Vice President and
Chief Financial
(1949) and Chief Officer of all Legg Mason Funds. Vice
Vice President and Chief Financial Officer President and Treasurer of
Legg Mason
Financial Officer of all Legg Mason Fund Adviser, Inc. and Western
Asset funds consisting Funds, Inc.; Treasurer and Principal of 20 portfolios. Financial and Accounting Officer of Western Asset Income
Fund, Western Asset Premier Bond Fund, Western Asset/Claymore U.S.
Treasury Inflation Protected Securities Fund, and Western
Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2.
Merz, Gregory T. Since 2003 Vice President None Vice President and
Deputy General
(1958) and Chief Legal Counsel of Legg Mason, Inc. since
Vice President and Chief Officer of all 2003. Formerly: Associate
General
Legal Officer Legg Mason funds Counsel, Fidelity Investments .
consisting of 20 (1993-2002) portfolios.
Olmert, Amy M. Since 2004 Vice President None Senior Vice President of
Legg Mason,
(1963) and Chief Inc. since 2004. Chief Compliance
Vice President and Chief Compliance Officer of Western Asset Funds,
Inc.,
Compliance Officer Officer of all Western Asset Income Fund, Western
Legg Mason funds Asset Premier Bond Fund, Western consisting of 20
Asset/Claymore U.S. Treasury portfolios. Inflation Protected Securities
Fund, and Western Asset/Claymore U.S. Treasury Inflation Protected
Securities Fund 2 since 2004. Formerly: Managing Director, Deutsche
Asset Management (1997-2004).
Wachterman, Richard M. Since 2004 Secretary of all None Associate
General Counsel of Legg
(1947) Legg Mason funds Mason, Inc. since 2004. Formerly:
Secretary consisting of 20 Managing Director, Victory Capital .
portfolios. Management, Inc (investment management) (1993-2003).
Morris, Erin K. Since 2006 Treasurer of Legg None Assistant Vice
President of Legg
(1966) Mason Mason & Co., LLC and Manager, Funds
Treasurer Fixed-Income Accounting, LMIS since 2005. Funds consisting
Assistant Treasurer of Western Asset of 7 portfolios. Income Fund,
Western Asset Funds, Inc., Western Asset/Claymore U.S. Treasury
Inflation Protected 40
 Securities Fund and Western Asset/Claymore U.S. Treasury
Inflation Protected Securities Fund 2. Formerly: Assistant Vice
President of Legg Mason Wood Walker, Incorporated (2002-2005) and
Manager, Funds Accounting, Legg Mason Wood Walker, Incorporated
(2000-2005).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Corporation on the basis of their employment with the funds' adviser or its affiliated entities (including the funds'
principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason Funds served by the director as of December 31,
2005:

                                                                                               Aggregate Dollar Range of
                                                                                               Shares in the Legg Mason
     Name of Director                    Dollar Range of Equity Securities in:                  Funds Owned by Director
     ----------------                    -------------------------------------                 ------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P.               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

Lehman, Arnold L.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Masters, Robin J.W.          Limited Duration Portfolio                        None
                             Investment Grade Income Portfolio                 None               $50,001 - $100,000
                             High Yield Portfolio                         $10,001-$50,000
                             Core Bond Fund                                    None

McGovern, Jill E.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Mehlman, Arthur S.           Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

                                       41

O'Brien, G. Peter            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Rowan, S. Ford               Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund                                    None

Tarola, Robert M.            Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Cord Bond Fund                                    None

INTERESTED DIRECTORS:

Curley, John F., Jr.         Limited Duration Portfolio                 $50,001 - $100,000           Over $100,000
                                                                               None
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                              None
                             Core Bond Fund

Fetting, Mark R.             Limited Duration Portfolio                        None                  Over $100,000
                             Investment Grade Income Portfolio                 None
                             High Yield Portfolio                        $10,001 - $50,000
                             Core Bond Fund                                    None

                                       42

         The following table provides certain information relating to the compensation of the Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

  Name of Person           Aggregate Compensation     Total Compensation from Legg   Total Compensation from Fund
   and Position               from Corporation*               Mason Funds**                    Complex***
   ------------               -----------------       -------------------------       --------------------------

INDEPENDENT DIRECTORS:

Hearn, Ruby P. -                    $14,535****                   $75,000                         $75,000
Director

Lehman, Arnold L. -                    $16,575                    $85,000                         $85,000
Director

Masters, Robin J.W. -                  $14,280                    $73,750                         $73,750
Director

McGovern, Jill E. -                  $15,045****                  $77,500                         $77,750
Director

Mehlman, Arthur S. -                   $15,555                    $80,000                        $161,600
Director

O'Brien, G. Peter -                  $15,045****                  $77,500                        $159,100
Director

Rowan, S. Ford -                       $14,535                    $75,000                         $75,000
Director

Tarola, Robert M. -                   $14,535                     $75,000                         $75,000
Director

INTERESTED DIRECTORS:

Curley, John F., Jr. -
Chairman of the Board and             None                          None                           None
Director

Fetting, Mark R. -                    None                          None                           None
Director

*    Represents  compensation  paid to the directors by Legg Mason Income Trust,
     Inc. for the fiscal year ended December 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Legg  Mason  Funds.  During that period there were 12 open-end investment companies in the Legg Mason Funds, consisting  of 23 portfolios.

***  Represents aggregate compensation paid to each director during the calendar year  ended  December  31,  2005 from the Fund  Complex.  The Fund  Complex includes the Legg Mason Funds and the 23 portfolios of The Royce Funds.

                                       43

**** The total  amount  of  deferred  compensation  accrued  by the  Corporation
     (including  earnings or depreciation in value of amounts  deferred) through the 2005 fiscal year for  participating  Directors  is as follows:  Ruby P.
     Hearn, $19,129; Jill E. McGovern, $38,873; and G. Peter O'Brien, $36,461.

         Officers and directors who are interested persons of the Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation.
Effective January 1, 2006, for serving as a director/trustee of all of the Legg
Mason mutual funds, each Independent Director receives an annual retainer of
$75,000 and a fee of $7,500 for each regularly scheduled meeting he or she attends. Individual Directors may elect to defer all or a portion of their fees through deferred compensation plans. The Lead Independent Director receives additional compensation of $18,000 annually. The Chair of the Audit Committee receives additional compensation of $10,000 annually. The Co-Chairs of the
Nominating Committee receive additional compensation of $5,000 in any year where the Committee is active. The Independent Directors review the level of director compensation periodically in order to determine if adjustments are appropriate.
This review is conducted in consultation with the fund's counsel and independent consultants, as appropriate. Changes in compensation will depend on, among other things, the number, type and size of funds in the complex, market changes in mutual fund director compensation, changes in the operational and regulatory environment, and changes in the oversight role played by the Independent
Directors.

         On March 31, 2006, the directors and officers of the Corporation beneficially owned in the aggregate less than 1% of any class of a fund's outstanding shares.

         On March 31, 2006, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of a fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o
Legg Mason Funds at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

---------------------------------------------- ------------------------------ -----------------

              NAME AND ADDRESS                          FUND/CLASS            % OF CLASS HELD
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Limited Duration*                   30.61%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Limited Duration*                   20.20%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------
Maril & Co fbo 77
C/o M&I Trust Co N.A.                          Limited Duration*                   18.40%
11270 West Park Place Ste. 400                 - Institutional Class
attn:  Mutual Funds
Milwaukee, WI 53224-3638
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Limited Duration*                   17.68%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Limited Duration*                   8.05%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.
333 West 34th Street                           Investment Grade                    27.98%
New York, NY 10001-2402                        - Institutional Class
---------------------------------------------- ------------------------------ -----------------

                                       44

---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               Investment Grade                    22.45%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Balanced Portfolio                             Investment Grade                    18.49%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 Investment Grade                    13.70%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Preservation Portfolio                         Investment Grade                    6.37%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Income Portfolio                               Investment Grade                    6.31%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan
Growth Portfolio                               High Yield                          37.88%
PO Box 1476                                    - Institutional Class
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Nationwide Trust Co Custodian for Legg Mason
Profit Sharing and 401(k) Plan                 High Yield                          21.47%
98 San Jacinto Blvd                            - Institutional Class
Austin, TX 78701
---------------------------------------------- ------------------------------ -----------------
Citigroup Global Markets, Inc.                 High Yield
333 West 34th Street                           - Institutional Class               16.24%
New York, NY 10001-2402
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Balanced Portfolio                             - Institutional Class               15.61%
PO Box 1476
Baltimore, MD 21203-1476
---------------------------------------------- ------------------------------ -----------------
Legg Mason Core4College 529 Plan               High Yield
Income Portfolio                               - Institutional Class               5.33%
PO Box 1476
Baltimore, MD
---------------------------------------------- ------------------------------ -----------------

                    THE FUNDS' INVESTMENT ADVISER AND MANAGER

         Legg Mason Fund Adviser, Inc. ("LMFA"), a Maryland corporation, 100
Light Street, Baltimore, Maryland 21202, is a wholly owned subsidiary of Legg
Mason, Inc. ("Legg Mason"), a financial services holding company, which is also the parent of LMIS. LMFA serves as the manager for each fund under separate management agreements (each a "Management Agreement"). Each Management Agreement provides that, subject to overall direction by the Board of Directors, LMFA will manage the investment and other affairs of each fund. Under each Management
Agreement, LMFA is responsible for managing the fund's portfolio of securities and for making purchases and sales of securities consistent with the 1940 Act,

                                       45

the Internal Revenue Code and investment objectives and policies described in the Prospectus and this SAI.

         LMFA is obligated to (a) furnish each fund with office space and executive and other personnel necessary for the operations of the fund; (b)
supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to the fund's shareholders;
(d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to the fund's officers and directors. In addition, the manager and its affiliates pay all compensation of directors and officers of the fund who are officers, directors or employees of
LMFA and/or its affiliates. Each fund pays all of its expenses which are not expressly assumed by LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, statements of additional information, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund`s distributor, compensation of the Independent Directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         LMFA has delegated the portfolio management functions for each fund to
Western Asset Management Company ("Adviser"). The Adviser, located at 385 East
Colorado Boulevard, Pasadena, CA 91101, is an affiliate of LMFA and serves as investment adviser to each fund under separate Investment Advisory Agreements
(each an "Advisory Agreement") between the Adviser and LMFA.

         LMFA receives for its services a management fee, calculated daily and payable monthly, at annual rates of each fund's average daily net assets according to the following:

-------------------------------------- -------------------------
Limited Duration                                0.45%
-------------------------------------- -------------------------
Investment Grade                                0.60%
-------------------------------------- -------------------------
High Yield                                      0.65%
-------------------------------------- -------------------------
Core Bond                                       0.45%
-------------------------------------- -------------------------

         Management fees are allocated among each class based on their pro rata share of fund assets.

         LMFA has contractually agreed to waive fees so that Limited Duration
Primary Class and Institutional Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% and 0.50%, respectively, of average daily net assets attributable to Primary Class and Institutional Class shares of the fund. These waivers will remain in effect until April 30, 2007. Limited Duration has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class and Institutional Class operating expenses to exceed 1.00% and
0.50%, respectively, of each classes average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

                                       46

         LMFA has contractually agreed to waive fees so that Core Bond Primary
Class share operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed an annual rate of 1.00% of average daily net assets attributable to Primary Class shares of the fund. This waiver will remain in effect until April 30, 2007. Core Bond has agreed to pay LMFA for waived fees and reimbursed expenses provided that payment does not cause the
Primary Class operating expenses to exceed 1.00% of its average net assets and the payment is made within three years after the year in which the manager earned the fee or incurred the expense.

         LMFA has voluntarily agreed to waive its fees to the extent that
Investment Grade total operating expenses attributable to Primary Class and
Institutional Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) exceed during any month an annual rate of 1.00% and
0.50%, respectively, of the fund's average daily net assets attributable to
Primary Class and Institutional Class shares of the fund. These agreements will expire on April 30, 2007, unless extended by LMFA. These waivers are voluntary and may be terminated at any time, but they are expected to continue until April
30, 2007.

         For the following fiscal years ended December 31, the funds incurred management fees of (prior to fees waived):

--------------------- ------------------- ------------------- ------------------
                             2005                2004               2003
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Limited Duration          $1,207,529         $1,584,557*         $2,051,668*
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Investment Grade          $2,442,613          $2,457,771         $2,342,238
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
High Yield                $1,253,700          $1,409,545         $1,343,651
--------------------- ------------------- ------------------- ------------------
--------------------- ------------------- ------------------- ------------------
Core Bond                  $319,110            $171,062              N/A
--------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The fees  shown are those of the fund prior to the  change in  management  fee.
     These fees would have been  lower had the  current  management  fee been in effect during these periods.

         For the following fiscal years ended December 31, the following management fees were waived by LMFA:

-------------------- ------------------- ------------------- ------------------
                            2005                2004               2003
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Limited Duration          $409,910           $655,613*           $799,930*
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Investment Grade         $1,196,976          $1,102,270         $1,012,794
-------------------- ------------------- ------------------- ------------------
-------------------- ------------------- ------------------- ------------------
Core Bond                 $242,856            $126,646              N/A
-------------------- ------------------- ------------------- ------------------

*    On May  13,  2004,  the  Directors  approved  a  change  to the  investment objective,  policies and strategies of Limited Duration. The Directors also approved a decrease in the fund's  management fee from 0.55% to 0.45%.  The waivers shown are those of the fund prior to the change in management  fee.
     These waivers would have been lower had the current  management fee been in effect during these periods.

         Under each Management Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated or until the right is withdrawn in writing by LMFA.

         Under each Advisory Agreement, the Adviser is responsible, subject to the general supervision of LMFA and the Board of Directors, for the actual management of a fund's assets, including the responsibility for making decisions and placing orders to buy, sell or hold a particular security. For the Adviser's services to each fund, LMFA (not the fund) pays the Adviser a fee, computed daily and payable monthly, equal to the following:

                                       47

----------------------------- ---------------------------------------------
             Fund                          Advisory Fee
----------------------------- ---------------------------------------------
Limited Duration               0.20%, not to exceed the fee paid to LMFA
                                        (after any fee waivers)
----------------------------- ---------------------------------------------
Investment Grade                    40% of the fee received by LMFA
----------------------------- ---------------------------------------------
High Yield                          77% of the fee received by LMFA
----------------------------- ---------------------------------------------
Core Bond                           40% of the fee received by LMFA
----------------------------- ---------------------------------------------

         Effective October 1, 1994, the Adviser agreed to waive payments by LMFA with respect to Limited Duration in excess of 0.20% annually of Limited
Duration's average daily net assets. This does not affect the fee paid by the fund.

         For the fiscal years ended December 31, LMFA paid the following fees to the Adviser:

------------------------- -------------------- -------------------- -----------------------

          Fund                   2005                 2004                   2003
------------------------- -------------------- -------------------- -----------------------
Limited Duration               $536,680             $576,203               $746,061
------------------------- -------------------- -------------------- -----------------------
Investment Grade               $498,255             $542,200               $531,778
------------------------- -------------------- -------------------- -----------------------
High Yield                     $964,385            $1,084,255             $1,034,611
------------------------- -------------------- -------------------- -----------------------
Core Bond                       $30,502              $17,750                 N/A
------------------------- -------------------- -------------------- -----------------------

         Under each Advisory Agreement and Management Agreement, the Adviser and
LMFA, respectively, will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Advisory
Agreement or Management Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under the respective Agreement.

         Each Advisory Agreement and Management Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the Board of Directors, by vote of a majority of each fund's outstanding voting securities, by LMFA or by the Adviser, on not less than 60 days' notice to the respective fund and/or the other party(ies). Each Advisory Agreement terminates immediately upon any termination of the associated Management
Agreement or upon the mutual written consent of the Adviser, LMFA and each fund.

         The funds, LMFA, the Adviser and LMIS each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits them from taking unfair advantage of a fund or of investment opportunities that belong to a fund.

Portfolio Managers

Limited  Duration  Bond.  S. Kenneth  Leech,  Stephen A. Walsh,  James J. Flick,
Andrea A. Mack and Kevin K.  Kennedy  serve as  portfolio  managers  to  Limited
Duration Bond. The tables below provide information regarding other accounts for which  Messrs.  Leech,  Walsh,  Flick and Ms.  Mack have  day-to-day  management responsibility. Mr. Kennedy does not manage any other accounts.

                                       48

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                       49

James J. Flick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                  2               $303,350,215              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                4             $2,411,799,647              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                         78            $27,762,151,053               7                $2,212,892,045
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Andrea A. Mack
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                  3             $2,313,112,207              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment                0                   $0                    None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        17             $5,553,162,693              None                    $0
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Investment  Grade Income.  S. Kenneth  Leech,  Stephen A. Walsh,  Jeffrey D. Van
Schaick and James V. Nelson  serve as  portfolio  managers to  Investment  Grade
Income. The tables below provide information  regarding other accounts for which they have day-to-day management responsibility.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                      50

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Jeffrey D. Van Schaick
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

James V. Nelson
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 2                 $534,336,915           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        11              $2,138,768,473            1                  $307,242,001
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       51

High Yield. S. Kenneth Leech, Stephen A. Walsh, Michael C. Buchanan,  Timothy J.
Settel and Ian R. Edmonds serve as portfolio  managers to High Yield. The tables below provide  information  regarding  other  accounts for which Messrs.  Leech,
Walsh,  Buchanan  and Edmonds have  day-to-day  management  responsibility.  Mr.
Settel does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Michael C. Buchanan
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3                 $743,675,226           None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment               2               $2,133,931,956           None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        10              $1,405,273,133           None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

Ian R. Edmonds
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                None                $0                    None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        1             $46,053,223                None                     $0
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       52

Core  Bond.  S.  Kenneth  Leech,  Stephen A.  Walsh,  Edward A.  Moody,  Carl L.
Eichstaedt  and Mark  Lindbloom  serve as portfolio  managers to Core Bond.  The tables below  provide  information  regarding  other  accounts for which Messrs.
Leech,  Walsh, Moody and Eichstaedt have day-to-day  management  responsibility.
Mr. Lindbloom does not manage any other accounts.

S. Kenneth Leech
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Stephen A. Walsh
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Registered Investment                 36            $23,661,545,735              None                    $0
Companies
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other pooled investment               19            $19,795,303,572              None                    $0
vehicles
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Other accounts                        740           $205,776,184,176              77               $20,675,562,028
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

Edward A. Moody
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 3             $633,716,838               None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                       109             $20,218,156,228            11                $3,027,749,985
------------------------------- --------------- --------------------- ----------------------- ------------------------

                                       53

Carl L. Eichstaedt
As of December 31, 2005:

------------------------------- ---------------- ----------------------- ---------------------- ----------------------

                                                                          Number of Accounts
                                   Number of                               Managed for which     Assets Managed for
       Type of Account             Accounts       Total Assets Managed      Advisory Fee is      which Advisory Fee
                                    Managed                                Performance-Based    is Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment                 6            $1,433,550,976              None                     $0
Companies
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other pooled investment              None                $0                    None                     $0
vehicle
------------------------------- --------------- --------------------- ----------------------- ------------------------
Other accounts                        87             $20,560,792,871            3                  $931,390,787
------------------------------- --------------- --------------------- ----------------------- ------------------------

         The numbers above reflect the overall number of portfolios managed by
Western Asset. Mr. Leech and Mr. Walsh are involved in the management of all the
Firm's portfolios, but they are not solely responsible for particular portfolios. Western's investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. The individuals that have been identified are responsible for overseeing implementation of the Firm's overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Potential Conflicts of Interest

         Potential conflicts of interest may arise in connection with the management of multiple accounts (including accounts managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a Portfolio's trades, investment opportunities and broker selection. Portfolio managers may be privy to the size, timing and possible market impact of a Portfolio's trades.

         It is possible that an investment opportunity may be suitable for both a Portfolio and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a Portfolio because the account pays a performance-based fee or the portfolio manager, the Advisers or an affiliate has an interest in the account. The Advisers have adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. All eligible accounts that can participate in a trade share the same price on a pro-rata allocation basis in an attempt to mitigate any conflict of interest. Trades are allocated among similarly managed accounts to maintain consistency of portfolio strategy, taking into account cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.

         With respect to securities transactions for the Portfolios, the
Advisers determine which broker or dealer to use to execute each order, consistent with their duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the Advisers may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a
Portfolio in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a Portfolio

                                       54

or the other account(s) involved. Additionally, the management of multiple
Portfolios and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Portfolio and/or other account.

         It is theoretically possible that portfolio managers could use information to the advantage of other accounts they manage and to the possible detriment of a Portfolio. For example, a portfolio manager could short sell a security for an account immediately prior to a Portfolio's sale of that security. To address this conflict, the Advisers have adopted procedures for reviewing and comparing selected trades of alternative investment accounts
(which may make directional trades such as short sales) with long only accounts
(which include the Portfolios) for timing and pattern related issues. Trading decisions for alternative investment and long only accounts may not be identical even though the same Portfolio Manager may manage both types of accounts.
Whether the Adviser allocates a particular investment opportunity to only alternative investment accounts or to alternative investment and long only accounts will depend on the investment strategy being implemented. If, under the circumstances, an investment opportunity is appropriate for both its alternative investment and long only accounts, then it will be allocated to both on a pro-rata basis.

         A portfolio manager may also face other potential conflicts of interest in managing a Portfolio, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a
Portfolio and the other accounts listed above.

Compensation of Portfolio Managers

         With respect to the compensation of the portfolio managers, Western's compensation system assigns each employee a total compensation "target" and a respective cap, which are derived from annual market surveys that benchmark each role with their job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results.

         Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

         In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of Western, and are determined by the professional's job function and performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered is a portfolio manager's investment performance versus appropriate peer groups and benchmarks. Because portfolio managers are generally responsible for multiple accounts (including the fund) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to Western, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to Western's business.

         Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason, Inc. stock options and long-term incentives that vest over a set period of time past the award date.

                                       55

As of December 31, 2005:

                                                                             Dollar range of fund
        Portfolio Manager                     Fund Managed               securities beneficially owned
---------------------------------- ------------------------------------ --------------------------------
---------------------------------- ------------------------------------ --------------------------------
        S. Kenneth Leech                  Limited Duration Bond                      None
        Stephen A. Walsh                  Limited Duration Bond                      None
         James J. Flick                   Limited Duration Bond                      None
         Andrea A. Mack                   Limited Duration Bond                      None
        Kevin K. Kennedy                  Limited Duration Bond                      None
        S. Kenneth Leech                 Investment Grade Income                     None
        Stephen A. Walsh                 Investment Grade Income                     None
     Jeffrey D. Van Schaick              Investment Grade Income                     None
         James V. Nelson                 Investment Grade Income                     None
        S. Kenneth Leech                       High Yield                            None
        Stephen A. Walsh                       High Yield                            None
       Michael C. Buchanan                     High Yield                            None
        Timothy J. Settel                      High Yield                            None
         Ian R. Edmonds                        High Yield                            None
        S. Kenneth Leech                        Core Bond                            None
        Stephen A. Walsh                        Core Bond                            None
         Edward A. Moody                        Core Bond                            None
       Carl L. Eichstaedt                       Core Bond                            None
         Mark Lindbloom                         Core Bond                            None

         The Legg Mason funds have developed proxy voting procedures whereby, subject to Board of Directors oversight, the advisers and/or sub-advisers that actually manage the assets of the fund are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation. For the following fiscal years ended December 31, each fund's portfolio turnover rates were as follows:

-------------------------------- ----------------------- ----------------------
             Fund                         2005                   2004
-------------------------------- ----------------------- ----------------------
       Limited Duration                   82%                    238%
-------------------------------- ----------------------- ----------------------
       Investment Grade                   51%                     75%
-------------------------------- ----------------------- ----------------------
          High Yield                      134%                   109%
-------------------------------- ----------------------- ----------------------
           Core Bond                      436%                   234%*
-------------------------------- ----------------------- ----------------------

                                       56

*        Not annualized.

         Each fund anticipates that its annual portfolio turnover rate may exceed 300%. The funds may sell fixed-income securities and buy similar securities to obtain yield and take advantage of market anomalies, a practice which increases the turnover rate. A high portfolio turnover rate will result in higher transaction costs paid by a fund. It may also increase the amount of net short-term capital gains, if any, realized by a fund. Variation in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder purchase or redemption orders or market conditions.

         The portfolio turnover for Limited Duration is dominated by three of the Adviser's portfolio strategies. Mortgage to Treasury Basis trades account for approximately 70% of the portfolio turnover, while agency to Treasury Basis trades account for approximately 10%. Term structure or curve views roughly account for the remaining 20%.

         Under each Advisory Agreement, the Adviser is responsible for the execution of portfolio transactions. Corporate and government debt securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, the Adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment, as described below, of higher brokerage commissions for agency transactions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, the Adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities
(including the services described below) and any risk assumed by the executing broker. Furthermore, the lack of a centralized mechanism for reporting bids, offers and transaction prices in fixed- income securities can at times make it difficult for the Adviser to discover the best available price.

         Consistent with the policy of most favorable price and execution, the
Adviser may give consideration to research, statistical and other services furnished by broker-dealers to the Adviser for its use, may place orders with broker-dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these broker-dealers a higher brokerage commission than may be charged by other broker-dealers or a higher transaction fee on so-called "riskless principal" trades in certain Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities;
advice as to the availability of securities or of purchasers or sellers of securities; and the provision of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to the Adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the
Adviser from broker-dealers executing orders for clients other than the funds may be used for the fund's benefit. The Adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         Each fund may use brokerage firms affiliated with the funds' investment adviser ("affiliated broker") as its broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution. Commissions paid to affiliated brokers will not exceed "usual and customary brokerage commissions." Rule 17e-1 under the 1940
Act defines "usual and customary" commissions to include amounts which are
"reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In the OTC market, a fund generally deals with responsible primary market-makers unless a more favorable execution can otherwise be obtained.

                                       57

         For the fiscal years ended December 31, the following funds paid commissions to broker-dealers who acted as agents in executing options and futures trades:

----------------------- ---------------- ---------------- -------------------
                             2005             2004               2003
----------------------- ---------------- ---------------- -------------------
Limited Duration*           $13,385         $100,290           $65,345
----------------------- ---------------- ---------------- -------------------
Investment Grade**          $34,695          $12,825            $6,755
----------------------- ---------------- ---------------- -------------------
Core Bond***                $33,600          $20,938             N/A
----------------------- ---------------- ---------------- -------------------

*    The decrease in commissions paid by Limited Duration during the past fiscal year  relative  to the prior  years was due to a decrease in the volume and frequency  of trades in the past year and by the effect of  somewhat  lower commission rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the funds' portfolio turnover rate.

**   The increase in commissions paid by Investment Grade during the past fiscal year  relative  to the prior years was due to an increase in the volume and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the funds' size.

***  The increase in  commissions  paid by Core Bond during the past fiscal year relative  to the  prior  year  was due to an  increase  in the  volume  and frequency  of trades in the past year and by the effect of slightly  higher commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

         For the fiscal years ended December 31,  2005, 2004 and 2003, no affiliated  brokers received  brokerage  commissions from the funds.

         Except as permitted by SEC rules or orders, no fund may buy securities from, or sell securities to, LMIS or its affiliated persons as principal, including so-called "riskless principal" trades. The Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act, whereby a fund may purchase securities that are offered in underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that a fund together with all other registered investment companies having the same investment adviser and all private accounts controlled by the same investment adviser may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each fund's Advisory Agreement expressly provides such consent.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by the Adviser. However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       58

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Distribution Agreements with each fund. Except as noted in the Prospectus, the
Corporation's shares are distributed in a continuous offering. Each Distribution
Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Distribution Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution and Shareholder Services Plan
("Plan") for Primary Class shares which, among other things, permits the fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares and for the provision of ongoing services to Primary Class shareholders. Payments are made only from assets attributable to Primary Class shares. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to Primary Class shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS' actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS' expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors, including a majority of the
Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Distribution Agreement ("12b-1 Directors"). In
approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund and its Primary
Class shareholders. The directors considered, among other things, the extent to which the potential benefits of each Plan to the fund`s Primary Class shareholders could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the Plan; and the extent to which the retention of assets and additional sales of the fund`s Primary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to LMFA.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase that fund`s level of expenses in the amount of such payments.
Further, the directors recognized that LMFA and the Adviser would earn greater management fees if a fund`s assets were increased, because such fees are calculated as a percentage of a fund`s assets and thus would increase if net assets increase. The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if the Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund`s Primary Class shares and to maintain and enhance the level of services they provide to a fund`s Primary
Class shareholders. These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its

                                       59

portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to each fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting Primary Class shares of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires shareholder approval; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement, shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the Plan and the purposes for which the expenditures were made.

         As compensation for its services and expenses, LMIS receives annual distribution fees equal to 0.25% and annual service fees equal to 0.25% of each fund's average daily net assets attributable to Primary Class shares in accordance with each Plan. The distribution and service fees are calculated daily and paid monthly.

         Pursuant to its Plan, Core Bond is authorized to pay LMIS distribution and service fees up to an annual rate of 0.75% of its average daily net assets.
Currently, the Board of Directors has limited payments under the Plan to 0.50%
of average daily net assets.

         For the fiscal year ended December 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of:

---------------------------------- --------------------------
Limited Duration                          $1,271,166
---------------------------------- --------------------------
Investment Grade                          $1,955,989
---------------------------------- --------------------------
High Yield                                 $910,080
---------------------------------- --------------------------
Core Bond                                  $354,567
---------------------------------- --------------------------

         For the period January 1, 2005 to November 30, 2005, Legg Mason Wood
Walker, Incorporated ("LMWW"), the funds' previous distributor, incurred the following expenses with respect to Primary Class shares of each fund:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales               $490,000          $739,000         $377,000         $237,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
                                    $264,000          $478,000         $265,000         $446,000
Advertising
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $62,000          $114,000          $64,000         $104,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and       $2,038,000        $2,718,000       $1,724,000       $1,315,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                     $2,854,000        $4,048,000       $2,431,000       $2,102,000
------------------------------- ------------------ ---------------- ---------------- ----------------

                                       60

         On December 1, 2005, LMIS became the distributor for the funds and the majority of actual sales of fund shares and servicing of shareholder accounts was performed by unaffiliated dealers. For the period December 1, 2005 to
December 31, 2005, LMIS incurred the following expenses in connection with
Primary Class share distribution and shareholder services:

------------------------------- ------------------ ---------------- ---------------- ----------------

                                Limited Duration     Investment       High Yield        Core Bond
                                                        Grade
------------------------------- ------------------ ---------------- ---------------- ----------------
Compensation to sales                $41,000           $65,000          $29,000          $24,000
personnel
------------------------------- ------------------ ---------------- ---------------- ----------------
Advertising                          $19,000           $37,000          $19,000          $28,000
------------------------------- ------------------ ---------------- ---------------- ----------------
Printing and mailing of              $5,000            $10,000          $5,000           $7,000
prospectuses to prospective
shareholders
------------------------------- ------------------ ---------------- ---------------- ----------------
Administration, overhead and        $185,000          $247,000         $157,000         $120,000
corporate training
------------------------------- ------------------ ---------------- ---------------- ----------------
Total expenses                      $250,000          $359,000         $210,000         $179,000
------------------------------- ------------------ ---------------- ---------------- ----------------

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's, LMIS' or their affiliates' efforts to distribute Primary
Class shares. They include an allocation among the funds and other financial products available through LMWW and LMIS financial advisers.

                            CAPITAL STOCK INFORMATION

         The Articles of Incorporation of the Corporation authorize issuance of
2,000,000,000 shares of common stock, par value $0.001 per share, and allow the
Board of Directors to create additional series (or portfolios), each of which may issue separate classes of shares. Limited Duration, Investment Grade and
High Yield currently offer two classes of shares -- Primary Class shares and
Institutional Class. Each class represents interests in the same pool of assets.

         Each share in a fund is entitled to one vote for the election of directors and any other matter submitted to a vote of fund shareholders. A separate vote is taken by a class of shares of a fund if a matter affects just that class. Fractional shares have fractional voting rights. Voting rights are not cumulative. All shares in the funds are full paid and nonassessable and have no preemptive or conversion rights.

         Shareholder meetings will not be held except where the 1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract and certain amendments to the plan of distribution pursuant to Rule 12b-1), at the request of a majority of the shares entitled to vote as set forth in the Bylaws of the Corporation, or as the
Board of Directors from time to time deems appropriate.

         THE FUNDS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street, P.O. Box 1713, Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS, P.O. Box 953, Boston, Massachusetts
02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc.
("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of

                                       61

their account will be charged a fee based upon the number of years researched.
Each fund reserves the right, upon 60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to
Institutional Class shareholders of the funds.

                         THE CORPORATION'S LEGAL COUNSEL

         Kirkpatrick & Lockhart  Nicholson  Graham LLP, 1601 K Street,  N.W.,
Washington,  D.C.  20006-1600,  serves as counsel to the Corporation.

         THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to the Corporation.

                              FINANCIAL STATEMENTS

         The Annual Report to Shareholders for the fiscal year ended December
31, 2005 contains the funds' financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, the funds' independent registered public accounting firm, all of which are hereby incorporated by reference herein.

                                       62

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") Ratings:

Long-Term Debt Ratings

         Aaa - Bonds which are rated Aaa are judged to be of the best quality.
They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

         Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

         A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

         Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured.
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics.

         Ba - Bonds which are rated Ba are judged to have speculative elements;
their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

         B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

         Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

                                      A-1

         C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

         Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category

Short-Term Debt Ratings

         Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

         Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

         Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

         Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

         AAA - An obligation rated AAA has the highest rating assigned by S&P.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB - An obligation rated BBB exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

         CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         CC - An obligation rated CC is currently highly vulnerable to nonpayment.

         C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         D - An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Plus (+) or minus (-)-The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

         p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

         * - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

         r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         N.R. Not rated.

Commercial Paper

         A-1. - A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

         A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-3

                                                                      APPENDIX B

                                LEGG MASON FUNDS
                              PROXY VOTING POLICIES
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting Policies and Procedures - The investment advisers and sub-advisers to the Legg Mason funds are responsible for managing the assets of the fund or funds they manage, including voting proxies. In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies and procedures that a fund will utilize with respect to proxy voting shall be the proxy voting policies and procedures of the adviser or sub-adviser that actually manages the assets of the fund. Each adviser or sub-adviser is responsible for maintaining all proxy voting records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                               Proxy Voting Policy

         LMFA delegates to each sub-adviser the responsibility for voting proxies for its funds, as applicable, to each sub-adviser through its contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds' Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy-voting responsibility for any of the funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser to vote proxies until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of LMFA (or its affiliates if such conflict is known to persons responsible for voting at LMFA) and any fund, the
Board of Directors of LMFA shall consider how to address the conflict and/or how to vote the proxies. LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                        Western Asset Management Company
                               Proxy Voting Policy

--------------------------- ---------------------------------------------------------------

Procedure:                   Proxy Voting
--------------------------- ---------------------------------------------------------------
Departments Impacted:        Investment Management, Compliance, Investment Support,
                             Client Services
--------------------------- ---------------------------------------------------------------
References:                  Western Asset Compliance Manual -Section R Proxy Voting
                             Investment Advisers Act Rule
                             206(4)-6 and Rule 204-2 ERISA
                             DOL Bulletin 94-2 C.F.R.
                             2509.94-2
--------------------------- ---------------------------------------------------------------
Effective:                   August 1, 2003
--------------------------- ---------------------------------------------------------------

                                   Background

         Western Asset Management Company ("Western Asset") has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers
Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

         In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc.
or any of its affiliates (other than Western Asset Management Company Limited)
regarding the voting of any securities owned by its clients.

                                     Policy

         Western Asset's proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of our clients. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Western
Asset's contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Western Asset deems appropriate).

                                   Procedures

Responsibility and Oversight

         The Western Asset Compliance Department ("Compliance Department") is
responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of
Investment Support ("Corporate Actions"). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

         Prior to August 1, 2003, all existing client investment management agreements ("IMAs") will be reviewed to determine whether Western Asset has authority to vote client proxies. At account start-up, or upon amendment of an
IMA, the applicable client IMA are similarly reviewed. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume

                                      B-3

responsibility for proxy voting. The Client Account Transition Team maintains a matrix of proxy voting authority.

Proxy Gathering

         Registered owners of record, client custodians, client banks and trustees ("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to Corporate Actions. Prior to August 1, 2003, Proxy
Recipients of existing clients will be reminded of the appropriate routing to
Corporate Actions for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy
Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy
Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western
Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

         Once proxy materials are received by Corporate Actions, they are forwarded to the Compliance Department for coordination and the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          Impacted accounts are checked to confirm Western Asset voting authority.

      c.          Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on
                  determining material conflicts of interest.)

      d.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Western Asset obtains the client's proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

      e.          Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio
                  managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures.
                  For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy
                  differently for different clients. The analyst's or portfolio manager's basis for their decision is documented and
                  maintained by the Compliance Department.

      f.          Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted
                  proxy as indicated in the proxy materials.

Timing

         Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

                                      B-4

P
Recordkeeping

         Western Asset maintains records of proxies voted pursuant to Section
204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

      a.          A copy of Western Asset's policies and procedures.

      b.          Copies of proxy statements received regarding client
                  securities.

      c.          A copy of any document created by Western Asset that was
                  material to making a decision how to vote proxies.

      d.          Each written client request for proxy voting records and
                  Western Asset's written response to both verbal and written client requests.

      e.          A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

                  Records are maintained in an easily accessible place for five years, the first two in Western Asset's offices.

Disclosure

         Western Asset's proxy policies are described in the firm's Part II of
Form ADV. Prior to August 1, 2003, Western Asset will deliver Part II of its revised Form ADV to all existing clients, along with a letter identifying the new disclosure. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

         All proxies are reviewed by the Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1.   Whether  Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.   Whether  Western  or an officer or  director  of Western or the  applicable portfolio  manager or analyst  responsible for  recommending the proxy vote
     (together,  "Voting  Persons") is a close  relative of or has a personal or business  relationship  with an  executive,  director  or  person  who is a candidate  for  director  of the  company  or is a  participant  in a proxy contest; and

3.   Whether there is any other business or personal relationship where a Voting
     Person  has a  personal  interest  in  the  outcome  of the  matter  before shareholders.

                                      B-5

                                Voting Guidelines

         Western Asset's substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

         Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I.       Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:
1.   Matters relating to the Board of Directors

     Western Asset votes proxies for the election of the company's nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

      a.                   Votes are withheld for the entire board of directors
                           if the board does not have a majority of independent
                           directors or the board does not have nominating,
                           audit and compensation committees composed solely of
                           independent directors.

      b.                   Votes are withheld for any nominee for director who
                           is considered an independent director by the company
                           and who has received compensation from the company
                           other than for service as a director.

      c.                   Votes are  withheld  for any nominee for director who
                           attends less than 75% of board and committee meetings
                           without  valid reasons for absences.

      d.                   Votes are cast on a case-by-case basis in contested
                           elections of directors.

2.   Matters relating to Executive Compensation

     Western Asset generally favors compensation programs that relate executive compensation to a company's long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

      a.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for stock option plans that will result in a
                           minimal annual dilution.

      b.                   Western Asset votes against stock option plans or
                           proposals that permit replacing or repricing of
                           underwater options.

                                      B-6

      c.                   Western Asset votes against stock option plans that
                           permit issuance of options with an exercise price
                           below the stock's current market price.

      d.                   Except where the firm is otherwise withholding votes
                           for the entire board of directors, Western Asset
                           votes for employee stock purchase plans that limit
                           the discount for shares purchased under the plan to
                           no more than 15% of their market value, have an
                           offering period of 27 months or less and result in
                           dilution of 10% or less.

3.   Matters relating to Capitalization

     The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization except where
     Western Asset is otherwise withholding votes for the entire board of directors.

      a.                   Western Asset votes for proposals relating to the
                           authorization of additional common stock.

      b.                   Western Asset votes for proposals to effect stock
                           splits (excluding reverse stock splits).

      c.                   Western Asset votes for proposals authorizing share
                           repurchase programs.

4.   Matters  relating  to  Acquisitions,  Mergers,  Reorganizations  and  Other
     Transactions

     Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.   Matters relating to Anti-Takeover Measures

     Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to ratify or approve shareholder rights
                           plans.

      b.                   Western Asset votes on a case-by-case basis on
                           proposals to adopt fair price provisions.

6.   Other Business Matters

     Western Asset votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

      a.                   Western Asset votes on a case-by-case basis on
                           proposals to amend a company's charter or bylaws.

      b.                   Western Asset votes against authorization to transact
                           other unidentified, substantive business at the
                           meeting.

II.  Shareholder Proposals
     SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Western Asset votes in

                                      B-7

     accordance with the recommendation of the company's board of directors on all shareholder proposals, except as follows:

1.   Western Asset votes for shareholder proposals to require
     shareholder approval of shareholder rights plans.

2.   Western Asset votes for shareholder proposals that are
     consistent with Western Asset's proxy voting guidelines for board-approved proposals.

3.   Western Asset votes on a case-by-case basis on other
     shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

III. Voting Shares of Investment Companies
     Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.   Western Asset votes on a case-by-case basis on proposals
     relating to changes in the investment objectives of an
     investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

2.   Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to
     adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV.  Voting Shares of Foreign Issuers
     In the event Western Asset is required to vote on securities held in foreign issuers -- i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.   Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.   Western Asset votes for shareholder proposals seeking to
     increase the independence of board nominating, audit and
     compensation committees.

3.   Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S.
     stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.   Western Asset votes on a case-by-case basis on proposals
     relating to (1) the issuance of common stock in excess of 20%
     of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common
     stock in excess of 100% of a company's outstanding common
     stock where shareholders have preemptive rights.

                                      B-8